FIRST AMENDED AND RESTATED CREDIT AGREEMENT
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          THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT
("Credit Agreement") is made and entered into as of the 28th day of December, 1993, by and among RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), AZTAR CORPORATION, a Delaware corporation ("Guarantor") and FIRST INTERSTATE BANK OF NEVADA, N.A., MIDLANTIC NATIONAL BANK, a national banking association, THE DAIWA BANK, LIMITED, a Japanese corporation, NBD BANK, N.A. and FIRST SECURITY BANK OF IDAHO, N.A., hereinafter collectively the "Closing Lenders" and together with the "Post Closing Lenders", defined hereinbelow, herein collectively "Lenders", and First Interstate Bank of Nevada, N.A., as administrative and collateral agent for the Lenders, herein in such capacity called the "Agent Bank" and together with the Lenders collectively referred to as the "Banks".

                      R_E_C_I_T_A_L_S:

          WHEREAS:

          A. In this Credit Agreement all capitalized word and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully restated verbatim in each instance.

          B. Under the terms of the Construction and Term Loan Agreement dated August 27, 1992, as amended by the First Additional Funding Addendum to Construction and Term Loan Agreement dated March 31, 1993 (the "C/T Loan Agreement"), the Existing Bank Group established a construction loan in favor of Borrower and Guarantor up to the aggregate principal amount of Fifty Million Dollars ($50,000,000.00) for the construction and term financing of certain expansion and remodeling improvements to the Hotel/Casino Operation.

          C. The expansion and remodeling improvements to the Hotel/Casino Operation have been completed by Borrower at a total cost in excess of Seventy Million Dollars ($70,000,000.00). As of the date hereof, the outstanding principal balance of the Existing Bank Debt is Twenty-Five Million Dollars ($25,000,000.00).

          D. Borrower desires to fully amend and restate the C/T Loan Agreement as a revolving line of credit upon which Borrower may draw advances up to Fifty Million Dollars ($50,000,000.00) outstanding at any one time, repay and reborrow without any required principal reduction during the Level Revolving Period, which may be extended, at Lenders' discretion, upon the request of Borrower at one (1) year intervals as hereinafter provided (the "Level Revolving Period"), and at the end of the Level Revolving Period extend the RLC Maturity Date at the option of Borrower for an additional three (3) year period as a reducing revolving line of credit to be reduced to zero in twelve (12) equal quarterly principal reduction amounts (the "Reducing Revolving Period").

          E. Borrower also desires to establish a line of credit up to the maximum amount of Twenty-Five Million Dollars ($25,000,000.00) to enable Borrower to fund a construction and term loan up to that amount, to be made by Borrower to AMGC for the construction and financing of the Riverboat Project.

          F. Closing Lenders are willing to establish the RLC Facility on the terms and conditions hereinafter set forth in the amount of the Closing Commitment.

          NOW, THEREFORE, in consideration of the foregoing and other valuable considerations hereinafter described, the parties hereto do promise, covenant and agree as follows:

                          ARTICLE I

                         DEFINITIONS
                         -----------
          Section 1.01.  DEFINITIONS.  For the purposes of
this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

          "AGP" shall mean Ambassador General Partnership, a
New Jersey general partnership.

          "AMGC" shall mean Aztar Missouri Gaming Corporation, a Missouri corporation, or other entity as may be established from time to time, upon the prior written consent of Lenders, to own and operate the Riverboat Project.

          "A/R Loan Documents" shall mean collective reference to this Credit Agreement, the Additional Funding Addendum, each Syndication Adjustment Addendum, the Notes, the Nevada Security Documentation, Subleases Estoppel Certificate, Equipment Leases Estoppel Certificate, Continuing Guaranty, Environmental Certificate and all other instruments and agreements required to be executed by or on behalf of Borrower in connection with establishing the Credit Facilities and the making of Borrowings and NRL Disbursements thereunder, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Acquiring Lenders" shall have the meaning set forth in Section 2.05f.

          "Adamar - NJ" shall mean Adamar of New Jersey, Inc., a New Jersey corporation, which is the operator of the TropWorld Casino and Entertainment Resort in Atlantic City,
New Jersey, together with any successor operator thereof which is a Subsidiary or Related Entity.

          "Additional Funding Addendum" shall mean the instrument that shall be executed (assuming Agent Bank syndicates the balance of the Credit Facilities or any portion thereof) by Borrower, Guarantor, Closing Lenders, Agent Bank and Post Closing Lenders as of the NRL Syndication Termination Date which shall act as an addendum to this Credit Agreement for the purposes set forth in Section 2.09 setting forth the then proportionate Syndication Interests of each of the Lenders in the Credit Facilities, substantially in the form of the Additional Funding Addendum to Credit Agreement, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Affiliate(s)" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

               (a)  vote more than fifty percent (50%) or
          more of the equity securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners;
          or

               (b)  direct or cause the direction of the
          management and policies of such Person whether by contract or otherwise; provided, however, that shareholders of Guarantor shall not be deemed to be Affiliates of Borrower, Guarantor or Aztar Consolidation.

          "Agency Fee" shall mean the fee to be paid to Agent
Bank annually as provided in Section 2.20c in the annual amounts as previously agreed upon by side letter executed by and between Borrower and Agent Bank.

          "Agent Bank" shall mean First Interstate Bank of
Nevada, N.A., in its capacity as administrative and collateral agent for the Lenders.

          "Architect" shall mean the architectural company engaged by AMGC for the architectural design of the Riverboat Project and the Riverboat Plans and Specifications, or such other architects as shall be employed by AMGC and approved by REI and Agent Bank in connection with the Riverboat Loan.

          "Annual Audited Statements" shall have the meaning set forth in Section 5.08b.

          "Approving RLC Lenders" shall mean collective reference to the RLC Lenders which approve a RLC Extension
Request pursuant to Section 2.05c.

          "Assignment of Equipment Leases, Contracts and Subleases" shall mean the assignment executed by Borrower approximately simultaneously herewith, amending and restating the Assignment of Equipment Leases, Contracts and Subleases recorded August 28, 1992, in Book 920828, as Instrument No. 01121, Clark County Official Records, pursuant to which Borrower assigns to Agent Bank on behalf of the Lenders all of its right, title and interest as lessee under the Equipment Leases and Subleases together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Assignment of Permits, Licenses and Contracts" shall mean the assignment duly executed by Borrower approximately simultaneously herewith, amending and restating the Assignment of Permits, Licenses and Contracts, recorded August 28, 1992, in Book 920828, as Instrument 01122, Clark County Official Records, whereby Borrower assigns to Agent Bank on behalf of Lenders all of its right, title and interest in and to all permits, licenses and contracts relating to the Hotel/Casino Operation except those gaming permits and licenses which are unassignable together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Assignment of Rents and Revenues" shall mean the Assignment duly executed by Borrower approximately simultaneously herewith, amending and restating the Assignment of Rents and Revenues recorded August 28, 1992, in Book 920828, as Instrument No. 01123, Clark County Official Records, whereby Borrower assigns to Agent Bank on behalf of Lenders as additional security for the Credit Facilities all rents, issues, profits, revenues and income from the Real Property and the Hotel/Casino Operation and any other business activity conducted on the Real Property or in connection with the Hotel/Casino Operation together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Authorized Officer(s)" shall have the meaning set forth in Section 3.04d.

          "Available Borrowings" shall mean at any time, and from time to time, the aggregate amount available to Borrower for Borrowing under the RLC Facility, consisting of the difference between the Maximum Principal Balance, which may be outstanding at any specified date, less the actual amount of the unpaid principal balance of the RLC Facility as of such date, less the actual Stated Amount of the undrawn portions of outstanding Letters of Credit.

          "Aztar" shall mean Aztar Corporation, a Delaware corporation.

          "Aztar Consolidation" shall mean reference to Aztar and all of its Subsidiaries, including, without limitation, AMGC, AGP, Adamar-NJ, REI and HRN on a consolidated basis.

          "Aztar Distribution Times Fixed Charge Coverage
Ratio" shall have the meaning set forth in Section 6.03.

          "Aztar Operating Times Fixed Charge Coverage Ratio" shall have the meaning set forth in Section 6.02.

          "Balance of the Loan" shall have the meaning set forth in Section 8.02.

          "Banking Business Day" shall mean a day upon which the principal administrative offices (or any successor offices) of each of the Lenders, and, for determinations of LIBOR, banking associations in London, England, are open to conduct regular banking business.

          "Bankruptcy Code" shall mean the United States
Bankruptcy Code, as amended, 11 U.S.C. Par. 101 ET SEQ.

          "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

          "Borrower" shall have the meaning set forth in the Preamble to this Credit Agreement.

          "Borrowing(s)" shall mean: (i) such amount as may be advanced by RLC Lenders under the RLC Facility to Borrower pursuant to its request by Notice of Borrowing to Agent Bank from time to time the aggregate of which shall not exceed at any given time the Available Borrowings, or (ii) amounts advanced by RLC Lenders upon request of Agent Bank in the event of a funding of a Letter of Credit as provided in
Section 2.06b, the aggregate of which shall not exceed at any given time the Maximum Principal Balance less the then outstanding principal balance under the RLC Facility.

          "Capital Expenditures" shall mean, for any period, without duplication, the sum of:

               (a) the aggregate amount of all expenditures of the Borrower or the Aztar Consolidation, as applicable, for fixed assets made during such period which, in accordance with GAAP (without regard to capitalized interest), would be classified as capital expenditures; and

               (b)  the aggregate amount of all Capitalized
          Lease Liabilities incurred by Borrower or the Aztar
          Consolidation, as applicable, during such period.

          "Capital Proceeds" shall mean the net proceeds (after deducting all expenses incurred in connection therewith) available to Borrower from (i) partial or total condemnation or destruction of any part of the Premises,
(ii) sales of easements, rights-of-way or similar interest in any portion of the Premises, (iii) casualty insurance proceeds (other than liability insurance) received in connection with the Premises, (iv) the sale or other disposition of any portion of the Premises in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrower from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing), and
(v) any other extraordinary receipt of proceeds relating to the Premises not in the ordinary course of business and treated, for accounting purposes, as capital in nature, excluding, however, any capital contribution or loan to Borrower by Guarantor.

          "Capitalized Lease Liabilities" shall mean all monetary obligations of Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement and each of the A/R Loan Documents, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Collateral Account" shall mean the restricted depository savings account number 002-208-6347, established by Borrower with Agent Bank at its offices located at One East
First Street, Reno, Nevada.

          "Closing Commitments" shall mean the commitment of Closing Lenders to disburse up to Fifty Million Dollars
($50,000,000.00), under the RLC Facility as RLC Lenders.

          "Closing Date" shall mean the date upon which:
(i) each of the Conditions Precedent to Closing Date set forth in Article III A herein shall have occurred, (ii) Title Insurance Company shall have complied with each requirement set forth on the Depository Closing Instructions, and
(iii) the First Amendment to the Deed of Trust is recorded in the Official Records of Clark County, Nevada.

          "Closing Lenders" shall have the meaning set forth in the Preamble to this Credit Agreement.

          "Collateral" shall mean collective reference to the Nevada Collateral and the Riverboat Loan Documentation pledged and assigned pursuant to the REI Pledge Documents.

          "Collateral Liquidation" shall mean, subsequent to an Event of Default, the sale of all or any portion of the Collateral by Agent Bank on behalf of Lenders either at a Foreclosure Proceeding or after Agent Bank on behalf of Lenders has acquired title to such Collateral.

          "Collections" shall mean the collective reference to RLC Collections and NRL Collections.

          "Combined Voting Interests" shall mean the interests of each of the Lenders to vote on matters as set forth in
Section 10.08 in the percentages set forth on the Schedule of Lenders Proportions in Credit Facilities.

          "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08b which is more particularly described on "Exhibit P", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Consolidated Tangible Net Worth" means at any time Aztar Consolidation's net worth, determined in accordance with GAAP, after subtracting therefrom the aggregate amount of any intangible assets of Aztar Consolidation, including in such subtraction, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, all as determined by GAAP consistently applied.

          "Construction Agreement" shall mean the agreement between AMGC and Contractor which is first approved by Agent Bank (which approval will not be unreasonably withheld or delayed), for the construction, equipping and furnishing of the Riverboat Project as more particularly described in the Construction Cost Breakdown and Riverboat Plans and Specifications.

          "Construction Cost Breakdown" shall mean the line item breakdown for construction costs under the Construction
Agreement, together with all amendments, revisions and modifications thereto.

          "Construction Period" shall mean the period commencing on the Closing Date and terminating on the Riverboat Completion Date.

          "Construction Schedule" shall mean the schedule depicting the anticipated time for completion of the Riverboat
Project.

          "Continuation/Conversion Notice" shall mean a notice of continuation or conversion of or to a LIBO Loan under the RLC Note or the NRL Note, as the case may be, and substantially in the form of that certain exhibit marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Continuing Guaranty" shall mean the General
Continuing Guaranty to be executed by Guarantor in favor of Lenders, under the terms of which Guarantor irrevocably and unconditionally guaranties the prompt payment and performance of Borrower's promises, covenants and agreements under this Credit Agreement, the Notes and each of the A/R Loan Documents and the REI Pledge Documents, a copy of which is marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Contractor" shall mean the Person engaged by AMGC for the construction, equipping and furnishing of the Riverboat Project in accordance with the terms of the Construction Agreement.

          "Credit Agreement" shall mean this Credit Agreement to be executed by and among Borrower, Guarantor and Closing Lenders on the Closing Date setting forth the terms and conditions of the Credit Facilities, as may be amended, modified or restated from time to time by amendment, Additional Funding Addendum and/or Syndication Adjustment Addendum, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements and amendments thereof or thereto.

          "Credit Facilities" shall mean collective reference to the RLC Facility and the NRL Facility.

          "Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement With Assignment of Rents recorded August 28, 1992, in Book 920828, as Instrument 01119, Clark County Official Records, as Amended by First Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents dated concurrently herewith, each executed by REI, as Trustor and Debtor, encumbering the Real Property in favor of Agent Bank on behalf of Lenders as beneficiary for the purpose of securing Borrowers' performance of the terms and provisions contained in the Notes, this Credit Agreement and each of the A/R Loan Documents together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Default" shall mean an occurrence of an event with which the giving of notice or the passage of time or both would constitute an Event of Default.

          "Default Notice Recording" shall mean either:

               (i)   the recordation of a Notice of Default
          and Election to sell by Agent Bank on behalf of Lenders in the office of the County Recorder, Clark County, Nevada, under which a nonjudicial foreclosure proceeding under NRS Chapter 107 is initiated by Agent Bank as beneficiary under the Deed of Trust, or

               (ii) the commencement of a judicial
          foreclosure action in the Eighth Judicial District Court of Nevada, in and for the County of Clark, pursuant to which Agent Bank on behalf of Lenders seeks judicial foreclosure under NRS Chapter 106 of the Deed of Trust.

          "Default Rate" shall have the meaning set forth in
Section 2.21(b).

          "Depository Closing Instructions" shall mean the Depository Closing Instructions to be given by Agent Bank to Title Insurance Company at or prior to the Closing Date setting forth the requirement of Closing Lenders for the Title Insurance Policy and other conditions for the closing of the Credit Facilities, a copy of which Depository Closing Instructions are marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof

          "Disapproving RLC Lenders" shall mean collective reference to the RLC Lenders which do not agree to an extension of the then applicable RLC Maturity Date pursuant to an RLC Extension Request as provided in Section 2.05c.

          "Dispute" shall have the meaning set forth in
Section 9.14a.

          "Documents" shall mean collective reference to the term as defined in Section 9.14a.

          "EBITDAR" shall mean with reference to Borrower - earnings before interest expense, taxes, depreciation, amortization and rent expense.

          "ERISA" shall mean the Employees Retirement Income
Security Act of 1974, as amended from time to time.

          "Effective Limitation Date" shall have the meaning set forth in Section 2.22F.

          "Environmental Certificate" shall mean the unsecured Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrower and Guarantor as further inducement to the Lenders to establish the Credit Facilities amending and restating the Certificate and Indemnification Regarding Hazardous Substances dated August 28, 1992, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Equipment Lease Estoppel Certificate" shall mean an estoppel certificate duly executed by Borrower as lessee under each of the Equipment Leases wherein Borrower certifies and represents that: (i) each of the Equipment Leases represent the entire agreement between Borrower and the respective equipment lessor thereof; (ii) that there have been no modifications, supplements or amendments to any of the Equipment Leases except as therein described; and (iii) to the best of Borrower's knowledge there are no defaults presently existing or continuing under any of the terms and provisions of any of the Equipment Leases.

          "Equipment Leases" shall mean: (i) the executed leases and instalment purchase contracts for which total payments over the life of each of such lease or instalment purchase contract are in an aggregate amount in excess of Fifteen Thousand Dollars ($15,000.00) pertaining to FF&E wherein Borrower is the lessee or vendee, as the case may be, as set forth on that certain exhibit marked "Exhibit M", affixed hereto and by this reference incorporated herein and made a part hereof; and (ii) such other leases and installment purchase contracts that may be entered into after the Closing Date hereof wherein Borrower is the lessee or vendee, as the case may be.

          "Event of Default" shall mean any event of default as defined in Section 7.01 hereof.

          "Existing Bank Debt" shall mean all Indebtedness owing by Borrower and Guarantor to the Existing Bank Group under the terms of the C/T Loan Agreement.

          "Existing Bank Group" shall mean collective reference to First Interstate Bank of Nevada, National
Association, Midlantic National Bank, The Daiwa Bank, Limited, a Japanese corporation, NBD Bank, N.A. and First Security Bank of Idaho, N.A., as lenders under the C/T Loan Agreement.

          "Extension Approval Period" shall have the meaning set forth in Section 2.05a.

          "Extension Fee" shall have the meaning set forth in
Section 2.20d.

          "FF&E" shall mean any furnishings, fixtures and equipment, including, without limitation, all Gaming Devices, slots and associated equipment, which has been installed or is to be installed and used in connection with the operation of the Premises and/or the Hotel/Casino Operation, including those items of furnishings, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Borrower.

          "FINV" shall mean First Interstate Bank of Nevada,
National Association, which is acting as Agent Bank on behalf of itself and the other Lenders.

          "Financing Statements" shall mean the Uniform Commercial Code financing statements required to be filed with
(i) the Office of the Secretary of State of Nevada, and
(ii) the Office of the Recorder of Clark County, in order to perfect the security interest granted to Agent Bank on behalf of Lenders under the Deed of Trust and other Nevada Security Documentation, in accordance with the requirements of the Nevada Uniform Commercial Code together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements or amendments thereof or thereto.

          "Fiscal Quarter" shall mean reference to each consecutive thirteen (13) week period (and the fourteen (14) week period in each fifty-three (53) week Fiscal Year) in each case commencing on the first day of the Fiscal Year.

          "Fiscal Year" shall mean the 52/53 week period ending on the Thursday nearest December 31st of each calendar year.

          "Fiscal Year End" shall mean the Thursday nearest
December 31 of each calendar year.

          "Foreclosure Proceeding" shall mean: (i) a judicial or non-judicial sale held pursuant to the terms of the Deed of Trust, (ii) any private or public sale held pursuant to the provisions Chapter 104 of Nevada Revised Statutes, or
(iii) otherwise under the terms of any of the A/R Loan Documents or REI Pledge Documents for the sale of or forfeiture of title to Agent Bank of all or any portion of the Collateral.

          "Funding Date" shall mean: (i) each date upon which Borrower requests the RLC Lenders to fund a Borrowing in accordance with provisions of Section 2.03, (ii) each date upon which Agent Bank requests RLC Lenders to fund a Borrowing in accordance with the provisions of Section 2.06, or
(iii) each date upon which Borrower requests the NRL Lenders to fund an NRL Disbursement in accordance with the provisions of Section 2.12, as applicable.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Gaming Authority" shall mean with reference to the Real Property and the Hotel/Casino Operation the Nevada Gaming Authorities, and any agency of the State of Nevada, Clark County or other political subdivision which has jurisdiction over the gaming activities of Borrower at the Hotel/Casino Operation and with reference to the Missouri Properties and the Riverboat Project the Missouri Gaming Commission and any agency of the State of Missouri, county, city or other political subdivision which has jurisdiction over the gaming activities of AMGC at the Riverboat Project.

          "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined in Nevada Revised Statute Chapter 463 and Nevada
Gaming Commission Regulations.

          "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gaming operations at the Hotel/Casino Operation, including, without limitation, all licenses granted by the Nevada Gaming Authorities and all other applicable Governmental Authorities and with reference to the Missouri Properties and Riverboat Project every license, permit or other authorization required to own, operate and otherwise conduct gaming operations at the Riverboat Facilities, including, without limitation, all licenses granted by the Gaming Authorities of the State of Missouri and all other applicable Governmental Authorities.

          "Governmental Authority" or "Governmental
Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Real Property and the Hotel/Casino Operation, (ii) the construction, development, occupation and occupancy of the Riverboat Project and Riverboat Facilities, or (iii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

          "Guarantor" shall mean Aztar Corporation, a Delaware corporation.

          "HRN" shall mean Hotel Ramada of Nevada, a Nevada corporation, which is the operator of the Tropicana Hotel and Casino in Las Vegas, Nevada, together with any successor operator thereof which is a Subsidiary or Related Entity.

          "Hazardous Materials Claims" shall have the meaning set forth in Section 5.20.

          "Hazardous Materials Laws" shall have the meaning set forth in Section 5.20.

          "Hotel/Casino Operation" shall mean the hotel and casino business and related activities conducted on the Real Property and the Premises under the name of Ramada Express Hotel & Casino, together with any future expansions thereof, related thereto or used in connection therewith.

          "Indebtedness" of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person' balance sheet as liabilities, but in any event including liabilities secured by any lien existing on property owned or acquired by such Person (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

          "Initial NRL Disbursement" shall mean the first NRL
Disbursement under the NRL Facility which shall not be made:

               (a)  until the occurrence of the NRL
          Syndication Termination Date; and

               (b)  until each of the conditions precedent
          set forth in Article III B shall have been fully satisfied.

          "Investment" means, relative to any Person:

               (a)  any loan or advance made by such Person
          to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

               (b)  any contingent liability of such Person;
          and

               (c) any ownership or similar interest held by such Person in any other Person.

          "L/C Agreement(s)" shall mean collective reference to the clean Letter of Credit application(s), agreement(s) and addendum(s) thereto, executed by Borrower in favor of Agent Bank in Agent Bank's then standard form, setting forth the terms and conditions upon which Agent Bank shall issue a Letter of Credit or Letters of Credit, as the same may be amended or modified from time to time.

          "L/C Exposure" shall mean the aggregate amount which Agent Bank may be required to fund or is contingently liable for disbursement under Letters of Credit, which amount shall be determined by subtracting from the Stated Amount, the principal amount of all L/C Reimbursement Obligations which have occurred and have been fully satisfied as of the date of determination.

          "L/C Fee" shall have the meaning set forth in
Section 2.20f.

          "L/C Pledge Agreement" shall mean the Pledge and Assignment of Savings Account Agreement executed by Borrower in favor of Agent Bank on the Closing Date as the same may be amended or modified from time to time, under the terms of which all sums held from time to time in the Cash Collateral Account are pledged in favor of Agent Bank to secure any funding required under any outstanding Letters of Credit.

          "L/C Reimbursement Obligations" shall mean the obligation of Borrower to reimburse Agent Bank for amounts funded or disbursed under a Letter of Credit, together with accrued interest thereon and all fees and other amounts owing with respect thereto.

          "LIBO Loan" shall mean reference to each portion of the principal balance of the Credit Facility bearing interest with reference to a LIBO Rate.

          "LIBO Loan Interest Period" shall mean each portion of the Credit Facility bearing interest with reference to a Libo Rate which shall in each instance be fixed for either a one (1), two (2) or three (3) month period.

          "LIBO Rate" shall mean, with respect to any LIBO Loan for any LIBO Loan Interest Period, the rate per annum as published on the applicable Banking Business Day in "Telerate System Reports" by the British Bankers Association for interest settlement rates relating to London Interbank Offerings as of 11:00 a.m., London, England time, on the date of each such quote (Fixed USD) for the applicable LIBO Loan Interest Period for delivery on the first day of such LIBO Loan Interest Period, for the number of months comprised therein and in a minimum amount and multiples as set forth hereinabove to which rate shall be added 2.25% per annum.

          "Lenders" shall mean collective reference to the RLC Lenders and the NRL Lenders, which shall consist of the Closing Lenders together with such Post Closing Lenders as may commit to fund portions of the Credit Facilities as evidenced by the Additional Funding Addendum and as set forth in the preamble of this Credit Agreement, and as may be further modified by Syndication Adjustment Addendum, from time to time and in each case shall include a Lender's permitted successors and assigns.

          "Letter of Credit" shall mean reference to a clean standby letter of credit issued by Agent Bank at the request and for the account of Borrower pursuant to Section 2.06.

          "Letters of Credit" shall mean collective reference to all issued and outstanding Letters of Credit.

          "Level Revolving Period" shall mean the period commencing on the Closing Date and terminating no later than June 30, 1996, as may be extended, at Lenders' discretion, upon request of Borrower at one (1) year intervals pursuant to RLC Extension Request in accordance with Section 2.05.

          "Level Revolving Period Termination Date" shall mean the date selected by Borrower, which date shall not be later than the scheduled last day of the Level Revolving Period, as the date upon which the Level Revolving Period ends and the Reducing Revolving Period commences pursuant to exercise of the RLC Reducing Revolving Option as set forth in
Section 2.05f.

          "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve
System.

          "Material Adverse Effect" means any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any A/R Loan Document or REI Pledge Document, (b) is or would reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations or to the prospects of Borrower or Guarantor, (c) materially impairs or would reasonably be expected to materially impair the ability of Borrower or Guarantor to perform their respective obligations under the Credit Facilities or (d) materially impairs or would reasonably be expected to materially impair the ability of the Lenders to enforce their legal remedies pursuant to the A/R Loan Documents or the REI Pledge Documents.

          "Maximum Principal Balance" shall mean the aggregate commitment (whether funded, or unfunded) of all of the RLC Lenders at any time and from time to time as such commitment may be further reduced: (i) by the amount of the commitments of any Disapproving RLC Lenders as provided in Section 2.05d,
(ii) by the provisions set forth in Sections 2.23, 5.01 and/or 8.02, and (iii) during the Reducing Revolving Period as set forth in Section 2.05f.

          "Missouri FF&E" shall mean any and all furnishings, fixtures and equipment, including without limitation, all gaming devices, slots and associated equipment, which have been installed or are to be installed and used in connection with the operation of the Riverboat Project and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by AMGC in connection with the Riverboat Project.

          "Missouri Collateral" shall mean collective reference to:

               (a) all of the Missouri Properties and the personal property, Missouri FF&E, contracts rights, leases, intangibles and other interests of AMGC which are subject to the liens and security interest of the Riverboat Loan Documents and Riverboat Security Documents;

               (b) all rights of AMGC assigned as additional security pursuant to the terms of the Riverboat
          Loan Documents and Riverboat Security Documents in favor of REI; and

               (c) any and all other property and/or
          intangible rights, interest or benefits inuring to or in favor of AMGC which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of REI to secure repayment of the Riverboat Loan.

          "Missouri Properties" shall mean reference to the real property and appurtenances to be used, owned and operated by AMGC in connection with the Riverboat Project.

          "NRL Collections" shall refer to and include all monies received by Agent Bank as principal or interest on account of the NRL Facility prior to Collateral Liquidation, together with the Post Closing Loan Fee as may be due and owing to each of the Post Closing Lenders.

          "NRL Disbursement" shall mean reference to the proceeds of the NRL Facility which are disbursed to Borrower and reloaned by Borrower to AMGC for financing development, furnishing equipment and construction of the Riverboat Project.

          "NRL Disbursement Period" shall mean the period commencing on the NRL Syndication Termination Date and terminating on June 30, 1995.

          "NRL Disbursement Request" shall mean the form to be executed and appropriately completed by Borrower and submitted to Agent Bank concurrently with each request for the advance by Lenders of a NRL Disbursement, a copy of which form is marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof.

          "NRL Facility" shall mean the agreement of NRL Lenders, as set forth in the Additional Funding Addendum, if executed prior to the NRL Syndication Termination Date, to fund a non-revolving line of credit, subject to the terms and conditions set forth in this Credit Agreement and NRL Note, up to the maximum aggregate amount of Twenty-Five Million Dollars ($25,000,000.00).

          "NRL Lenders" shall mean the Lenders which have committed to fund the respective Syndication Interests in the NRL Facility as herein provided.

          "NRL Maturity Date" shall mean the earlier to occur of: (i) July 1, 1998, or (ii) the RLC Maturity Date.

          "NRL Note" shall mean the Promissory Note executed by Borrower concurrently herewith, payable to the order of Agent Bank on behalf of the Lenders up to the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000.00) as herein provided, a copy of which is marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof, evidencing the terms of repayment of the NRL Facility, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements and amendments thereof or thereto.

          "NRL Syndication Termination Date" shall mean the earlier of: (i) the date upon which Borrower, Agent Bank, Closing Lenders and each Post Closing Lender shall have executed the Additional Funding Addendum pursuant to Section 2.09, or (ii) December 31, 1994.

          "NRL Term Period" shall mean the period commencing on July 1, 1995 and terminating on the NRL Maturity Date.

          "NRL Termination Notice" shall have the meaning set forth in Section 2.09.

          "NRL Voting Interests" shall mean the voting interests of each of the NRL Lenders to vote as set forth in
Section 10.08 in the percentages set forth on the Schedule of Lenders Proportions in Credit Facilities.

          "Nevada Collateral" shall mean (i) all the Real Property and personal property, FF&E, contract rights, leases, intangibles and other interests of Borrower which are subject to the lien and security interest of the Deed of Trust and Financing Statements; (ii) all rights of Borrower assigned or otherwise granted in favor of Lenders pursuant to the terms of the Nevada Security Documentation; and (iii) any and all other property and/or intangible rights, interests or benefits inuring to or in favor of Borrower which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lenders to secure repayment of the Credit Facilities (other than in connection with the Missouri Collateral) excepting, however, the rights and benefits in favor of Agent Bank and Lenders in the Environmental Certificate which shall be deemed unsecured and shall vest independently of any Collateral or security interests in such Collateral.

          "Nevada Gaming Authority" means collective reference to the Nevada Gaming Commission, the State Gaming Control
Board or any agency of any state, county, city or other political subdivision which has jurisdiction over the gaming activities of Borrower at the Hotel/Casino Operation.

          "Nevada Security Documentation" shall mean collective reference to the Deed of Trust, Financing Statements, Assignment of Equipment Leases, Contracts and Subleases, Assignment of Permits, Licenses and Contracts, Assignment of Rents and Revenues, L/C Pledge Agreement, and all other instruments and agreements to be executed by or on behalf of Borrower in favor of Agent Bank securing repayment of the Credit Facilities other than in connection with the Missouri Collateral.

               "Nonusage Fee" shall have the meaning set forth in Section 2.20b.

          "Notes" shall mean collective reference to the RLC
Note and the NRL Note.

          "Notice of Borrowing" shall have the meaning set forth in Section 2.03.

          "Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA
Affiliates.

          "Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) liens for taxes, assessments or governmental charges the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that REI shall have maintained adequate reserves in cash or cash equivalent for the payment of same, (iii) liens created or contemplated by the A/R Loan Documents or otherwise permitted hereunder, (iv) the liens, encumbrances and restrictions on the Real Property which are allowed by Lenders to appear in Schedule B, Part I and II of the Title Insurance Policy at the Closing Date, (v) liens in favor of or consented to in writing by Agent Bank on behalf of the Lenders, (vi) purchase money security interests and Equipment Leases for FF&E heretofore acquired, without limitation, and purchase money security interests for FF&E hereafter acquired, subject to the Five Million Five Hundred Thousand Dollar ($5,500,000.00) limitation hereinafter set forth in Section 6.14,
(vii) subleases and concessions permitted hereunder, and
(viii) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Premises incident to the development, equipping and furnishing and operation of the Hotel/Casino Operation.

          "Person" means any individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

          "Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrower as provided by Section
5.09 herein.

          "Post Closing Lenders" shall have the meaning set forth in Section 2.08.

          "Post Closing Loan Fee" shall mean the fee to be paid to Agent Bank on the NRL Syndication Termination Date as provided in Section 2.20(e) in the amount as previously agreed upon by side letter executed by and between Borrower and Agent Bank.

          "Post-Collateral Liquidation Collections" shall refer to and include all monies received by Agent Bank on account of the Credit Facilities or as proceeds of the Collateral encumbered by the A/R Loan Documents or REI Pledge
Documents at Collateral Liquidation.

          "Post-Collateral Liquidation Distributions" shall mean distribution of Post-Collateral Liquidation Collections by Agent Bank, RLC Lenders and NRL Lenders in the respective proportions that the total amount of principal then owing each of the RLC Lenders on the RLC Facility and each of the NRL Lenders on the NRL Facility has to the total aggregate principal amount owing on the RLC Facility and NRL Facility prior to the Collateral Liquidation.

          "Pre-Collateral Liquidation Distributions" shall mean: (i) distribution of the RLC Collections by Agent Bank to the RLC Lenders in the respective proportions that the total amount of principal then owing each of the RLC Lenders on the RLC Facility has to the total aggregate principal amount owing on the RLC Facility prior to Collateral Liquidation, and
(ii) distribution of the NRL Collections by Agent Bank to the NRL Lenders in the respective proportions that the total amount of principal then owing each of the NRL Lenders on the NRL Facility has to the total aggregate principal amount owing on the NRL Facility prior to Collateral Liquidation.

          "Premises" shall mean the Real Property, existing improvements and all other improvements or property, both personal and real which now are or hereafter are situate upon the Real Property or used in connection with the Hotel/Casino Operation.

          "Pre-Tax Net Profit" shall mean income from continuing operations before equity in unconsolidated partnerships' losses and income, income taxes, extraordinary items and the cumulative effect of accounting changes.

          "Prime Rate" shall mean the rate of interest which Agent Bank from time to time identifies and publicly announces as its prime rate and is not necessarily, for example, the lowest prime rate of interest which Agent Bank collects from any borrower or group of borrowers.

          "Prime Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit
Facilities bearing interest with reference to the Prime Rate, plus one half of one percent (.5%) per annum.

          "Project Development Budget" shall mean the line item budget for the Riverboat Project to be delivered by AMGC to REI and Agent Bank prior to the Initial NRL Disbursement Funding Date, showing in detail to the reasonable satisfaction of REI and Lenders the anticipated cost of the Riverboat Project.

          "REI" shall mean Ramada Express, Inc., a Nevada corporation, which is a wholly owned subsidiary of Aztar.

          "REI Operating Times Fixed Charge Coverage Ratio" shall have the meaning set forth in Section 6.07.

          "REI Pledge Documents" shall mean collective reference to the Riverboat Loan Documents and the collateral assignment and security agreement, financing statements, note endorsement and pledges of the Riverboat Loan Documents, executed by Borrower in favor of Agent Bank on behalf of Lenders, for the purpose of perfecting a security interest in the Riverboat Loan Documents in favor of Agent Bank on behalf of Lenders.

          "RLC Collections" shall refer to and include all monies received by Agent Bank as principal or interest on account of the RLC Facility prior to Collateral Liquidation, together with the Replacement Fee, Non-Usage Fee, Extension Fees, Post Closing Fee and L/C Fees as may be due and owing to each of such RLC Lenders.

          "RLC Extension Request" shall mean the written request of Borrower for an extension of the RLC Maturity Date as provided in Section 2.05, a copy of the form of which is marked "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

          "RLC Facility" shall mean the agreement of RLC Lenders to fund a reducing revolving line of credit, subject to the terms and conditions set forth in this Credit Agreement and the RLC Note, up to the Maximum Principal Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the RLC Note.

          "RLC Lenders" shall mean the Lenders which have committed to fund the RLC Facility up to their respective Syndication Interests as may be modified by Additional Funding Addendum and/or Syndication Adjustment Addendum as herein provided.

          "RLC Maturity Date" shall mean June 30, 1996 as may be extended from time to time pursuant to an RLC Extension Request as set forth in Section 2.05a through d and/or by the giving of the RLC Reducing Revolving Option Exercise Notice as set forth in Section 2.05f.

          "RLC Note" shall mean the Revolving Credit
Promissory Note executed by Borrower concurrently herewith, payable to the order of Agent Bank on behalf of the Lenders, in the original aggregate principal amount of Fifty Million Dollars ($50,000,000.00), a copy of which is marked
"Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof, evidencing the terms of repayment of the RLC Facility, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements and amendments thereof or thereto.

          "RLC Reducing Revolving Option" shall mean the option of Borrower to extend the RLC Maturity Date for an additional three (3) year period during which the Maximum Principal Balance of the RLC Facility permitted as of the end of the Level Revolving Period shall be reduced quarterly by the Reducing Revolving Reduction Amount, each such reduction to be effective as of the first (1st) day of each Fiscal Quarter, all as provided in Section 2.05f.

          "RLC Reducing Revolving Option Exercise Notice" shall mean the notice which may be given at Borrower's Option for an extension of the RLC Maturity Date during the Reducing
Revolving Period as more particularly described in
Section 2.05f.

          "RLC Voting Interests" shall mean the voting interests of each of the RLC Lenders to vote as set forth in
Section 10.08 in the percentages set forth on the Schedule of Lenders Proportions in Credit Facilities.

          "Real Property" shall mean that certain real property situate in the City of Laughlin, County of Clark, State of Nevada that is more particularly described on that certain exhibit marked "Exhibit O", affixed hereto and by this reference incorporated herein and made a part hereof, together with all improvements and appurtenances situate thereon.

          "Reducing Revolving Period" shall mean the period commencing on the Level Revolving Period Termination Date and terminating on the RLC Maturity Date as provided in
Section 2.05f.

          "Reducing Revolving Reduction Amount" shall have the meaning set forth in Section 2.05f.

          "Related Entities" shall mean reference to any corporation, partnership or other Person owned or controlled by Borrower or any Subsidiary or Affiliate of Aztar, including, without limitation, AMGC, AGP, Adamar-NJ and HRN.

          "Replacement Fee" shall have the meaning set forth in Section 2.20a.

          "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

          "Riverboat" shall mean the Riverboat Facilities to be constructed on the Vessel.

          "Riverboat Completion Date" shall mean the date upon which: (i) the Riverboat Project has been completed in substantial accordance and compliance with the Riverboat Plans and Specifications and in accordance and compliance with the terms and conditions of all Governmental Authorities, (ii) the Riverboat Project has received a final completion certification from all applicable Governmental Authorities and is open to the public, and (iii) no mechanics or materialman liens, claims or encumbrances exist against the Riverboat Project, other than those of which are being contested in good faith and are bonded in accordance with applicable law.

          "Riverboat Construction Loan Agreement" shall mean the Construction Loan Agreement to be executed by and between REI, as lender, and AMGC, as borrower, under the terms of which REI agrees to make the Riverboat Loan to AMGC.

          "Riverboat Deed of Trust" shall mean the deed of trust or mortgage to be executed by AMGC in favor of REI securing repayment of the Riverboat Loan, under which all real property and improvements situate thereon relating to the Riverboat Facilities are encumbered to secure repayment of the Riverboat Loan.

          "Riverboat Default Event" shall mean the occurrence of a default or an event of default, after the lapse of any applicable grace period, under the terms of the Riverboat Loan
Documents.

          "Riverboat Disbursements" shall mean disbursements and advances made by REI to AMGC under the Riverboat Loan.

          "Riverboat Facilities" shall mean the casino business, table games and related activities to be conducted on the Riverboat to be located on the Missouri Properties, together with any future expansions thereof, related thereto or used in connection therewith.

          "Riverboat Loan" shall mean the loan to be made by Borrower to AMGC, up to the maximum principal amount of Twenty-Five Million Dollars ($25,000,000.00) to be secured by the Riverboat Loan Documents.

          "Riverboat Loan Documents" shall mean collective reference to the Riverboat Construction Loan Agreement, Term Promissory Note in the original principal sum of no less than Twenty-Five Million Dollars ($25,000,000.00), executed by AMGC, payable to the order of REI, the Riverboat Security Documents, and all other instruments and agreements required to be executed by or on behalf of AMGC or any other Person in favor of REI in connection with the Riverboat Loan.

          "Riverboat Plans and Specifications" shall mean collective reference to the plans and specifications for the development, construction, equipping and furnishing of the Riverboat Project and Riverboat Facilities prepared by Architect and others as indicated below, as such plans and specifications may be amended from time to time.

          "Riverboat Project" shall mean construction of the Riverboat and Riverboat Facilities in accordance with the Riverboat Plans and Specifications, together with the on shore parking and other related structures and improvements to be used in connection with the Riverboat Facilities.

          "Riverboat Security Documents" shall mean collective reference to the Riverboat Deed of Trust under the terms of which all of AMGC's right, title and interest in and to the Missouri Properties are encumbered in favor of REI, ship mortgage under the terms of which all AMGC's right, title and interest in and to the Riverboat is encumbered in favor of REI, Security Agreement under which all of AMGC's right, title and interest in and to the Missouri Collateral therein described is pledged and encumbered in favor of REI, UCC-1 Financing Statements in favor of REI, collateral assignment of contracts in favor of REI, environmental certificate, environmental audits and all other instruments and agreements to be executed by or on behalf of AMGC in favor of REI, securing repayment of the Riverboat Loan.

          "Schedule of Lender Proportions in Credit
Facilities" shall mean the schedule as may be amended from time to time pursuant to an Additional Funding Addendum or Syndication Adjustment Addendum, setting forth the proportions in which each RLC Lender and each NRL Lender has committed to fund the RLC Facility and NRL Facility, respectively, a copy of which reflecting the proportionate Syndication Interests of Closing Lenders in the Credit Facilities is marked
"Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Scheduled Payments" shall mean the principal reductions and/or instalment payments of principal and/or interest, late charges, fees and other voluntary payments made by Borrower pursuant to the terms of the RLC Note and the NRL
Note.

          "Security Documentation" shall mean collective reference to the Nevada Security Documentation, the REI Pledge
Documents and the Riverboat Loan Documents.

          "Stated Amount" shall mean the maximum amount which Agent Bank may be required to disburse to the beneficiaries of Letters of Credit under the terms thereof.

          "Stated Expiry Date" shall mean the date set forth on the face of each Letter of Credit as the date when obligations of Agent Bank to advance funds thereunder will terminate, as the same may be extended from time to time.

          "Subleases" shall mean: (i) the executed subleases pertaining to the Premises, or any portion thereof, wherein REI is the sublessor, as set forth on that certain exhibit marked "Exhibit N", affixed hereto and by this reference incorporated herein and made a part hereof and (ii) such other subleases and concession agreements as may be entered into after the date hereof in the ordinary course of Borrower's business.

          "Subleases Estoppel Certificate" shall mean an estoppel certificate duly executed by Borrower as sublandlord under each of the Subleases wherein Borrower certifies and represents that: (i) each of the Subleases represent the entire agreement between Borrower and the respective sub-lessees thereof; (ii) that there have been no modifications, supplements or amendments to any of the Subleases except as therein described; and (iii) to the best of Borrower's knowledge there are no defaults presently existing or continuing under any of the terms and provisions of any of the Subleases.

          "Subsidiary" means, on the date in question any Person of which an aggregate of fifty percent (50%) or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another specified Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

          "Syndication Adjustment Addendum" shall mean the instrument to be executed pursuant to Section 2.05(d) by Borrower, Guarantor, Agent Bank and each of the Approving RLC Lenders for the purpose of adjusting the respective proportions of the Syndication Interest of the Approving RLC Lenders in the RLC Facility and reducing the Maximum Principal Balance by the total commitment amounts of the Syndication Interests of the Disapproving RLC Lenders.

          "Syndication Interest" shall mean the proportionate interest of each Closing Lender in the Credit Facilities as set forth on the Schedule of Closing Lenders' Proportions in Credit Facilities, a copy of which is marked Exhibit A, affixed hereto and by this reference incorporated herein and made a part hereof as may be modified from time to time by execution of the Additional Funding Addendum or a Syndication Adjustment Addendum, in which event the term "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facilities as set forth on the Schedule of Lenders' Proportions in Credit Facilities as set forth on the Additional Funding Addendum and each Syndication Adjustment Addendum.

          "Taxes" shall have the meaning set forth in
Section 2.22.

          "Termination Certificate" shall mean the Certificate and Acknowledgement of Termination of Syndication Interest in RLC Facility to be executed pursuant to Section 2.05(d)(i) by Borrower, Guarantor, the Approving RLC Lenders, Disapproving RLC Lenders and Agent Bank for the purpose of evidencing the termination of the RLC Facility as to each Disapproving RLC Lender.

          "Title Insurance Company" shall mean Lawyers Title Insurance Company and its issuing agent, Lawyers Title of Nevada, Inc., 333 S. Third Street, Las Vegas, Nevada 89101, together with such reinsurers with direct access as are requested by Lenders on or before the Closing Date or other title insurance company or companies as may be acceptable to Lenders.

          "Title Insurance Indorsements" shall mean collective reference to the 101.2, 110.5 and Revolving Credit
Endorsements, each in form and content acceptable to Lenders, to be attached to the Title Insurance Policy as of the Closing
Date.

          "Title Insurance Policy" shall mean the ALTA
Extended Coverage Lender's Policy of Title Insurance dated August 28, 1992, at 11:47 a.m., Policy No. 82-02-929620, Order
No. 9204042 RM/LP, together with the Title Insurance Indorsements issued by Title Insurance Company in the amount of Fifty Million Dollars ($50,000,000.00) insuring Agent Bank on behalf of the Lenders that the Deed of Trust is a first mortgage lien on the Premises without exception as to the condition of title or priority other than the exceptions which are permitted to be shown as set forth on the Depository Closing Instructions.

          "Total Revenues" shall mean gross revenues less complimentaries.

          "Vessel" shall mean the barges or other vessels upon which the Riverboat Facilities will be constructed.

          Section 1.02.  INTERPRETATION AND CONSTRUCTION.  In
this Credit Agreement, unless the context otherwise requires:

               (a) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit
Agreement as so numbered;

               (b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and VICE
VERSA;

               (c) Words importing persons mean and include firms, associations, partnerships (including limited partner-ships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

               (d)  Every affirmative duty, covenant and
obligation of Borrower and Guarantor hereunder shall be equally applicable to each of the Borrower and Guarantor individually and where the context would result in the best interests or rights of Lenders shall be construed to mean
"Borrower and Guarantor or either of them";

               (e)  Any headings preceding the texts of the
several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

               (f)  If any clause, provision or Section of
this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

               (g) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

               (h) This Credit Agreement and all matters re-lating hereto shall be governed by and construed and inter-preted in accordance with the laws of the State of Nevada;

               (i)  If any clause, provision or Section of
this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or Section of this Credit Agreement, then the clause, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict.
The parties hereto agree that each has contributed to the drafting of this Credit Agreement and in all A/R Loan Documents and that the provisions herein contained shall not be construed against either Borrower, Guarantor or Lenders as having been the person or persons responsible for the preparation thereof;

               (j) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

               (k)  All references to time in this Credit
Agreement shall refer to the time in Reno, Nevada; and

               (l)  Any reference to an A/R Loan Document
and/or REI Pledge Documents contained in this Credit Agreement or any other A/R Loan Document and/or REI Pledge Documents shall be deemed to include, together with such A/R Loan Document and/or REI Pledge Documents, any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements and amendments thereof or thereto.

          Section 1.03.  USE OF DEFINED TERMS.  Unless
otherwise defined or the context otherwise requires, the terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Notes, the A/R Loan Documents and/or REI Pledge Documents and each notice and other communication delivered from time to time in connection with this Credit Agreement, the Notes or any of the A/R Loan Documents or any REI Pledge Document.

          Section 1.04. CROSS-REFERENCES. Unless otherwise specified, references in this Credit Agreement and in each other A/R Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other A/R Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                         ARTICLE II

     AMOUNT, TERMS AND SECURITY OF THE CREDIT FACILITIES
     ---------------------------------------------------
          A.   THE RLC FACILITY.
               ----------------
          Section 2.01. COMMITMENT TO ADVANCE BORROWINGS. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the RLC Note, RLC Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facilities to lend and advance to Borrower up to the Maximum Principal Balance, such amounts as Borrower may request by Notice of Borrowing to Agent Bank from time to time as provided in Section 2.03 or as may be requested by Agent Bank from time to time to fund disbursements under Letters of Credit as provided in Section 2.06. Borrower may borrow, repay and reborrow the Available Borrowings up to the Maximum Principal Balance as provided herein.

          Section 2.02. USE OF PROCEEDS OF THE RLC FACILITY. Proceeds of the RLC Facility shall be used for the purposes of: (i) paying costs and expenses incurred by Borrower in connection with the maintenance, refurbishment, improvement, construction and expansion of the Hotel/Casino Operation,
(ii) fully refinancing and paying all sums owing under the Existing Bank Debt, including, without limitation, such costs and expenses incurred in connection with the Expansion and Remodeling Project described in the C/T Loan Agreement,
(iii) general corporate purposes and working capital requirements of Borrower relating to the Hotel/Casino Operation, (iv) funding loans, advances and other distributions to Guarantor and its Affiliates and Subsidiaries, and (v) reimbursement of Agent Bank for amounts drawn under Letters of Credit issued pursuant to Article II B hereinbelow.

          Section 2.03. NOTICE OF BORROWINGS. Borrower shall give Agent Bank, no later than 10:00 a.m. of the date of delivery thereof, at Agent Bank's office specified in Section 2.19, three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made with reference to a LIBO Rate and at least two (2) full Banking Business Days prior notice for all other Borrowings, specifying the Funding Date and amount of each proposed Borrowing. Agent Bank shall give at least two (2) Banking Business Days notice in the case of each Borrowing made with reference to a LIBO Rate and at least one (1) Banking Business Day notice for all other Borrowings to RLC Lenders of the amount to be funded and specifying the Funding Date on which the funds are to be made available. Not later than 11:00 o'clock a.m. on the Funding Date specified, each RLC Lender shall disburse to Agent Bank the amount to be advanced by each such RLC Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 o'clock a.m. from the RLC Lenders available to Borrower by depositing, prior to 1:00 o'clock p.m. on the day so received (but not prior to the Funding Date), in the general deposit account of Borrower maintained with Agent Bank the amounts received from the RLC Lenders. Each Borrowing made at the request of Borrower shall be in a minimum amount of One Million Dollars ($1,000,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00) provided that Borrower shall be entitled to no more than three (3) Borrowings during each calendar month.

          Section 2.04. CONDITIONS OF BORROWINGS. Borrowings will only be made so long as Borrower and Guarantor are in full compliance with each of the requirements and conditions precedent set forth in Article III C of this Credit Agreement. Provided, however, RLC Lenders may, in their sole and absolute discretion and pursuant to the provisions set forth in Article X of this Credit Agreement, advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III C and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

          Section 2.05. TERM OF THE RLC FACILITY. The RLC Facility shall be evidenced by the RLC Note, a copy of which is marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof. The term of the RLC Facility shall commence as of the Closing Date and shall terminate on the RLC Maturity Date as may be extended from time to time pursuant to an RLC Extension Request or exercise of the RLC Reducing Revolving Option as provided hereinbelow:

               RLC EXTENSION REQUEST
               ---------------------
               a. So long as no Default or Event of Default shall have occurred and is continuing, the RLC Maturity Date and the Level Revolving Period may be extended at the request of Borrower, subject to the written approval of RLC Lenders (which may be withheld in the sole and absolute discretion of each Lender) by delivery to Agent Bank of an RLC Extension Request, in the form of Exhibit F hereto. The RLC Extension Request may be delivered by Borrower to Agent Bank during each Fiscal Year occurring after December 31, 1994, no earlier than the date upon which Agent Bank receives the Annual Audited Statements for the prior Fiscal Year and no later than sixty
(60) days following the date Agent Bank receives such Annual Audited Statements. RLC Lenders shall have forty-five (45) days from the date of Agent Bank's receipt of each RLC Extension Request (the "Extension Approval Period") to approve, in the sole and absolute discretion of each RLC Lender, such RLC Extension Request.

               b.   If approved by each of the RLC Lenders,
the RLC Maturity Date and the Level Revolving Period shall be deemed extended for an additional one (1) year period. For example, if the Annual Audited Statements relating to the Fiscal Year ending December 31, 1994, are delivered to Agent Bank on March 1, 1995, and concurrently with such delivery Borrower makes an RLC Extension Request and such RLC Extension Request is approved by each of the RLC Lenders, the RLC Maturity Date and the Level Revolving Period shall be deemed extended from June 30, 1996, to June 30, 1997. Any RLC Lender not approving an RLC Extension Request on or before the expiration of the Extension Approval Period shall be deemed to have disapproved the applicable RLC Extension Request.

               c.   In the event any RLC Lender does not
approve a RLC Extension Request (a "Disapproving RLC Lender"), Borrower shall have fifteen (15) days following the expiration of the Extension Approval Period within which to elect to either:

                    (i) retract the RLC Extension Request,
          which retraction shall be made in writing and shall be effective upon receipt by Agent Bank, or

                    (ii) proceed with the extension of the
          RLC Maturity Date and the Level Revolving Period as to the RLC Lenders which approve the RLC Extension Request (the "Approving RLC Lenders"), which election to proceed shall be made in writing and shall be effective upon receipt by Agent Bank.

               Failure of Borrower to give written notice to Agent Bank under either (i) or (ii) immediately above within fifteen (15) days following the expiration of the Extension Approval Period as provided hereinabove, shall be deemed to be Borrower's election to retract the applicable RLC Extension Request as provided in subsection (i).

               d.    In the event Borrower elects to proceed
with the RLC Extension Request with the Approving RLC Lenders, on the RLC Maturity Date, without regard to such extension:

               (i) Borrower shall fully pay all outstanding principal and accrued interest and all other amounts owing each Disapproving RLC Lender on the RLC Facility;

               (ii) the RLC Facility shall be deemed
          terminated as to such Disapproving RLC Lender and such Disapproving RLC Lender shall owe no further duty or obligation or be entitled to any further rights or interests as an RLC Lender under the RLC Facility which shall be confirmed and evidenced by the execution of a Termination Certificate by Borrower, Guarantor, Approving RLC Lenders and the Disapproving RLC Lenders;

               (iii) the Maximum Principal Balance shall be reduced by the total commitment amount of the Syndication Interest of each Disapproving RLC
          Lender, and

               (iv) Borrower, Guarantor, Agent Bank and each of the Approving RLC Lenders shall execute a Syndication Adjustment Addendum under the terms of which: (x) the Schedule of Lenders' Proportions in Credit Facility shall be modified to reflect the respective proportions of the Syndication Interests of the Approving RLC Lenders in the RLC Facility during the applicable extension period and (y) affirmation of the Maximum Principal Balance as reduced by the amounts of the total commitment amount of the Syndication Interests of the Disapproving RLC Lenders.

               From and after compliance with the requirements of Section 2.05d(i) through (iv) above, the RLC Maturity Date and the Level Revolving Period shall be extended for one (1) year with respect to the Approving RLC Lenders.

               e. Notwithstanding the provisions set forth in Section 2.05d hereinabove, any Approving RLC Lender shall have the right to acquire the Syndication Interest of any Disapproving RLC Lender (or prorata portion thereof if more than one Approving RLC Lender desires to increase its respective Syndication Interest). If none of the Approving RLC Lenders desire to so acquire the Syndication Interest of any Disapproving RLC Lender, Borrower shall have the right to seek a recognized financial institution, subject to the reasonable approval of the Approving RLC Lenders, to purchase the Syndication Interest of such Disapproving RLC Lender. In the event any Approving RLC Lender or other recognized financial institution reasonably acceptable to Approving RLC Lenders (the "Acquiring Lenders") desire to acquire the Syndication Interest of the Disapproving RLC Lender, on the RLC Maturity Date, without regard to such extension:

               (i) the Acquiring Lenders shall fully pay all outstanding principal and accrued interest and all other amounts owing each Disapproving RLC Lender on the RLC Facility; and

               (ii) the Disapproving RLC Lenders shall assign all of their right, title and interest in and to the RLC Facility to Acquiring Lenders and Acquiring Lenders shall assume each and every duty and obligation of each Disapproving RLC Lender in the RLC Facility. Upon completion of the assignment and assumption as set forth above, the RLC Maturity Date and the Level Revolving Period shall be deemed extended for an additional one (1) year period as if the RLC Extension Request had been approved by each of the RLC Lenders as provided in Section 2.05b hereinabove.

               RLC REDUCING REVOLVING OPTION
               -----------------------------
               f.   Borrower may exercise the RLC Reducing
Revolving Option at any time prior to the scheduled expiration of the then applicable Level Revolving Period by delivering irrevocable written notice of the exercise of the RLC Reducing Revolving Option to Agent Bank at least sixty (60) days prior to the scheduled expiration of the Level Revolving Period, in the form of the RLC Reducing Revolving Option Exercise Notice, a copy of which is marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof.
The RLC Reducing Revolving Option Exercise Notice shall specify the Level Revolving Termination Date, which shall not be later than the then scheduled expiration of the Level Revolving Period. Upon such exercise, the Maximum Principal Balance of the RLC Facility permitted as of the Level Revolving Period Termination Date shall be reduced by one-twelfth (1/12) of that amount (the "Reducing Revolving Reduction Amount") on the first day of each Fiscal Quarter commencing on the first (1st) day of the second (2nd) full Fiscal Quarter following the Level Revolving Period Termination Date and continuing during the Reducing Revolving Period in a like amount on the first day of each Fiscal Quarter until the RLC Maturity Date, which shall be deemed extended for an additional three (3) year period upon exercise of the RLC Reducing Revolving Option, on which date the Maximum Principal Balance of the RLC Facility shall be reduced to Zero ($.00) and the RLC Facility shall be deemed terminated.

          B.   Letters of Credit.

          Section 2.06.  Issuance of Letters of Credit.

               a.   Borrower may from time to time request
that Letters of Credit be issued by delivering to Agent Bank on a Banking Business Day, at least five (5) Banking Business Days prior to the date of such proposed issuance, the L/C Agreements in Agent Bank's then standard form, completed to the satisfaction of Agent Bank and such other certificates as the Agent Bank may reasonably request; provided, however, that no Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate Stated Amount of outstanding Letters of Credit would exceed the lesser of (i) Five Million Dollars ($5,000,000.00), or (ii) the Maximum Principal Balance less the amount of outstanding Borrowings and less the Stated Amount of all outstanding Letters of Credit. On the terms and subject to the conditions set forth in this Credit Agreement, each Letter of Credit shall be issued by the Agent Bank on the Banking Business Day specified in the Borrower's application therefor. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credit (1983 Revision), International Chamber of Commerce Publication No. 400, as the same may be amended or replaced from time to time. Each Letter of Credit will be issued upon payment of the applicable L/C Fee for a term not greater than one (1) year or such longer term as may be acceptable to the RLC Lenders; provided, however, in no event shall any Letter of Credit have a Stated Expiry Date later than sixty (60) days prior to the RLC Maturity Date.

               b. Upon the occurrence of any Default Notice Recording, Agent Bank shall, without notice or further authorization or consent of Borrowers whatsoever, be authorized to immediately cause the Cash Collateral Account to be funded with a Borrowing equal to the aggregate amount of the L/C Exposure then outstanding. All amounts held by Agent Bank in the Cash Collateral Account shall be held as security for the repayment of any drafts drawn on or disbursements required under any Letters of Credit pursuant to the terms of the Letters of Credit, L/C Agreements and the L/C Pledge Agreement.

               c. Upon presentation of a draft drawn under any Letter of Credit or the occurrence of a Default Notice Recording, Agent Bank shall promptly notify the RLC Lenders of the amount under such draft or the amount of the L/C Exposure then outstanding, as the case may be, of each such RLC Lender's proportionate amount and the Funding Date. Each of the RLC Lenders shall advance a Borrowing in an amount equal to such Lender's Syndication Interest in the amount of such payment to be made by the Agent Bank or the amount of the L/C Exposure then outstanding, as applicable. Each RLC Lender shall advance its proportionate share of such Borrowing in immediately available funds, directly to Agent Bank (i) not later than 1:00 o'clock p.m. on the following Banking Business Day if the Agent Bank shall have provided notice prior to 11:00 a.m., and (ii) the Agent Bank shall have provided notice after 11:00 a.m., not later than 1:00 p.m. on the second (2nd) following Banking Business Day. Advances made by RLC Lenders to repay or secure amounts under Letters of Credit pursuant to this subsection shall constitute Borrowings under the RLC Facility, initially shall be Prime Rate Loans and shall be subject to all of the provisions of this Credit Agreement concerning Borrowings under the RLC Facility, except that such Borrowings shall be made upon demand of the Agent Bank as set forth above rather than upon Notice of Borrowing by Borrower and shall be made, notwithstanding anything in this Credit Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Borrowings under the RLC Facility as set forth in Article III B and notwithstanding any Default or Event of Default hereunder or any other section of this Credit Agreement.

               d.   Each RLC Lender's obligation to advance
Borrowings in the proportionate amount of its Syndication Interest in the RLC Facility of any L/C Exposure outstanding under any Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any RLC Lender to perform its obligation to advance a Borrowing in a proportionate amount of such RLC Lender's Syndication Interest of any L/C Exposure outstanding under a Letter of Credit will not relieve any other RLC Lender of its obligation hereunder to advance such Borrowing in the amount of such other RLC Lender's proportionate Syndication Interest of such amount. The Borrower agrees to accept the Borrowings for payment of Letters of Credit as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of
Article III B, or any other section of this Credit Agreement.

          Section 2.07.  USE OF LETTERS OF CREDIT.  Letters of
Credit shall be used and issued for the account of Borrower for the general corporate purposes of Borrower.

          C.   NRL FACILITY
               ------------
          Section 2.08. COMMITMENT TO ADVANCE DISBURSEMENTS. Subject to the terms and conditions herein contained and in accordance with the terms and provisions of the NRL Note, and on the condition that Agent Bank syndicates the NRL Facility, in whole or in part, and the Additional Funding Addendum is executed by Lenders prior to the occurrence of the NRL Syndication Termination Date, Closing Lenders and Post Closing Lenders shall have committed and shall, by execution of the Additional Funding Addendum, commit, in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facilities to be attached to the Additional Funding Addendum with respect to such Closing Lenders and Post Closing Lenders, up to the aggregate amount set forth in the Additional Funding Addendum but in no event in excess of Seventy-Five Million Dollars ($75,000,000.00) for funding under the Credit Facilities. Until the NRL Syndication Termination Date, Agent Bank shall use its best efforts to procure an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000.00) in syndication commitments from financial institutions (collectively the "Post Closing Lenders") acceptable to Closing Lenders and Borrower in their reasonable discretion. NRL Disbursements under the NRL Facility shall be made in such amounts as Borrower may request by written NRL Disbursement Requests, Exhibit I hereto, to Agent Bank from time to time as provided and subject to the provisions set forth hereinbelow during the NRL Disbursement Period. Borrower may not reborrow any amounts repaid or prepaid on the NRL Facility.

          Section 2.09. ADJUSTMENT OF SYNDICATION INTEREST. The amounts committed by Post Closing Lenders and the respective Syndication Interests then held by the Closing Lenders shall be apportioned between each of the Credit Facilities on a pro rata basis as of the NRL Syndication Termination Date. Borrower, Agent Bank, Closing Lenders and each Post Closing Lender shall on the NRL Syndication Termination Date execute an Additional Funding Addendum substantially in the form of Exhibit B hereto for the purpose of evidencing: (a) each Post Closing Lender's commitment to fund its applicable Syndication Interest in the Credit Facilities, (b) the then aggregate amount of the Credit Facilities available to Borrower for Borrowing with respect to the RLC Facility and NRL Disbursement with respect to the NRL Facility, (c) Restatement of the Schedule of Lender's Proportion in Credit Facilities evidencing the pro rata Syndication Interests of each of the Lenders in the RLC Facility and NRL Facility, (d) that each such Post Closing Lender shall be entitled to each and every benefit and right and shall be subject to each duty and obligation as a Lender under each of the Credit Facilities, (e) payment of such amounts as may be necessary by Post Closing Lenders to Agent Bank for distribution to the Closing Lenders for the purpose of adjusting the outstanding principal amounts advanced by each Closing Lender under the Credit Facilities in accordance with the respective Syndication Interests as set forth in the Additional Funding Addendum and Schedule of Lenders Proportions in Credit Facilities, as so adjusted, (f) the collection by Agent Bank from Borrower and distribution to the Post Closing Lenders which have committed to fund their proportionate Syndication Interests in the RLC Facility and NRL Facility the amount of the applicable Post Closing Loan Fee, and (g) such other matters as may be required by Borrower, Agent Bank, Closing Lenders or any Post Closing Lender or their respective attorneys. If less than the aggregate amount of Seventy-Five Million Dollars ($75,000,000.00) in syndication commitments are procured as of the NRL Syndication Termination Date, the shortfall shall reduce the NRL Facility. In the event of such shortfall Borrower shall have the right to either proceed with the funding of the NRL Facility or terminate the NRL Facility by giving irrevocable written notice thereof to Agent Bank on the NRL Syndication Termination Date (the "NRL Termination Notice"). If and to the extent that the REI Pledge Documents have been executed, Agent Bank agrees to release all REI Pledge Documents on or before ten (10) Banking Business Days following its receipt of the NRL Termination Notice.

          Section 2.10.  PROCEEDS OF THE NRL FACILITY.
Proceeds of the NRL Facility shall be used for the purpose of providing up to Twenty Five Million Dollars ($25,000,000.00) for advance by Borrower to AMGC under: (a) the Riverboat Loan as Riverboat Disbursements to AMGC to enable AMGC to pay for the construction costs and expenses relating to the Riverboat Project in accordance with the Riverboat Development Budget, or (b) such other projects or loans by Borrower as may be approved by Lenders in their reasonable discretion as provided in Section 10.08(c), and upon such terms and subject to such conditions, collateral documentation and funding requirements as may be required by Lenders in their reasonable discretion.

          Section 2.11. TERM OF NRL FACILITY. The NRL Loan shall be evidenced by the NRL Note, a copy of which is marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof. The NRL Facility shall be for a term commencing on the Closing Date and shall terminate on the NRL Maturity Date and shall be disbursed in accordance with the disbursement procedures set forth hereinbelow.

          Section 2.12. ADVANCE OF NRL DISBURSEMENTS. No NRL Disbursements shall be made prior to the occurrence of the NRL Syndication Termination Date nor subsequent to the expiration of the NRL Disbursement Period. Borrower shall submit NRL Disbursement Requests to Agent Bank for NRL Disbursements in no event more than once a month in anticipation of the completion of the Riverboat Project by the end of the NRL Disbursement Period. Borrower shall give Agent Bank, no later than 10:00 a.m. of the date of delivery thereof, at Agent Bank's office specified in Section 2.19, three (3) full Banking Business Days prior written notice in the form of the NRL Disbursement Request for each proposed NRL Disbursement to be made with reference to a LIBO Rate and at least two (2) full Banking Business Days prior notice for all other NRL Disbursements specifying the Funding Date and amount of each proposed NRL Disbursements. Agent Bank shall give at least two (2) Banking Business Days notice in the case of each NRL Disbursement made with reference to a LIBO Rate and at least one (1) Banking Business Day notice for all other NRL Disbursements to NRL Lenders of the amount to be funded and specifying the Funding Date on which the funds are to be made available. Not later than 11:00 o'clock a.m. on the Funding Date specified, each NRL Lender shall disburse to Agent Bank the amount to be advanced by each such NRL Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 o'clock a.m. from the NRL Lenders available to Borrower by depositing, prior to 1:00 o'clock p.m. on the day so received (but not prior to the Funding Date), in the general deposit account of Borrower maintained with Agent Bank the amounts received from the NRL Lenders. Each NRL Disbursement shall be in a minimum amount of One Million Dollars ($1,000,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00) provided that Borrower shall be entitled to no more than one (1) Borrowing during each calendar month.

          Section 2.13. NO OBLIGATION TO SEE TO PROPER APPLICATION OF NRL DISBURSEMENTS. Nothing contained herein or in any other documents and agreements contemplated hereby or executed approximately simultaneously herewith shall impose upon Banks any obligation to see to the proper application of any NRL Disbursements by Borrower or AMGC and nothing shall prevent Lenders, at their option, from deducting from any NRL Disbursements any sums owed to them by Borrower for unpaid interest or principal, or for sums paid and expended by Banks for taxes, assessments, insurance and other like payments (after the expiration of any applicable notice and cure period), pursuant to their rights under the terms of this Credit Agreement, the Notes, the Deed of Trust or other A/R Loan Documents.

          Section 2.14. NRL DISBURSEMENTS IF A NRL LENDER FALIS TO PROVIDE FUNDS. Borrower acknowledges and agrees that each of the NRL Lenders shall only be responsible for funding its Syndication Interest in the NRL Facility as set forth on the Schedule of Lenders Proportions in Credit Facilities. In the event any NRL Lender fails to provide its prorata share of its Syndication Interest, then the remaining NRL Lenders' obligations to provide their respective Syndication Interest shall not terminate.

          Section 2.15. NO NRL DISBURSEMENTS REQUIRED IN EVENT OF DEFAULT. NRL Lenders shall not be required to make any NRL Disbursements hereunder if, at the time when the request for such NRL Disbursement is made, there exists a Default or Event of Default hereunder or under any of the other A/R Loan Documents or REI Pledge Documents; provided, however, NRL Lenders may, in their sole discretion, advance NRL Disbursements notwithstanding the existence of a Default or Event of Default and any NRL Disbursements so made shall be deemed to have been made pursuant to the NRL Facility.

          Section 2.16. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Agent Bank and NRL Lenders shall not be required to make any NRL Disbursements unless and until the representations and warranties contained in Article IV of this Credit Agreement (except for (a) the representations and warranties contained in section 4.05 which shall be deemed superseded by the Financial Covenants set forth in Article VI;
(b) litigation disclosed pursuant to Section 5.17; and
(c) defaults under other Indebtedness that do not violate
Section 6.09) are true and correct in all material respects on and as of the date of each NRL Disbursement Request as though made on and as of such date.

          Section 2.17.  WAIVER OF REQUIREMENTS BY NRL
LENDERS. Agent Bank and NRL Lenders reserve the right, in their sole discretion, from time to time to make any NRL
Disbursements without regard to any condition herein.

          D.   SECURITY AND MANNER OF PAYMENT.
               ------------------------------
          Section 2.18. SECURITY FOR THE CREDIT FACILITIES. As security for the due and punctual payment and performance of the Notes and all of the other A/R Loan Documents and the REI Pledge Documents, the Nevada Security Documentation shall each be executed and delivered, approximately simultaneously herewith, by the respective parties to the Nevada Security Documentation and each of the REI Pledge Documents shall be executed and delivered prior to the Initial NRL Disbursement, by the respective parties to each REI Pledge Document.

          Section 2.19. PLACE AND MANNER OF PAYMENT. All amounts payable by Borrower to the Lenders pursuant to this Credit Agreement shall be made in lawful money of the United States of America and in immediately available funds. All such amounts payable by Borrower to the Lenders shall be made to Agent Bank at its office located at First Interstate Bank of Nevada, N.A., Gaming Division, One East First Street, Reno, Nevada 89501, Att'n: Joseph Brady, V.P. Borrower shall designate in writing concurrently with the making of each payment whether the principal portion of such payment is to be applied toward payment of amounts outstanding on the RLC Facility or the NRL Facility. If such payment is received by Agent Bank prior to 11:00 o'clock a.m. Agent Bank shall credit Borrower with such payment on the day so received and shall disburse to the appropriate Lenders on the same day such pro rata amounts of such payment, as is set forth on the Schedule of Lender Proportions in Credit Facilities, in immediately available funds. If such payment is received by Agent Bank after 11:00 o'clock a.m., Agent Bank shall credit Borrower with such payment as of the next Banking Business Day and shall disburse to the appropriate Lenders on the next Banking Business Day such pro rata amounts of such payment as is set forth on the Schedule of Lender Proportions in Credit Facilities, in immediately available funds. Any payment made by Borrower to Agent Bank pursuant to the terms of this Credit Agreement or the Notes for the account of Lenders shall constitute payment to the appropriate Lenders. If the Notes, or any payment required to be made thereon, becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate or rates during such extension.

          E.   FEES, LATE CHARGES AND NET PAYMENTS.
               -----------------------------------
          Section 2.20.  FEES.

               a. Members of the Existing Bank Group which agree to fund a Syndication Interest hereunder shall receive a replacement fee ("Replacement Fee") on the Closing Date equal to one-half of one percent (.50 of 1%) of the aggregate amount of their respective commitments under Existing Bank Debt as of the Closing Date which is committed by such Existing Bank Group member for funding as a Lender hereunder.

               b.   Borrower shall pay to Agent Bank for
disbursement to Lenders in proportion to their respective Syndication Interests in the RLC Loan and in consideration for the making of the RLC Loan a fee (the "Nonusage Fee") in the amount of one-half of one percent (.50 of 1%) per annum of the daily average of the Available Borrowings computed on the basis of a 360 day year. The Nonusage Fee will be payable on the last Banking Business Day of each Fiscal Quarter commencing in the Fiscal Quarter in which the Closing Date occurs.

               c.   On the first annual anniversary of the
Closing Date and on each annual anniversary of the Closing Date, Borrower shall pay or cause to be paid to Agent Bank the Agency Fee to be retained by Agent bank for its own account.

               d. On the date each of the RLC Lenders have approved an extension of the RLC Maturity Date pursuant to a RLC Extension Request, or if less than all of the RLC Lenders approve an RLC Extension Request, then on the date all of the Approving RLC Lenders execute a Syndication Adjustment Addendum pursuant to Section 2.05(d)(iii) (but not on the extension of the RLC Maturity Date pursuant to an RLC Reducing Revolving Option Exercise Notice), Borrower shall pay to Agent Bank for pro rata distribution to the Approving RLC Lenders, an extension fee ("Extension Fee") in the amount of one-quarter of one percent (.25 of 1%) of the aggregate amount committed by the approving RLC Lenders for advance under the RLC Facility as of such extension date.

               e.   On NRL Syndication Termination Date,
Borrower shall pay the Post Closing Loan Fee to Agent Bank to be distributed by Agent Bank as agreed among Agent Bank and Post Closing Lenders.

               f.   Prior to the issuance of any Letter of
Credit, Borrower shall pay an issuance fee (the "L/C Fee") to Agent Bank in the amount of one and half percent (1.50%) per annum of the Stated Amount of each such Letter of Credit. In the event any Letter of Credit has a Stated Expiry Date of less than one (1) full year, the L/C Fee shall be prorated for the number of days occurring between the date of issuance and the Stated Expiry Date, but in no event shall any L/C Fee be less than One Thousand Dollars ($1,000.00). Each L/C Fee shall be distributed by Agent Bank as follows: (i) one and one quarter percent (1.25%) per annum of the applicable Stated Amount to the then RLC Lenders in the proportion of their respective Syndication Interests in the RLC Facility, and
(ii) one quarter of one percent (.25%) per annum of the applicable Stated Amount to Agent Bank to be retained by Agent Bank for its own account.

          Section 2.21.  LATE CHARGES AND DEFAULT RATE.
                         -----------------------------
               a.   If any of said instalment payments or
reductions of principal and/or interest as set forth in the Note are not paid within five (5) Banking Business Days of the date such payments are due, Borrower promises to pay a late charge in the amount of one percent (1%) of the amount of such delinquent instalment and Agent Bank need not accept any late instalment paid hereunder unless it is accompanied by such one percent late payment charge.

               b. In the event of the occurrence of an Event of Default, commencing on the fifth (5th) day following the mailing of written notice thereof by Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest shall collectively commence accruing interest at a rate equal to three percent (3%) over the daily Prime Rate of Agent Bank (the "Default Rate") until such time as all payments then due and additional interest are paid, together with the curing of any other Event of Default which may have occurred, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Notes.

               c. In the event of the occurrence of an Event of Default, Borrower agrees to pay all costs of collection incurred by Agent Bank, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower or Guarantor shall bear interest at a rate equal to the Default Rate until fully paid.

          Section 2.22. NET PAYMENTS. All payments under this Credit Agreement and the Note shall be made without set-off or counterclaim by the Borrower or Guarantor and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than any tax on or measured by the overall net income of the Lenders pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lenders' principal office is located (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Notes. A certificate as to any additional amounts payable to the Lenders under this Section 2.22 submitted to the Borrower by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determined in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by the Borrower under this Section 2.22 with respect to past payments shall be due within twenty (20) Banking Business Days following receipt by the Borrower of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled. Without in any way affecting any of its rights under this Section 2.22, each Lender agrees that, upon its becoming aware that any of the present or future payments due it under this Credit Agreement would be subject to deduction for Taxes, it will notify the Borrower in writing and each Lender further agrees that it will use reasonable efforts not disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrower of any additional amounts for Taxes pursuant to this Section
2.22. Lenders represent, to the best of their knowledge, that as of the Closing Date no Taxes are being imposed by the United States or any Governmental Authority in respect of which the Borrower would be responsible for making any additional payment pursuant to this Section 2.22.

          F.   LIMITATION OF AGGREGATE ADVANCES AND L/C
               ----------------------------------------
Exposure.
- --------
          Section 2.23. FUNDING LIMITATION. Notwithstanding anything herein contained to the contrary, at no time during any Fiscal Quarter shall the aggregate of the outstanding balance of principal on the RLC Facility, plus the Stated Amount of all outstanding Letters of Credit, plus the outstanding balance of principal on the NRL Facility exceed Seventy-Five Percent (75%) of the Aggregate Funding Limitation Amount, provided that at no time shall the aggregate amount available to Borrower under the Credit Facilities be less than Fifty Million Dollars ($50,000,000.00) or more than Seventy-Five Million Dollars ($75,000,000.00).

          For the purpose of this covenant "Aggregate Funding Limitation Amount" shall mean Borrower's EBITDAR, less interest income to be determined as of the end of each Fiscal Quarter of Borrower as follows: (a) during the first full four
(4) Fiscal Quarters following the Closing Date, the greater of either: (i) the most recently ended two (2) Fiscal Quarters multiplied by 2 and the product thereof multiplied by 5.2, or
(ii) the most recently ended four (4) Fiscal Quarters multiplied by 5.2, and (b) for each Fiscal Quarter thereafter occurring, the most recently ended four (4) Fiscal Quarters multiplied by 5.2. Each Aggregate Funding Limitation Amount as determined hereinabove shall be effective on the first day of the second (2nd) Fiscal Quarter following the last day of the Fiscal Quarters under review (the "Effective Limitation Date") and shall continue in effect at all times during such Fiscal Quarter. Any reduction to outstanding amounts required to be made hereunder shall be made as a reduction to the Maximum Principal Balance of the RLC Facility on the Effective Limitation Date.

                         ARTICLE III

          CONDITIONS PRECEDENT TO THE CLOSING DATE
          ----------------------------------------
                    AND FUNDING THE NOTES
                    ---------------------
          A. CLOSING CONDITIONS. This Credit Agreement shall terminate if the Closing Date has not occurred on or before December 30, 1993. The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Lenders, each of the following:

          Section 3.01.  THE NOTES.  Each of the Notes duly
executed by Borrower.

          Section 3.02. THE A/R LOAN DOCUMENTS. Each of the A/R Loan Documents (other than the Additional Funding Addendum, the Syndication Adjustment Addendum, the REI Pledge Documents, the Riverboat Loan Documents and the other documents relating to the NRL Facility, but including the NRL
Note) duly executed, completed and delivered by the respective parties to each A/R Loan Document and, where applicable, dated as of the Closing Date.

          Section 3.03.  ENVIRONMENTAL CERTIFICATE.  The
Environmental Certificate duly executed by Borrower and Guarantor.

          Section 3.04. ARTICLES OF INCORPORATION, BYLAWS, CORPORATE RESOLUTION AND CERTIFICATE OF GOOD STANDING. Agent Bank shall have received from each of the Borrower and
Guarantor: (a) a Certificate of Good Standing issued by the Secretary of State for the State of Nevada with respect to the Borrower and by the Secretary of State for the State of Delaware with respect to Guarantor, each dated within thirty
(30) Banking Business Days of the Closing Date, (b) copy of the respective articles of incorporation and by-laws certified to be true and correct by a duly authorized officer of Borrower and Guarantor, respectively, (c) original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each of the Borrower and Guarantor and attested to by its respective President, Vice President, or Treasurer authorizing Borrower and Guarantor, respectively, to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective corporation; and (d) designation by corporate resolution and certificate of incumbency, of the officers, Borrower, and officers of Guarantor, as the case may be, who are authorized to give Notices of Borrowing, NRL Disbursement Requests, Continuation/Conversion Notices, and all other notices, requests, consents and certifications on behalf of the Borrower or Guarantor, as applicable (each individually an "Authorized Officer" and collectively the "Authorized Officers").

          Section 3.05. OPINION OF COUNSEL. An opinion from counsel(s) of Borrower and Guarantor dated as of the Closing Date and addressed to Agent Bank on behalf of each of the Lenders, to the effect that (a) each of the Borrower and Guarantor have the full power and requisite corporate or other authority necessary for the execution, delivery and performance of its obligations under the A/R Loan Documents (to the extent executed and delivered as of the Closing Date) and any other document, agreement, certificate or instrument executed by them in connection with the Credit Facilities,
(b) each A/R Loan Document (to the extent executed and delivered as of the Closing Date) and the Environmental Certificate is valid and binding upon each of the Borrower and Guarantor and enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) but such enforcement limitations do not affect the validity of the A/R Loan Documents and the A/R Loan Documents contain adequate provisions for enforcing the payment of all monetary obligations for the practical realization of the rights and benefits afforded thereby, (c) each of Borrower and Guarantor have duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on their part by this Credit Agreement, the Notes, the Deed of Trust, the Financing Statements, the other A/R Loan Documents (to the extent executed and delivered as of the Closing Date), the Environmental Certificate and any other document, agreement, certificate and instrument executed by them in connection with the Credit Facilities, (d) the representations and warranties of Borrower in Section 4.01 are, to the best knowledge of such counsel, after due inquiry and investigation, true and correct, (e) the representations and warranties set forth in Sections 4.02 (other than with respect to the Americans with Disabilities Act), 4.03 and 4.06 (with respect to licensing by the Nevada Gaming Authorities) are, to the best knowledge of such counsel true and correct, (f) the Deed of Trust, as amended and restated, has been fully executed and delivered and will, when recorded in the office of the County Recorder of Clark County, Nevada, create a valid and legally binding encumbrance lien on the Collateral therein described securing repayment of the Notes, (g) the Financing Statements listing the FF&E and other Collateral constitute a valid perfected security interest in the Collateral therein described in accordance with the Uniform Commercial Code as in force and effect in the State of Nevada securing repayment of the Notes, and no refiling or re-recording of such Financing Statements is required in order to maintain the security interest of Lenders in said FF&E, except continuation statements which are required to be filed within six (6) months prior to the expiration of five (5) years from the date of the filing of the original Financing Statements, and (h) the Credit Facilities will not violate the usury laws of the State of Nevada.

          Section 3.06.  TITLE INSURANCE INDORSEMENTS.  The
Title Insurance Indorsements to the Title Insurance Policy, issued by the Title Insurance Company in accordance with the Depository Closing Instructions.

          Section 3.07. AS-BUILT SURVEY. A current as-built survey for the Premises, which must (a) be certified to Agent Bank and the Title Insurance Company, (b) show the Premises to be free of encroachments, overlaps, and other survey defects,
(c) show the courses and distances of the lot lines for the Premises, (d) show that all existing improvements are located within said lot and building lines, and (e) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference.

          Section 3.08. PAYMENT OF TAXES. Evidence from the Title Insurance Company that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Premises have been paid in full.

          Section 3.09. INSURANCE. Original certificates of Insurance, loss-payable and mortgagee endorsements in favor of Agent Bank, of insurance required by Section 5.09 hereof, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

          Section 3.10.  PAYMENT OF LOAN FEE AND AGENCY FEE.
Payment by Borrower of the Replacement Fee and Agency Fee as provided in Sections 2.20a and 2.20c.

          Section 3.11. REIMBURSEMENT FOR EXPENSES AND FEES. Reimbursement by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Credit Facilities, including, but not limited to, escrow charges, title insurance premiums, recording fees, appraisal fees, environmental audit fees, reasonable attorney's fees of Henderson & Nelson, and all other like expenses remaining unpaid as of the Closing Date.

          Section 3.12.  SUBLEASES AND EQUIPMENT LEASES AND
CONTRACTS.  Copies of the Subleases and Equipment Leases and
Contracts duly executed by the parties thereto.

          Section 3.13.  REGULATORY APPROVAL FOR OCCUPANCY.
Copies of the final Certificate of Occupancy for the Premises permitting the use and operation of the Hotel/Casino
Operation, together with all supporting documents and materials reasonably requested by Agent Bank.

          Section 3.14. FINANCIAL STATEMENTS. Audited financial statements of Borrower and Guarantor for the last Fiscal year, together with a certificate statement from an Authorized Officer of the Borrower and Guarantor to the effect that the financial condition of Borrower and Guarantor has not materially adversely changed since the date of the financial statements most recently given to Agent Bank.

          Section 3.15.  NO INJUNCTION OR OTHER LITIGATION.
No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall be outstanding, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or might, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of the Credit Facilities.

          Section 3.16.  ADDITIONAL DOCUMENTS AND STATEMENTS.
Such additional documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Credit Agreement.

          B.   CONDITIONS PRECEDENT TO INITIAL NRL
DISBURSEMENT. The obligation of NRL Lenders and Agent Bank to advance the Initial NRL Disbursement is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to NRL Lenders or the occurrence of, as applicable, each of the following:

          Section 3.17. NRL SYNDICATION TERMINATION DATE. The NRL Syndication Termination Date shall have occurred and in the event any Post Closing Lenders have committed Syndication Interests in the Credit Facilities, Borrower, Guarantor, Agent Bank, Closing Lenders and Post Closing Lenders have executed the Additional Funding Addendum as provided in Section 2.09.

          Section 3.18. RIVERBOAT LOAN DOCUMENTS. Each of the Riverboat Loan Documents shall have been duly executed and completed by the respective parties thereto and delivered to REI in connection with the Riverboat Loan, each in a form and content acceptable to Lenders (which will not be withheld so long as such documentation is commercially reasonable and customary) and the originals of each Riverboat Security Document and a duplicate original of each of the other Riverboat Loan Documents delivered to Agent Bank in connection with the REI Pledge Documents. Each of the Riverboat Security Documents shall have been recorded and filed in the appropriate locations and offices of the State of Missouri with the exception of the Ship Mortgage, which shall have been filed and recorded with the Documents Officer for the appropriate United States Coast Guard District.

          Section 3.19. REI PLEDGE DOCUMENTS. Each of the REI Pledge Documents shall be duly executed, completed and delivered by REI and AMGC, where applicable each in a form and content acceptable to Lenders (which will not be withheld so long as such documentation is commercially reasonable and customary). Each of the REI Pledge Documents shall have been recorded and filed in the appropriate locations and offices of the State of Missouri with the exception of the Assignment of Ship Mortgage, which shall have been filed and recorded with the Documents Officer for the appropriate United States Coast Guard District.

          Section 3.20.  CORPORATE RESOLUTIONS AND
CERTIFICATES OF GOOD STANDING. Agent Bank and REI shall have received from AMGC: (a) a Certificate of Good Standing regarding AMGC issued by the Secretary of State for the State of Missouri, dated within thirty (30) Banking Business Days of the NRL Syndication Termination Date, (b) copy of the articles of incorporation and by-laws of the AMGC, certified to be true and correct by a duly authorized officer of AMGC, and
(c) original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of AMGC and attested to by its President, Vice President, or Treasurer authorizing AMGC to enter into all documents and agreements to be executed by it pursuant to Riverboat Loan and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of the corporation.

          Section 3.21. OPINION OF COUNSEL. An opinion from counsel(s) of AMGC dated as of the NRL Syndication Termination Date and addressed to Agent Bank on behalf of the Lenders, in a form reasonably acceptable to Agent Bank and its counsel, to the effect that (a) the AMGC has the full power and requisite corporate or other authority necessary for the execution, delivery and performance of its obligations under the Riverboat Loan Documents and any other document, agreement, certificate or instrument executed by it in connection with the Riverboat Loan, (b) each of the Riverboat Loan Documents is valid and binding upon AMGC and enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) but such enforcement limitations do not affect the validity of the Riverboat Loan Documents and the Riverboat Loan Documents contain adequate provisions for enforcing payment of all monetary obligations for the practical realization of the rights and benefits afforded thereby, (c) each of the REI Pledge Documents is valid and binding upon REI and AMGC and enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) but such enforcement limitations do not affect the validity of the REI Pledge Documents and the REI Pledge Documents contain adequate provisions for enforcing payment of all monetary obligations for the practical realization of the rights and benefits afforded thereby, (d) upon the filing of the REI Pledge Documents in the appropriate locations and offices of the State of Missouri (which shall be specified), the pledges, assignments and security interests granted by REI in favor of Agent Bank on behalf of Lenders in the Riverboat Loan Documents will be a valid perfected security interest in the Riverboat Loan Documents, (e) upon the proper filing of the Ship Mortgage with the Documents Officer of the appropriate United States Coast Guard District (which shall be specified), same will constitute a valid and binding Ship Mortgage lien (subject only to a lien securing repayment of funds used in the acquisition and construction of the Riverboat Facilities and the Vessel, and that the Ship Mortgage is superior to all other claims against the Vessel, except the following: any lien for damages arising out of maritime tort, for wages of a stevedore when employed directly by the owner, master, a person entrusted with the management of the Vessel at the port of supply, or an officer or agent appointed by the owner, a charterer, an owner pro hac vice, or an agreed buyer in possession of the Vessel; for wages of the crew of the Vessel; and for general average, or for salvage, including contract salvage and other liens that take priority by operation of law, (f) the transactions contemplated by the Credit Facilities and the Riverboat Loan will not violate the usury laws of the State of Missouri, and (g) such other matters as the Lenders may reasonably request.

          Section 3.22. ENDORSEMENTS TO TITLE INSURANCE POLICY. Title Insurance Company shall have issued its 108.8 endorsement, together with any other endorsements reasonably requested by Agent Bank to the Title Insurance Policy as of the Initial NRL Disbursement Date, insuring the priority of the NRL Note and the NRL Disbursements subject only to the Permitted Encumbrances and such other matters as may be reasonably approved by Lenders.

          C. CONDITIONS PRECEDENT TO ALL BORROWINGS AND NRL DISBURSEMENTS. The obligation of each RLC Lender and Agent Bank to make any Borrowing or each NRL Lender and Agent Bank to advance any NRL Disbursement requested to be made by Borrower, except Borrowings made upon the demand of Agent Bank as provided in Section 2.06, is subject to the occurrence of each of the following conditions precedent as of the applicable Funding Date:

          Section 3.23.  REQUEST FOR ADVANCES.

               a. With respect to any Borrowing, the Agent Bank shall have received in accordance with Section 2.03, on or before each Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original.

               b. With respect to any NRL Disbursement, the Agent Bank shall have received in accordance with Section 2.12, on or before each Funding Date, an original and duly executed NRL Disbursement Request or facsimile copy thereof, to be promptly followed by an original.

          Section 3.24.  CERTAIN STATEMENTS.  As of the
Closing Date the following statements shall be true and correct:

               (i)   the representations and warranties
contained in Article IV of this Credit Agreement (except for (a) the representations and warranties contained in Section
4.05 which shall be deemed superseded by the Financial Covenants set forth in Article VI; (b) litigation disclosed pursuant to Section 5.17; and (c) defaults under other Indebtedness that do not violate Section 6.09) are true and correct in all material respects; and

               (ii)  The representations and certifications
contained in the Environmental Certificate are true and correct (other than representations and warranties which expressly speak only as of a difference date);

               (iii)  Since the date of the financial
statements referred in Section 3.14, no Material Adverse
Effect or change to the financial condition of Borrower and/or
Guarantor or to the Collateral shall have occurred; and

               (iv)   No Default or Event of Default shall
have occurred and be continuing.

          Section 3.25. GAMING PERMITS. Borrower shall have all Gaming Permits material to or required for the conduct of its gaming business and the conduct of games of chance at the Hotel/Casino Operation and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Nevada Gaming Authority or any other Governmental Authority.

                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES
               ------------------------------
          A. To induce Lenders to enter into this Credit Agreement and to make advances under the Credit Facilities hereunder, Borrower and Guarantor make the following representations and warranties which shall be deemed to be restated on each Funding Date (except as otherwise provided in Section 3.24(i)):

          Section 4.01. ORGANIZATION; POWER AND AUTHOR-IZATION. Borrower is a corporation duly organized and validly existing under the laws of the State of Nevada. Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of Borrower and Guarantor
(a) is authorized to do business in the State of Nevada, (b) has all requisite power, authority and legal right to execute and deliver any document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facilities to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and
(c) has taken all necessary action to authorize the execution, delivery and performance of this Credit Agreement and the other A/R Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

          Section 4.02. NO CONFLICT WITH, VIOLATION OF OR DEFAULT UNDER LAWS OR OTHER AGREEMENTS. Neither the execution and delivery of this Credit Agreement, the Notes, or any other A/R Loan Document, or any other agreement, certificate or instrument to which any Borrower and/or Guarantor is a party or by which it is bound in connection with the Credit Facilities, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which they, or any of them, are subject; provided that the foregoing representation and warranty shall be deemed to relate only to the A/R Loan Documents that have been delivered, and to the other portions of the contemplated transactions as have been consummated at the time of the making or restatements of such representation and warranty. Borrower represents that to the best of its knowledge the Hotel/Casino Operation is in compliance with the Americans With Disabilities Act.

          Section 4.03. LITIGATION. Except as disclosed on the Litigation Certificate, Exhibit R attached hereto, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, to the best knowledge of Borrower, after due inquiry and investigation, in any court of law or in equity, or before any Governmental Authority, wherein an unfavorable determination, decision, decree, ruling or finding would (a) result in any Material Adverse Effect to the Hotel/Casino Operation or in Borrower or Guarantor's respective business, financial condition, properties or operations, (b) have a Material Adverse Effect on the transactions contemplated by this Credit Agreement and the other A/R Loan Documents and their respective ability to perform their obligations hereunder and thereunder, or
(c) have a Material Adverse Effect on the validity or enforceability of this Credit Agreement and the other A/R Loan Documents. To the best knowledge of Borrower and Guarantor, after due inquiry and investigation, Borrower and Guarantor are not in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority. For the purpose of this Section 4.03, only matters involving sums in excess of Seventy-Five Thousand Dollars ($75,000.00) which are either uninsured or, if insured, subject to a reservation of rights which Borrowers have been notified in writing by the applicable insurance carrier shall be deemed to be "material".

          Section 4.04. AGREEMENTS LEGAL, BINDING, VALID AND ENFORCEABLE. As and when executed and delivered, this Credit Agreement, the Notes, the Deed of Trust, and all other A/R Loan Documents when executed and delivered by Borrower and Guarantor, in connection with the Credit Facilities will constitute legal, valid and binding obligations of Borrower and Guarantor, as the case may be, enforceable against Borrower and Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 4.05. INFORMATION AND FINANCIAL DATA ACCURATE; FINANCIAL STATEMENTS; NO ADVERSE CHANGE. All information and financial and other data previously furnished by Borrower and Guarantor is true, correct and complete as of the date thereof, and there has been no material adverse change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Lenders misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Lenders by Borrower and/or Guarantor: (a) present fairly the financial position of the entity to which they relate as at their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no material adverse change in the financial condition, assets, liabilities, business or operations of Borrower and/or Guarantor.

          Section 4.06. GOVERNMENTAL APPROVALS. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which may be required in connection with the valid execution and delivery of this Credit Agreement and the other A/R Loan Documents (other than such consents, approvals and other matters in connection with the NRL Facility and the Riverboat Project, which shall be obtained in connection therewith) by Borrower and Guarantor and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower and/or Guarantor, have been obtained or accomplished and are in full force and effect, or can be obtained by Borrower and Guarantor. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which may be required by Borrower and Guarantor in connection with the use and operation of the Hotel/Casino Operation have been obtained or accomplished and are in full force and effect.

          Section 4.07. PAYMENT OF TAXES. To the best of Borrower's and Guarantor's knowledge, Borrower and Guarantor have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrower and Guarantor except such taxes, if any, as are being contested in good faith by Borrower and/or Guarantor by appropriate proceedings and for which Borrower and/or Guarantor, as the case may be, have maintained adequate reserves for the payment thereof.

          Section 4.08. TITLE TO PROPERTIES. To the best of Borrower's knowledge, Borrower has good and marketable title to the Collateral as of the Closing Date. To the best of Borrower's knowledge, Borrower has or as of the Closing Date will have good and marketable title to: (a) all of its properties and assets reflected in the financial statements referred to in Section 4.05 hereof as owned by it (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of their business), and (b) all properties and assets acquired by it subsequent to the date of the financial statements referred to in Section 4.05 hereof. All such properties and assets which constitute Collateral hereunder are owned by Borrower and are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances.

          Section 4.09. NO UNTRUE STATEMENTS. All state-ments, representations and warranties made by Borrower and Guarantor in this Credit Agreement, any other A/R Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrower and Guarantor to Lenders under this Credit Agreement, (a) are and shall be true, correct and complete in all material respects, at the time they were made and on and as of the Closing Date, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. Borrower and Guarantor understand that all such statements, representations and warranties shall be deemed to have been relied upon by Lenders as a material inducement to make the Credit Facilities.

          Section 4.10. BROKERAGE COMMISSIONS. Except as previously disclosed in writing to Lenders, no person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Credit Agreement. No brokerage or other fee, commission or compensation is to be paid by Lenders with respect to the transactions contemplated hereby, and Borrower and Guarantor agree to indemnify Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions. The foregoing representation and indemnity shall not cover brokers or finders claiming through any Lender.

          Section 4.11. NO DEFAULTS. Borrower and Guarantor are not in violation of or in default with respect to any applicable laws and/or regulations which materially affect the Premises or the business, financial condition, property of Borrower and Guarantor or operations of the Hotel/Casino Operation. Borrower and Guarantor are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they are a party or by which they are bound (except for any defaults previously brought to Lenders' attention in writing, for which Borrower and Guarantor have received a written waiver from Lenders), a default under which might have consequences that would materially adversely affect the Premises or the business, financial condition, properties or operations of Borrower and/or Guarantor or of the Hotel/Casino Operation.

          Section 4.12.  EMPLOYMENT RETIREMENT INCOME SECURITY
ACT OF 1974. No Reportable Event has occurred and is continuing with respect to any Plans under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrower.

          Section 4.13. AVAILABILITY OF UTILITY SERVICES AND FACILITIES. All utility services and facilities necessary for the Hotel/Casino Operation including, without limitation, electrical, water, gas and sewage services and facilities are available at the boundaries of the Premises and all utility services necessary for the operation of the Premises as the Hotel/Casino Operation are available at or within the boundaries of the Premises.

          Section 4.14. POLICIES OF INSURANCE. Each of the Certificates of Insurance relating to the Hotel/Casino Facilities and the Premises delivered to Lenders by Borrower
(a) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and
(b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its respective obligations under said documents and instruments, and Borrower has done all things required to be done as of the date of this Credit Agreement to keep unimpaired its rights thereunder.

          Section 4.15. SUBLEASES. A list of all executed Subleases pertaining to the Premises, or any portion thereof, now in existence with payments in the aggregate amount of more than Fifteen Thousand Dollars ($15,000.00), is set forth in Exhibit N attached hereto.

          Section 4.16.  EQUIPMENT LEASES AND CONTRACTS.  A
list of all executed Equipment Leases and Contracts pertaining to the Premises, or any portion thereof, now in existence, is set forth in Exhibit M attached hereto.

          Section 4.17. GAMING PERMITS. All Gaming Permits required to be held by Borrower are current and in good standing and Borrower presently holds all Gaming Permits necessary for the continued operation of the Hotel/Casino Operation.

          Section 4.18.  ENVIRONMENTAL CERTIFICATE.  The
representations and certifications contained in the Environmental Certificate are true and correct.

          Section 4.19.  Intentionally omitted.

          B. To induce NRL Lenders to enter into the NRL Facility and to make NRL Disbursements thereunder, Borrower and Guarantor make the following representations and warranties which shall be deemed to be renewed as provided in
Section 3.24(i) (provided, however, that the following representations and warranties shall only be effective upon the satisfaction of the conditions precedent to the Initial NRL Disbursement as described in Article III B):

          Section 4.20. RIVERBOAT LOAN DOCUMENTS. Each of the Riverboat Loan Documents to be delivered to Agent Bank prior to the Initial NRL Disbursement shall be either originals or true and correct copies of the originals thereof and no amendments, modifications or other documentation or agreements relating to the Riverboat Project and/or the Riverboat Loan Documents shall have been executed between REI and AMGC other than as set forth in such Riverboat Loan Documents.

          Section 4.21. RIVERBOAT AGREEMENTS LEGAL, BINDING, VALID AND ENFORCEABLE. The Riverboat Loan Documents and the REI Pledge Documents executed and delivered by Borrower and AMGC, in connection with the Riverboat Loan will constitute legal, valid and binding obligations of Borrower and AMGC, as the case may be, enforceable against Borrower and AMGC in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 4.22. THE RIVERBOAT PROJECT. Borrower will take all reasonable actions to enforce the Riverboat Loan Documents to the consequence that the Riverboat Project will be carried out and undertaken by AMGC in substantial compliance with the Riverboat Plans and Specifications and all applicable zoning, environmental protection, use and building codes, laws, rules, regulations and ordinances of all Governmental Authorities having jurisdiction over the Riverboat Project.

          Section 4.23. CONSTRUCTION AGREEMENT AND POLICIES OF INSURANCE. Each of the copies of the Construction Agreement and the Certificates of Insurance relating to the Riverboat Project to be delivered by AMGC to REI (i) shall be a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies shall have been made, and (ii) will not have been terminated and shall be in full force and effect. AMGC shall not be in default in the observance or performance of its obligations under said documents and instruments, and AMGC and REI shall have done all things required to be done by the Riverboat Loan Documents as of the date of the Initial NRL Disbursement to keep unimpaired their respective rights thereunder.

          Section 4.24. SURVEY; CONSTRUCTION SCHEDULE; RIVERBOAT PLANS AND SPECIFICATIONS; CONSTRUCTION COST BREAKDOWN AND PROJECT DEVELOPMENT BUDGET. Each of the copies of the survey of the Missouri Properties, the material permits relating to the development and construction of the Riverboat Project, the Riverboat Plans and Specifications, Construction Schedule, Construction Cost Breakdown and the Project Development Budget to be delivered by AMGC to REI shall be a true, correct and complete copy of the respective original thereof as in effect on the date thereof, and no amendments or modifications of any of said documents not included in such copies shall have been made.

                          ARTICLE V

         GENERAL COVENANTS OF BORROWER AND GUARANTOR
         -------------------------------------------
          To induce Lenders to enter into this Credit
Agreement and to make advances under the Credit Facilities hereunder, Borrower and Guarantor covenant to Lenders as follows:

          A.   GENERAL COVENANTS.

          Section 5.01. FF&E. Borrower shall furnish, fixture and equip the Hotel/Casino Operation with the FF&E. All FF&E that is purchased and installed in the Premises shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrower should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, Borrower shall be required to immediately, permanently reduce the Maximum Principal Balance of the Credit Facility by the amount of the Capital Proceeds of the FF&E so disposed of, subject, however, to the right of Lenders to verify to their reasonable satisfaction the amount of said Capital Proceeds; in the event Lenders and Borrower do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrower, at its sole cost and expense, shall obtain a written appraisal from an appraiser reasonably satisfactory to Lenders, setting forth said values and amounts, and Lenders agree to accept the results of said appraisal. The Maximum Principal Balance shall immediately be reduced without duplication by the amount of such appraisal.

          Section 5.02.  PERMITS; LICENSES AND LEGAL
REQUIREMENTS. Borrower shall comply in all material respects with and keep in full force and effect, as and when required, all permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Premises as the Hotel/Casino Operation. Borrower shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Premises.

          Section 5.03.  PAYMENT OF FEES.  Borrower shall pay
all Nonusage Fees, Agency Fees and each Extension Fee, if any become due, on or before five (5) days from the date due.

          Section 5.04. PROTECTION AGAINST LIEN CLAIMS. Borrower shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Hotel/Casino Operation in accordance with this
Section 5.04. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Premises or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Hotel/Casino Operation, said lien or claim shall be paid, released and discharged of record within sixty (60) days after the filing or recording thereof, or Borrower shall have caused said mechanic's lien or materialman's lien to be released of record pursuant to the provisions set forth in the Nevada Revised Statutes 108.2413, et. seq., within ninety (90) days of the date of the recordation of the mechanic's lien or materialman's lien in the office of the County Recorder of Clark County, Nevada.

          Section 5.05. NO CHANGE IN CHARACTER OF BUSINESS. At all times throughout the term of the Credit Facilities (i) Borrower shall be the owner of the Real Property and Collateral, except as otherwise permitted in Section 6.16,
(ii) the Premises shall be operated by Borrower except for Subleases, and (iii) Borrower shall not effect a material change in the nature and character of the Hotel/Casino Operation as presently conducted. Notwithstanding the foregoing, Borrower shall be free to change the nature and character of its business as presently conducted and as presently contemplated so as to be competitive to other resort hotel/casinos in the Laughlin area; provided, however, except as permitted Section 6.16 herein, in no event shall the hotel and/or gaming activities to be conducted in the Hotel/Casino Operation be sold or leased or otherwise disposed of to any Person without the prior written consent of Lenders.

          Section 5.06. PRESERVATION AND MAINTENANCE OF PROPERTIES AND ASSETS. At all times throughout the term of the Credit Facilities, (a) Borrower shall operate, maintain and preserve all rights, privileges, franchises, licenses, gaming licenses and other properties and assets necessary to conduct the Hotel/Casino Operation on the Premises, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrower shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of the Hotel/Casino Operation on the Premises (other than sales of FF&E to the extent permitted hereby), as presently conducted and as presently contemplated, other than in the normal course of Borrower's business and as otherwise permitted herein. Furthermore, in the event Borrower, any Affiliate or Subsidiary or any Related Entities shall acquire any other real property or rights to the use of real property, the use of which is material to the Hotel/Casino Operation, then within sixty (60) days of the acquisition of such real property or the rights to the use of such real property, Borrower shall notify Lenders of such acquisition and shall further upon the demand of Agent Bank execute or cause to be executed such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facilities. Furthermore, subject to the limitations set forth in Section 6.15, Borrower agrees that commencing on the first annual anniversary of the Closing Date, that no less than a cumulative average of two percent (2%) per annum of all Total Revenues from the Hotel/Casino Operation shall be spent during each calendar year for Capital Expenditures relating to the Premises.

          Section 5.07. REPAIR OF PROPERTIES AND ASSETS. To the extent permitted by Section 6.15, at all times throughout the term of the Credit Facilities, Borrower shall, at its own cost and expense, (a) maintain, preserve and keep in a manner consistent with hotel and gaming casino operating practices applicable to a hotel/casino operation operating in the Laughlin area, its assets and properties, including, but not limited to, the Collateral and all FF&E owned or leased by Borrower in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets and properties. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, INTER ALIA, to the provisions of Section 5.02 and subject to the lien of the Deed of Trust.

          Section 5.08.  FINANCIAL STATEMENTS; REPORTS AND
BOOKS AND RECORDS.

               a.   At all times throughout the term of the
Credit Facilities, Borrower and Guarantor shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrower and Guarantor shall permit Lenders and any authorized representatives of Lenders to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower and/or Guarantor at all reasonable times upon the giving of reasonable notice of such intent. In addition, in the event any Default, or any event which may have a Material Adverse Effect on the financial condition of Borrower or Guarantor, then in either or both of such events, Borrower or Guarantor, as the case may be, shall promptly notify Lenders of such occurrence.

               b.   Company prepared unaudited financial
statements of the Aztar Consolidation, HRN, Adamar - NJ and Borrower shall be submitted to each Lender within sixty (60) days after the end of each Fiscal Quarter, except the last quarter of each Fiscal Year. Annual audited financial statements of the Aztar Consolidation and Borrower (the "Annual Audited Statements") and company prepared financial statements of HRN and Adamar - NJ, shall be submitted to each Lender by May 1st of each calendar year. The statements submitted by HRN and Adamar-NJ shall be signed by a duly authorized officer of each respective company. The Annual Audited Statements of the Aztar Consolidation and Borrower shall be audited by Coopers and Lybrand or such other firm of independent certified public accountants as is satisfactory to Lenders. Further, the President, Vice President, Controller or Treasurer of Aztar shall furnish Agent Bank with a Compliance Certificate as of the end of each Fiscal Quarter at the time of submission of Aztar Consolidation financial statements declaring whether or not Aztar and Borrower are in full compliance with all terms, provisions and covenants required of Aztar and Borrower in this Credit Agreement. A copy of such Compliance Certificate is marked "Exhibit P", affixed hereto and by this reference incorporated herein and made a part hereof. If requested by any Lender, a copy of the annual audited financial statements in form and content as required by the State Gaming Control Board (NGC-GCB Reg. 6) shall be forwarded to each Lender within fifteen (15) days of the date such reports are submitted to the Gaming Control Board, together with a copy of the auditor's letter to management accompanying such reports, if any. Aztar and Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may require. All such information will be prepared in accordance with GAAP.

               c. As soon as reasonably practical after each Fiscal Year End, but in no event later than forty-five (45) days following each Fiscal Year End, projected income statements and balance sheets for Borrower and the Aztar
Consolidation shall be delivered to Agent Bank.

               d. Guarantor shall submit its annual report to shareholders to Agent Bank, with sufficient copies for distribution to each of the Lenders, at such time as such report is mailed to shareholders of record or otherwise made available.

               e.   Throughout the term of the Credit
Facilities, Guarantor shall furnish to each of the Lenders all reports of Guarantor to or required to be filed with the Securities Exchange Commission (ie. 10Q, 10K, Proxy Statements, etc.) promptly and in any event within ten (10) Banking Business Days of submission of such reports to the Securities Exchange Commission.

               f.   Throughout the term of the Credit
Facilities, Borrower and Guarantor shall furnish to Lenders any financial information or other information bearing on the financial status of the Credit Facilities which is reasonably requested by Agent Bank or any Lender.

          Section 5.09.  INSURANCE.  Borrower shall obtain, or
cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Credit
Facilities, at its own cost and expense, and shall deposit with Agent Bank on or before the Closing Date:

               a.   Comprehensive general public liability
insurance in an amount reasonable and customary in the hotel/casino industry and acceptable to Agent Bank;

               b.   Worker's compensation insurance and
employer's liability insurance in such amounts as may be required by statute;

               c. Flood insurance if the property is located in an area designated by the Secretary of Housing and Urban
Development as a special flood hazard area, and then in the maximum insurable amount;

               d. Business interruption insurance in amounts sufficient to pay operating expenses, lost rental income and debt service for a period of up to one (1) year;

               e.   Casualty insurance against loss by fire
and other risks of physical loss or damage to the property in amounts not less than the full replacement cost of all improvements, plus the cost of debris removal;

               f.   Earthquake insurance to the extent
reasonable limits are available at commercially reasonable rates. (For the purpose of this provision, commercially reasonable rates shall be deemed to exist if a substantial portion of hotel-casinos operating in Clark County, Nevada, are carrying such insurance.) Such policies may provide for a five percent (5%) deductible on losses due to earthquakes;

               g. Any other insurance reasonably requested by Agent Bank in such amounts and covering such risks as may be reasonably required; and

               h. All policies of insurance required to be maintained by Borrower shall be issued by companies satisfactory to Agent Bank and shall have coverages and endorsements and be written for such amount as Agent Bank may reasonably require. All policies of insurance for casualty loss or general public liability shall name Agent Bank on behalf of the Lenders as an additional loss payee and all policies of insurance on the Collateral required to be maintained by Borrower must name Agent Bank as mortgagee, must insure the interest of Agent Bank in the property as mortgagee and all of such policies must provide that no cancellation or modification of the policies will be made without thirty (30) days' prior written notice to Agent Bank. Policies may include up to a Two Hundred Fifty Thousand Dollar ($250,000.00) deductible on all losses (other than earthquake as provided hereinabove) with respect to any property insurance policies or such higher amount as Agent Bank may approve in its reasonable discretion, and a Five Hundred Thousand Dollar ($500,000.00) deductible on all liability insurance policies or such other amounts as Agent Bank may approve in its reasonable discretion, but shall otherwise in no manner make Borrower or Lenders a co-insurer prior to a loss in excess of policy limits.

          Section 5.10. TAXES. Throughout the term of the Credit Facilities, Borrower and Guarantor shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrower and Guarantor shall promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon them, or in respect of any of their respective properties and assets except such taxes, if any, as are being contested in good faith as provided in
Section 4.07 herein.

          Section 5.11. PERMITTED ENCUMBRANCES ONLY. At all times throughout the term of the Credit Facilities, Borrower shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Section 5.04 and 5.10, such items as are being contested in the manner described therein, written notice of all tax lien contests and all other items involving amounts in excess of $100,000 in the aggregate having been given to Agent Bank, (b) with respect to any other items involving amounts in excess of $100,000 in the aggregate, if any, as are being contested in good faith by appropriate proceedings and for which Borrower has maintained adequate reserves with Agent Bank for the payment thereof, and
(c) with respect to any other item involving amounts less than One Hundred Thousand Dollars ($100,000.00), if any, as are being contested in good faith by appropriate proceedings. The foregoing shall not be deemed to limit liens and encumbrances with respect to the Riverboat Project, which shall be subject to the terms and conditions of Article III B and the Riverboat Loan Documents.

          Section 5.12. ADVANCES. At any time during the term of the Credit Facilities, if Borrower or Guarantor should fail (a) to perform or observe, or (b) to cause to be performed or observed, any covenant or obligation of Borrower or Guarantor under this Credit Agreement or any of the other A/R Loan Documents, then Agent Bank, upon the giving of thirty
(30) days written notice, may (but shall be under no obli-gation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Lenders pursuant to this
Section 5.12 shall become an additional obligation of Borrower and Guarantor to Lenders secured by the Deed of Trust and other A/R Loan Documents, including, without limitation, funds advanced by Lenders pursuant to any of the A/R Loan Documents to comply with Hazardous Materials Laws prior to completion of a judicial or non-judicial foreclosure under the Deed of Trust, and reduce the amount of Available Borrowings and shall become due and payable by Borrower and Guarantor on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate as set forth in the Note (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrower or Guarantor). In no event shall the taking of any action or actions contemplated by this Section 5.12 preclude Lenders or Agent Bank from exercising any rights or remedies available to them under Article VII of this Credit Agreement.

          Section 5.13. FURTHER ASSURANCES. Borrower and Guarantor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the A/R Loan Documents and such further documents, instruments and transfers as the Lenders or Agent Bank may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the A/R Loan Documents or in any of the REI Pledge Documents, or in the description of the Real Property or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facilities. Further, upon the execution and delivery of the Deed of Trust and each of the A/R Loan Documents or in any of the REI Pledge Documents and thereafter, from time to time, Borrower shall cause the Deed of Trust and each of the A/R Loan Documents and each of the REI Pledge Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be required by the Lenders or Agent Bank, in order to publish notice of and fully protect the liens of the Deed of Trust and the A/R Loan Documents and each of the REI Pledge Documents and to protect or continue to perfect the security interests created by the Deed of Trust and A/R Loan Documents in the Real Property and each of the REI Pledge Documents and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

          Section 5.14. INDEMNIFICATION. Borrower and Guarantor agree to and do hereby jointly and severally indemnify, protect, defend and save harmless each of the Banks and their respective trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement and the transactions contemplated herein; provided, however, Borrower and Guarantor shall not be obligated to indemnify, protect, defend and save harmless an Indemnified Party if the loss, damage, expense or liability was caused by (a) the negligence or wilful misconduct of such Indemnified Party, or (b) the material breach of this Credit Agreement by such Indemnified Party. In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower and Guarantor, Agent Bank shall promptly notify Borrower and Guarantor in writing, and Borrower and Guarantor shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by Indemnified Party that a conflict of interest would otherwise exist, the applicable Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrower and Guarantor shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's or Guarantor's consent, or if there be a final judgment for the claimant in any such action, Borrower and Guarantor agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and the repayment of the Credit Facilities with respect to matters occurring prior to such repayment.

          Section 5.15. INSPECTION OF THE PREMISES. At all times during the term of the Credit Facilities, Borrower shall provide or cause to be provided to Lenders and any authorized representatives of Lenders, accompanied by representatives of Borrower, the reasonable right of entry and free access to the Premises to inspect same on reasonable prior notice to Borrower.

          Section 5.16.  COMPLIANCE WITH OTHER LOAN DOCUMENTS.
Borrower and/or Guarantor, as the case may be, shall comply with each and every term, condition and agreement contained in the A/R Loan Documents to which it is a party.

          Section 5.17. SUITS OR ACTIONS AFFECTING BORROWER AND/OR GUARANTOR. Throughout the term of the Credit Facilities, Borrower and/or Guarantor, as applicable, shall promptly advise Agent Bank in writing within ten (10) days of Borrower's or Guarantor's, as the case may be, knowledge thereof of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrower and/or Guarantor) against, or to the actual knowledge of Borrower and/or Guarantor, threatened or affecting Borrower and/or Guarantor which, if adversely determined, would have a Material Adverse Effect on the Premises or the business, operations, properties or financial conditions of Borrower and/or Guarantor, (b) any material labor controversy resulting in or threatening to result in a strike against the Premises, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrower and/or Guarantor.

          Section 5.18. NOTICE TO STATE GAMING CONTROL BOARD. Borrower and Guarantor shall make all required reports and disclosures to the Nevada State Gaming Control Board, including, but not limited to, reporting this Credit Facility transaction within the time period required by Regulation 8.130(2) of the Regulations of Nevada Gaming Commission and State Gaming Control Board.

          Section 5.19.  TRADENAMES, TRADEMARKS AND
SERVICEMARKS. Borrower shall not assign or in any other manner alienate its interest in any tradenames, trademarks or servicemarks relating or pertaining to the Premises or the Hotel/Casino Operation during the term of the Credit Facilities. Provided, however, that Borrower may change or modify any tradenames, trademarks or servicemarks upon thirty
(30) days prior written notice to Agent Bank and upon the written consent of Lenders, which consent shall not be unreasonably withheld.

          Section 5.20.  NOTICE OF HAZARDOUS MATERIALS.
Within ten (10) days after an executive officer of the Borrower obtaining actual knowledge thereof, Borrower shall immediately advise Agent Bank in writing of (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Premises ("Hazardous Materials Laws"); (b) all claims made or threatened by any third party against Borrower or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Borrower or any part thereof to be classified as a "border-zone property" under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under, any Hazardous Materials Laws.

          B.   RIVERBOAT CONSTRUCTION COVENANTS.  The
following covenants shall be effective from and after the Initial NRL Disbursement:

          Section 5.21. MODIFICATION OF RIVERBOAT LOAN DOCUMENTS. The Riverboat Loan Documents shall not be amended or modified without the prior written consent of Agent Bank which consent shall not be unreasonably withheld. No additional agreements or understandings, either written or oral, shall be entered into between REI and AMGC without the prior written consent of Agent Bank which consent shall not be unreasonably withheld.

          Section 5.22. COMMENCEMENT AND COMPLETION OF THE RIVERBOAT PROJECT. Borrower and Guarantor will use their best efforts to cause AMGC to commence the Riverboat Project and to complete the Riverboat Project with due diligence (a) in substantial accordance and compliance with the Riverboat Plans and Specifications, (b) in accordance and compliance with the terms and conditions of the Riverboat Loan Documents and all requirements of all Governmental Authorities acting in or for the locality in which the Missouri Properties are situated, if the failure to comply with such requirements would materially jeopardize AMGC's right to or ability to continue and complete the Riverboat Project, and (c) so that all requirements for the occurrence of the Riverboat Completion Date with respect to the Riverboat Project shall be completed in accordance with the Riverboat Plans and Specifications.

          Section 5.23.  RIVERBOAT PLANS AND SPECIFICATIONS.
A final set of Riverboat Plans and Specifications for the Riverboat Project has been furnished to Agent Bank or will be furnished prior to the initial Riverboat Disbursement Date and shall be held by Agent Bank throughout the Riverboat Construction Period, as the same may be amended.

          Section 5.24. CONSTRUCTION OF THE RIVERBOAT PROJECT ENTIRELY ON MISSOURI PROPERTIES. REI shall use its best efforts to cause AMGC to construct the Riverboat Project entirely on the Missouri Properties and to not encroach upon or overhang any real property, easement or restriction rights owned by any other Person or entity other than as permitted under the Riverboat Loan Documents.

          Section 5.25.  LIST OF MAJOR SUBCONTRACTORS.
Borrower shall use its best efforts to cause REI to furnish to Agent Bank from time to time during the Riverboat Construction Period, within a reasonable time after the written request by Agent Bank to Borrower, in a form reasonably acceptable to Agent Bank, a then current correct list of all Major Subcontractors to the Riverboat Project. Upon request, true and correct copies of all executed contracts and subcontracts with Major Subcontractors as of such date shall be delivered to Agent Bank.

          Section 5.26. INSPECTION OF CONSTRUCTION PROGRESS. The Riverboat Loan Documents shall provide that designated representatives of Banks, shall, at all times have the right of reasonable entry and free access to the Missouri Properties and the right to inspect all work done, labor performed and materials furnished in connection with the Riverboat Project and the right to inspect all books, contracts and records of Borrower and AMGC relating to the Riverboat Project and the Riverboat Loan. In performing such inspection, Banks shall cooperate with Borrower and AMGC in making suitable arrangements to minimize disruption of the construction work, and shall comply with Borrower's insurance policies and safety and security requirements.

          Section 5.27. PROTECTION AGAINST LIEN CLAIMS. Borrower shall cause AMGC to promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Riverboat Project in accordance with this
Section 5.28. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Missouri Properties or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Riverboat Project, said lien or claim shall be paid, released, discharged of record or bonded within ninety (90) days after the filing or recording of the mechanic's lien or materialman's lien in accordance with applicable law and procedures.

          Section 5.28. APPRAISAL. Prior to the first annual anniversary of the Initial NRL Disbursement Date, Agent Bank shall receive an appraisal of the Premises in the Hotel/Casino Operation engaged by Agent Bank on behalf of Lenders, at the expense of Borrower, reviewed and acceptable to Agent Bank and Lenders providing at least a One Hundred Million Dollar ($100,000,000.00) going concern value of the Premises and Hotel/Casino Operation.

                         ARTICLE VI
                         ----------
                     FINANCIAL COVENANTS
                     -------------------
          Until payment in full of all sums owing hereunder and under the Notes and the obligation to advance Borrowings and NRL Disbursements hereunder has terminated, Borrower and Guarantor agree, as set forth below, to comply or cause compliance with the following Financial Covenants.

          A. AZTAR CONSOLIDATION AFFIRMATIVE FINANCIAL COVENANTS. Commencing on the Closing Date and continuing until payment in full of all sums owing hereunder or under the Notes and termination of the Credit Facilities, Guarantor agrees that the Aztar Consolidation will comply with the following financial covenants and deliver all reports, data and statements required hereunder to Agent Bank at the times and manner set forth below, as follows:

          Section 6.01.  AZTAR CONSOLIDATION TANGIBLE NET
WORTH.  Aztar Consolidation shall maintain a Tangible Net
Worth of at least Three Hundred Five Million Dollars
($305,000,000.00), which shall be determined as of the end of each Fiscal Year.

          Section 6.02. AZTAR OPERATING TIMES FIXED CHARGE COVERAGE RATIO. Aztar Consolidation shall maintain a minimum Aztar Operating Times Fixed Charge Coverage Ratio of 1.5 to 1.0, which shall be determined at the end of each Fiscal Quarter on a cumulative basis with that Fiscal Quarter and the previous three (3) consecutive Fiscal Quarters. For the purpose of this covenant, the "Aztar Operating Times Fixed Charge Coverage Ratio" shall mean Pre-tax Net Profit plus depreciation and amortization expense, plus interest expense, plus net rent expense, minus interest income, divided by the sum of the principal payments required to be made on long term debt during the Fiscal Quarter under review and the previous three (3) Fiscal Quarters (excluding the balloon payment by Aztar Mortgage Funding due September 15, 1996), plus interest expense and net rent expense, minus interest income.

          Section 6.03. AZTAR DISTRIBUTION TIMES FIXED CHARGE COVERAGE RATIO. Aztar Consolidation shall maintain a minimum Aztar Distribution Times Fixed Charge Coverage Ratio of 1.0 to
1.0 to be determined at the end of each Fiscal Quarter in a cumulative basis with that Fiscal Quarter and the previous three consecutive Fiscal Quarters. For the purposes of this covenant, "Aztar Distribution Times Fixed Charge Coverage Ratio" shall be defined as Pre-tax Net Profit, plus depreciation and amortization expense, plus interest expense, plus net rent expense, minus interest income, divided by the sum of the principal payments required to be made on long term debt during the Fiscal Quarter under review and the previous three (3) Fiscal Quarters (excluding the balloon payment by Aztar Mortgage Funding due September 15, 1996), plus interest expense, plus net rent expense, minus interest income, plus dividends and Capital Expenditures (excluding: (i) the financed portion of Capital Expenditures, (ii) purchase of the general or limited partnership interests in AGP or AGP's right, title and interest in the Trop World Hotel and Casino in Atlantic City, New Jersey and related land and improvements, and (iii) the "Expansion and Remodeling Project", as defined in the C/T Loan Agreement).

          B. BORROWER'S AFFIRMATIVE FINANCIAL COVENANTS. Until the payment in full of all sums owing hereunder or under the Notes, Borrower agrees it will comply with the following financial covenants and deliver all reports, data and statements required hereunder to Agent Bank at the times and in the manner set forth below as follows:

          Section 6.04.  MATERIAL REPORTS.  As soon as
available any written report pertaining to material items in respect of Borrower's internal control matters submitted to Borrower by independent certified public accountants in connection with each annual audit or quarterly review of the financial condition of Borrower, including, but not limited to, a copy of the auditor's letter to management accompanying such audits and reports, if any.

          Section 6.05. CASH FLOW BUDGETS. Borrower shall submit annual cash flow budgets within sixty (60) days after each Fiscal Year end and shall deliver or cause to be delivered to Agent Bank within fifty (50) days of the end of each Fiscal Quarter reports on the actual Fiscal Quarter's and year to date results compared to the comparative portions of the annual cash flow budget and any adjustments to the annual cash flow budget.

          Section 6.06. CAPITAL EXPENDITURE BUDGET. Borrower shall submit or cause to be submitted within ten (10) days following completion thereof, but in no event later than sixty
(60) days after each Fiscal Year end, an annual budget of Capital Expenditures listing each anticipated Capital Expenditure for the Premises. On or before fifty (50) days from the end of each Fiscal Quarter, Borrower shall submit or cause to be submitted a report of actual Capital Expenditures for Borrower comparing such actual Capital Expenditures with the anticipated Capital Expenditures as set forth in the comparative portions of the budget of Capital Expenditures for such Fiscal Year and any adjustments to such budget of Capital Expenditures.

          Section 6.07. REI OPERATING TIMES FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a minimum REI Operating Times Fixed Charge Coverage Ratio of at least 1.30 to 1.0 which shall be determined at the end of each Fiscal Quarter on a cumulative basis with that Fiscal Quarter and the previous three (3) consecutive Fiscal Quarters. "REI Operating Times Fixed Charge Coverage Ratio" as used in this covenant shall be defined as Pre-tax Net Profit plus depreciation and amortization expense, plus interest expense, plus net rent expense, minus interest income, divided by the sum of the principal payments required to be made on long term debt during the Fiscal Quarter under review and the previous three (3) Fiscal Quarters, plus interest expense and net rent expense, minus interest income.

          Section 6.08. OPERATING ACCOUNTS. All operating and payroll accounts used or maintained by Borrower with Agent Bank in connection with the operation of the Hotel/Casino Operation shall be maintained on, at least, a break-even basis (as provided by Agent Bank's Statement of Account Analysis). Any losses on such account or accounts shall be settled monthly by Borrower.

          C.   AZTAR CONSOLIDATION/GUARANTOR NEGATIVE
FINANCIAL COVENANTS.

          Section 6.09. AZTAR CONSOLIDATION'S NON-PAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY. Aztar Consolidation shall not (a) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of (i) any other Indebtedness for borrowed money of, or guaranteed by, Aztar or any Subsidiary (except any such Indebtedness of any Subsidiary to Aztar or to any other Subsidiary), or (ii) Indebtedness loaned pursuant to a loan agreement to which Aztar, any Affiliate or any Subsidiary is a party, or (b) default in the performance or observance of any obligation or condition with respect to any such other Indebtedness (subject to any applicable grace period) (x) if as a consequence of such default the maturity of any such Indebtedness is accelerated, or (y) if the acceleration of such Indebtedness would have a Material Adverse Effect upon the financial condition of Aztar and its Subsidiaries, taken as a whole, and such default would permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity. The provisions of this Section 6.09 shall not be applicable to any such Indebtedness if the aggregate principal amount thereof does not exceed Five Million Dollars ($5,000,000.00) at the time outstanding.

          Section 6.10.  ERISA.  Aztar Consolidation shall
not:

               a. At any time, permit any Pension Plan which is maintained by the Aztar Consolidation or to which the Aztar
Consolidation is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

                    (i)   engage in any non-exempt
          "prohibited transaction", as such term is defined in Section 4975 of the Code;

                    (ii)  incur any material "accumulated
          funding deficiency", as that term is defined in
          Section 302 of ERISA; or

                    (iii) suffer a termination event to occur which may reasonably be expected to result in liability of Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to
          Section 4068 of ERISA.

               b.   Fail, upon the Aztar Consolidation
becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by the Aztar Consolidation or to which the Aztar Consolidation is obligated to contribute on behalf of its employees or any trust created thereunder.

               c. At any time, permit any Pension Plan which is maintained by the Aztar Consolidation or to which the Aztar Consolidation is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable Laws in any respect that would result in a Material Adverse Effect.

          Section 6.11. PROHIBITION AGAINST TRANSFER OF STOCK OF BORROWER. Guarantor shall not during the term of the Credit Facilities sell, transfer, assign, hypothecate or otherwise alienate its interest in all or any portion of the common voting stock of Borrower.

          D.   BORROWER NEGATIVE FINANCIAL COVENANTS.

          Section 6.12.  LIMITATION ON CONSOLIDATED TAX
LIABILITY. Borrower shall not be liable to any Affiliate for federal income taxes in excess of the amount of federal income taxes it would pay if reporting as a separate entity.

          Section 6.13. MARGIN REGULATIONS. No part of the proceeds of the Credit Facilities will be used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          Section 6.14. EQUIPMENT LEASE OBLIGATIONS. (Other than with respect to the Expansion and Remodeling Project, as defined in the C/T Loan Agreement, the Riverboat Project or other project approved by Lenders under Section 2.10) Borrower shall not incur in the aggregate any purchase money or Equipment Lease obligations in excess of Five Million Five Hundred Thousand Dollars ($5,500,000.00) at any time outstanding without the prior written consent of Agent Bank. The aggregate value of Equipment Lease obligations shall be deemed to be the present value of future Equipment Lease payments required thereunder.

          Section 6.15. CAPITAL EXPENDITURE LIMITATION. (Other than with respect to the Expansion and Remodeling Project, as defined in the C/T Loan Agreement, the Riverboat Project or other project approved by Lenders under
Section 2.10) Borrower shall not make Capital Expenditures or acquire additional fixed assets in any Fiscal Year in an annual aggregate amount in excess of Five Million Dollars ($5,000,000.00) without the prior written consent of Agent Bank. Any sums not expended during any Fiscal Year may be expended in the following Fiscal Year, cumulative from year to year so long as the maximum aggregate amount expended during any Fiscal Year does not exceed Fifteen Million Dollars ($15,000,000.00).

          Section 6.16. NO MERGER. Borrower shall not consolidate with or merge into any Person, or sell (whether in one transaction or in a series of transactions) all or any portion of the Collateral without the prior written consent of Agent Bank other than: (a) as specifically provided and permitted in this Credit Agreement, or (b) to Aztar so long as Aztar acknowledges and agrees that the provisions herein contained and contained in the A/R Loan Documents and/or REI Pledge Documents as applicable to Borrower shall be binding upon Aztar as its successor.

          Section 6.17. NO SECONDARY LIENS. Subject to the Capital Expenditure limitation set forth hereinabove in Sections 6.14 and 6.15, Borrower shall not permit any secondary liens or financing on the Collateral without prior written consent of Agent Bank except for purchase money security interest granted by Borrower for replacement of furnishings, fixtures, and equipment in the ordinary course of Borrower's business and except for other Permitted Encumbrances.

          Section 6.18. UNSECURED INDEBTEDNESS LIMITATION. Other than with respect to Equipment Lease obligations set forth in Section 6.14 above, Borrower shall not incur in the aggregate unsecured interest bearing Indebtedness in excess of Two Million Dollars ($2,000,000.00) at any time outstanding. The unsecured Indebtedness permitted under this Section 6.18 shall not have or be subject to covenants and conditions more onerous than the covenants applicable to Borrower as set forth in this Credit Agreement.

          Section 6.19. NO GUARANTIES. Borrower shall not directly or indirectly guaranty or become secondarily liable for the Indebtedness of any other Person; provided, however, that the foregoing shall not limit or prohibit the endorsement in the ordinary course of collection, of instruments payable to it or to its order.

                         ARTICLE VII

                      EVENTS OF DEFAULT
                      -----------------
          Section 7.01.  EVENTS OF DEFAULT.  The occurrence of
any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

               (a)  Any representation or warranty made by
Borrower or Guarantor pursuant to or in connection with this Credit Agreement, the Notes, or any other A/R Loan Document (as in effect from time to time) or in any report, certificate, financial statement or other writing furnished by Borrower or Guarantor in connection herewith, shall prove to be false, incorrect or misleading in any substantial and material aspect as of the date when made;

               (b) Borrower or Guarantor shall have defaulted in the payment of any instalment of interest on the Notes when due, and such default shall have remained uncured for a period of five (5) days after the date due;

               (c) Borrower or Guarantor shall have defaulted in the payment of any instalment or required reduction of principal on the Notes or on any other payment due under the terms of the A/R Loan Documents when due, and such default shall have remained uncured for a period of five (5) days after the date due;

               (d) Borrower or Guarantor shall have defaulted in the payment of any late charge for a period of five (5) days after the date due;

               (e)  Borrower or Guarantor shall fail to
observe or perform any term, covenant, condition or promise contained in this Credit Agreement, the Notes, the Deed of Trust or any other A/R Loan Document other than for the payment of money, and such failure continues for a period of more than thirty (30) days after notice by Agent Bank of such failure; provided, however, that if the nature of the default is such that it cannot be cured within such thirty (30) day period, Borrower shall be afforded a reasonable period of time to cure such a default, provided that Borrower commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

               (f)  Borrower or Guarantor shall commence a
voluntary case or other proceeding (or consents to an involuntary case or proceeding) seeking liquidation, re-organization or other relief with respect to it or its respective debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding commenced against it;

               (g)  An involuntary case or other proceeding
shall be commenced against Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days;

               (h) Borrower or Guarantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due;

               (i)  Borrower or Guarantor shall fail to pay
when due in accordance with its terms and provisions any other Indebtedness which failure materially impairs the security interests of Lenders and continues beyond the period of grace, if any, therefor;

               (j) The occurrence of any Reportable Event as defined under the Employment Retirement Income Security Act of 1974, as amended, which Lenders determine in good faith constitutes proper grounds for the termination of any employee pension benefit plan or Pension Plan of Aztar Consolidation, if any, covered by ERISA by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan, should occur and should continue for thirty (30) days after written notice of such determination shall have been given by Lenders;

               (k) Commencement, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to Agent Bank's satisfaction within ninety (90) days after its commencement, and which (i) materially affects the title to the Premises, or (ii) materially affects Borrower's right to use the Premises as a Hotel/Casino Operation;

               (l) Aztar shall fail to own at least 100% of the issued and outstanding voting common stock of REI;

               (m) The loss or suspension, other than on account of forces majeure, of Borrower's unrestricted Gaming Permits or the failure of Borrower to maintain gaming activities in the Hotel/Casino Operation other than on account of forces majeure at least to the same general extent as is presently conducted thereon for a period in excess of thirty
(30) consecutive days;

               (n)  Any order, judgment or decree shall be
entered against Borrower or Guarantor decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or Borrower or Guarantor shall otherwise dissolve or cease to exist;

               (o) Failure of the REI Pledge Documents to be valid, binding and in full force and effect after the Initial
NRL Disbursement Date; or

               (p)  The occurrence of an event of default
under the REI Pledge Documents unless the NRL Facility is paid in full and Borrower's rights to borrow thereunder terminated within thirty (30) days following written notice from Agent Bank.

          Section 7.02.  DEFAULT REMEDIES.  Upon the
occurrence of any Event of Default, Lenders may, at their option, declare the unpaid balance of the Notes, together with the interest thereon, to be fully due and payable, and may, at their option, exercise any or all of the following remedies:

               (a) The Lenders may terminate their obligation to issue Letters of Credit and to make any advances for Borrowings and NRL Disbursements and may declare all outstanding unpaid Indebtedness hereunder and under the Notes and other A/R Loan Documents and REI Pledge Documents (as in effect from time to time) together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h).

               (b) Any and all remedies available to Lenders under the A/R Loan Documents and REI Pledge Documents.

               (c)  For the purpose of carrying out this
section and exercising these rights, powers and privileges, Borrower and Guarantor hereby irrevocably constitute and appoint Agent Bank as their true and lawful attorneys-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrower and Guarantor.

               (d) Any other remedies available to Lenders at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower or Guarantor under this Credit Agreement or the other A/R Loan Documents and Borrower and Guarantor hereby specifically consent to any such request by Lenders.

               (e) Lenders may exercise one or more of their remedies simultaneously and all their remedies are non-exclusive and cumulative. Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy.

               (f) Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy or the default, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

          Section 7.03.  APPLICATION OF PROCEEDS.  All
payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral shall be applied in the following order of priority:

               (a) First, to the payment of all fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Lenders, their agents or representatives in connection with the realization upon any of said
Collateral; and

               (b) Next, to the balance of accrued interest remaining unpaid under the terms of the Notes; and

               (c) Next, to the payment in full of the Notes and other amounts due under this Credit Agreement, the Deed of Trust, or any other A/R Loan Documents or REI Pledge
Documents; and

               (d) Next, the balance, if any, of such
payments, proceeds, or amounts to Borrower or, if otherwise determined by a court of competent jurisdiction, to whomever may be entitled thereto. In the event the proceeds of the disposition of the Collateral are insufficient to fully pay the items set forth in subparagraphs (a), (b) and (c) above Borrower and Guarantor shall remain liable for any deficiency in accordance with the laws of the State of Nevada.

          Section 7.04.  NOTICES.  In order to entitle Lenders
to exercise any remedy available hereunder, it shall not be necessary for Lenders to give any notice, other than such notice as may be required expressly herein.

          Section 7.05. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. Upon the occurrence of an Event of Default, as a result of which Lenders shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower contained herein, Borrower shall, on demand, pay to Lenders the reasonable fee of such attorneys and such other expenses so incurred by Lenders.

          Section 7.06. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          Section 7.07. LICENSING OF AGENT BANK AND LENDERS. If Borrower shall be in default hereunder or under any of the A/R Loan Documents or REI Pledge Documents and it shall become necessary, or in the opinion of Agent Bank and Lenders advisable, for an agent, receiver or other representative of Agent Bank and Lenders to become licensed under the provisions of the laws of the State of Nevada, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Deed of Trust or other A/R Loan Documents or REI Pledge Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrower does hereby give its consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

          Section 7.08.  EXERCISE OF RIGHTS SUBJECT TO
APPLICABLE LAW. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of the State of Nevada and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

          Section 7.09. DISCONTINUANCE OF PROCEEDINGS. In case Agent Bank and/or Lenders shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Notes, the Deed of Trust or any other A/R Loan Document or REI Pledge Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lenders, then and in every such case Borrower and Guarantor, as applicable, Agent Bank and Lenders shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Lenders shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                        ARTICLE VIII

            DAMAGE, DESTRUCTION AND CONDEMNATION
            ------------------------------------
          Section 8.01. NO ABATEMENT OF PAYMENTS. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrower hereunder or under the Notes, and Borrower shall continue to be obligated to make such payments.

          Section 8.02. DISTRIBUTION OF CAPITAL PROCEEDS UPON OCCURRENCE OF FIRE, CASUALTY, OR CONDEMNATION. All monies received from fire, earthquake, flood and hazard extended insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral (other than Business Interruption Insurance) shall be paid directly to the Agent Bank, provided that in the event the amount paid to Agent Bank is equal to or less than One Million Dollars ($1,000,000.00), such amount shall be paid directly to Borrower, unless a Default or Event of Default shall have occurred and is continuing. In the event the amount paid to Agent Bank exceeds the then unpaid balance of principal and interest owing under the Notes, together with all other sums owing Lenders thereunder and hereunder, including the Stated Amount of any outstanding Letters of Credit (the "Balance of the Loan"), then such amount may be applied by Agent Bank to reduce the Balance of the Loan in such order as Lenders may determine and fund the Cash Collateral Account with the Stated Amount of all outstanding Letters of Credit, or at the option of Lenders in their sole and absolute discretion, the entire amount so collected, or any part thereof, may be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. In the event the amount paid to Agent Bank is greater than One Million Dollars ($1,000,000.00) but less than the Balance of the Loan, then such amount may be applied by Agent Bank to reduce the outstanding balance of the Credit Facilities in such order as Lenders may determine and fund the Cash Collateral Account with the Stated Amount of all outstanding Letters of Credit, or at the option of Borrower, unless an Event of Default has occurred hereunder and is continuing, in which case at the option of Lenders, the entire amount so collected, or any part thereof, may be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. In the event Lenders elect to, or are required to, release all or a portion of the collected funds to Borrower for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

               a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications to be approved by Lenders and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

               b.   Borrower shall provide Lenders with a
detailed estimate of the costs of such repairs or restorations;

               c. Borrower satisfies Lenders that after the reconstruction is completed, the value of the Hotel/Casino Operation as determined by the Lenders in their reasonable discretion, will not be less than the One Hundred Million Dollars ($100,000,000.00);

               d. In Lenders' sole reasonable opinion, any undisbursed portion of the RLC Facility contemplated hereunder, after deposit of such proceeds, is sufficient to pay all costs of reconstruction of the Premises or other Collateral; or if the undisbursed portion of such RLC Facility is not sufficient, Borrower deposits additional funds with Agent Bank, sufficient to pay such additional costs of reconstructing the Collateral;

               e.   Borrower has delivered to the Lenders a
construction contract for the work of reconstruction in form and content acceptable to the Lenders with a contractor acceptable to the Lenders;

               f. The Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Hotel/Casino Operation will produce income sufficient to pay all costs of operations and maintenance of the Premises with a reasonable reserve for repairs, and service all debts secured by the Premises;

               g. No Default or Event of Default (other than non-monetary Events of Default directly resulting from the event or events causing such insurance or casualty loss) has occurred and is continuing hereunder (other than non-monetary Events of Default directly resulting from the event or events causing such insurance or casualty loss);

               h.   Borrower has deposited with Agent Bank
that amount reasonably determined by Lenders (taking into consideration the amount of RLC Facility funds available for such purpose, and the amount of proceeds, if any, of insurance policies covering loss or rental income in connection with the Hotel/Casino Operation accruing and immediately forthcoming to the Lenders) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction, as reasonably estimated by the Lenders;

               i. Before commencing any such work, Borrower shall, at their own cost and expense, furnish Lenders with appropriate endorsements, if needed, to the fire insurance policy which Borrowers are then presently maintaining, to cover all of the risks during the course of such work; and

               j. Such work shall be commenced by Borrower within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deed of Trust.

                         ARTICLE IX

                     GENERAL CONDITIONS
                     ------------------
          The following conditions shall be applicable throughout the terms of this Credit Agreement:

          Section 9.01. FAILURE TO EXERCISE RIGHTS. Nothing herein contained shall impose upon Lenders any obligation to enforce any terms, covenants or conditions contained herein. Failure of Lenders, in any one or more instances, to insist upon strict performance by Borrower or Guarantor of any terms, covenants or conditions of this Credit Agreement or the other A/R Loan Documents or the REI Pledge Documents, shall not be considered or taken as a waiver or relinquishment by Lenders of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower or Guarantor with all the terms, covenants and conditions of this Credit Agreement and the other A/R Loan Documents or the REI Pledge Documents. The consent of Lenders to any act or omission by Borrower or Guarantor shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lenders' consent to be obtained in any future or other instance.

          Section 9.02. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 9.09, all of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

          Section 9.03. NOTICES. All notices received by Agent Bank with respect to Sections 2.03 and 2.12 and Conversions under the Notes shall only be effective upon actual receipt by Agent Bank. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demand which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telegram, telex, telecopies, Federal Express or other recognized form of overnight delivery, or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid; provided, however, notices to Lenders requesting disbursements of the Loan proceeds need not be sent by certified United States mail:

          If to Borrower
          or Guarantor:       c/o Aztar Corporation
                              2390 E. Camelback Rd., Ste. 400
                              Phoenix, Arizona   85016-3452
                              Attention: Treasury Department

          With a copy to:     Snell & Wilmer
                              One Arizona Center
                              Phoenix, Arizona  85004-0001
                              Attention: David Sprentall, Esq.

          If to Lenders:      First Interstate Bank of
                              Nevada, N.A.
                              Gaming Industry Department
                              Post Office Box 11007
                              Reno, Nevada  89520

          With a copy to:     Timothy J. Henderson, Esq.
                              Henderson & Nelson
                              164 Hubbard Way, Suite B
                              Reno, Nevada  89502

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third (3rd) day following the date of mailing, whichever occurs first, except that any notice of change of address or request for disbursement shall be effective only upon actual receipt by the party to whom said notice is addressed.

          Section 9.04. INCORPORATION OF TERMS. Borrower and Guarantor agree that the Notes shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Credit Agreement to the same extent and effect as if fully set forth in and made a part of the Notes, and Borrower and Guarantor and Lenders agree that this Credit Agreement is made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in the Notes to the same extent and effect as if fully set forth herein and made a part of this Credit Agreement, until this Credit Agreement is terminated by the repayment to Lenders of all principal, interest and other sums and expenses due and owing on the Notes and the cessation of the obligation to make advances on the Credit Facilities. If any provisions in this Credit Agreement are inconsistent with the provisions of other A/R Loan Documents or REI Pledge Documents, this Credit Agreement shall control.

          Section 9.05. OTHER AGREEMENTS. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement, are inconsistent with the terms of the A/R Loan Documents or REI Pledge Documents, such document, certificate or agreement shall be amended to the satisfaction of Lenders to remove such inconsistency.

          Section 9.06. COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Credit Agreement may be detached from any counterpart of this Credit Agreement and reattached to any other counterpart of this Credit Agreement identical in form hereto but having attached to it one or more additional signature pages.

          Section 9.07. RIGHTS, POWER AND REMEDIES ARE COUMLATIVE. None of the rights, powers and remedies conferred upon or reserved to Agent Bank or Lenders in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank or Lenders in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, power and remedies given to Agent Bank or Lenders herein. The exercise of any right or partial exercise thereof by Agent Bank or Lenders shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Lenders.

          Section 9.08.  SURVIVAL OF REPRESENTATIONS.  All
agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facilities hereunder and the execution and delivery of the Notes.

          Section 9.09. ASSIGNMENT OF A/R LOAN DOCUMENTS OR REI PLEDGE DOCUMENTS BY BORROWER. Borrower may not assign any of its right, title or interests in the A/R Loan Documents or REI Pledge Documents and the Credit Facilities, nor may Borrower delegate any of its obligations and duties under the A/R Loan Documents and the Credit Facilities, except as expressly provided herein. Any attempted assignment or delegation in contravention of the foregoing shall be null and void AB INITIO.

          Section 9.10. AGENT BANK AND ACTION BY LENDERS. Each of the Closing Lenders does hereby and each Post Closing Lender, upon execution and delivery of the Additional Funding Addendum, shall be deemed to appoint FINV as Agent Bank for the Lenders and FINV does hereby accept such appointment and each of the rights, duties and obligations set forth herein which are applicable to it as Agent Bank. Whenever Lenders and/or Agent Bank shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the A/R Loan Documents or REI Pledge Documents, then such election, exercise or consent shall be given or made for all Lenders by Agent Bank in accordance with Article X hereof.

          Section 9.11.  ASSIGNMENTS/PARTICIPATIONS BY
LENDERS. Lenders shall not have the right to assign their respective interests in the Credit Facilities to any other institutional lenders without the consent of Borrower which consent shall not be unreasonably withheld. In no event shall a Lender assign less than a Three Million Dollar ($3,000,000.00) Syndication Interest in the Credit Facilities unless such Lender assigns all of its Syndication Interest then held hereunder. Each assignee Lender shall assume the duties and obligations of the assigning Lender to the extent of the Syndication Interest assigned and effective as of the date of assignment and upon such assumption the assigning Lender shall be fully discharged of all duties and obligations arising hereunder after the date of such assignment to the extent of the Syndication Interest Assigned. Lenders may disclose to any such assignees or participants or prospective participants approved by Borrower any information or other data or material in Lenders' possession relating to Borrower, Guarantor or the Credit Facilities, the A/R Loan Documents, the REI Pledge Documents and the Premises without the further consent of or notice to Borrower. Borrower and Guarantor hereby expressly consent to the disclosure by Agent Bank to each of the Lenders of information, data and material relating to Borrowers, the Credit Facilities, the A/R Loan Documents, the REI Pledge Documents and the Premises. Provided, however, that nothing contained herein shall prohibit Lenders from participating their respective interests in the Credit Facilities so long as such participants have no direct rights hereunder or any voting rights under Article X hereinafter contained.

          Section 9.12.  TIME OF ESSENCE.  Time shall be of
the essence of this Credit Agreement.

          Section 9.13. CHOICE OF LAW AND FORUM. This Credit Agreement shall be governed by and construed in accordance with the law of the State of Nevada. Borrower and Guarantor further agree that the full and exclusive forum (other than in connection with any arbitration pursuant to Section 9.14 below) for the determination of any action relating to this Credit Agreement, the A/R Loan Documents, or any other document or instruments delivered in favor of Lenders pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

          Section 9.14.  ARBITRATION.

               a.   Upon the request of any party, whether
made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, A/R Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

               b. All Disputes between the parties shall be resolved by binding arbitration governed by the Nevada Uniform Arbitration Act, Nevada Revised Statutes Chapter 38, or, if not then in effect, by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

               c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

          Section 9.15. WAIVER OF JURY TRIAL. To the maximum extnet permitted by law, borrower, guarantor and each of the banks each mutually hereby expressly waive any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to this credit agreement, the notes or any of the A/R loan documents or any of the REI pledge documents, or in any way connected with, related to, or incidental to the dealings of borrower, guarantor and lenders with respect to this credit agreement, the notes or any of the A/R loan documents or any of the REI pledge documents, or the trnasactions related hereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the maximum extent permitted by law, borrower, guarantor and each of the lenders each mutually agree that any such action, cause of action, claim, demand, or proceedings shall be decided by a court trial without a jury and that the defending party may file an original counterpart of this section with any court or other tribunal as written evidence of the consent of the complaining party to the waiver of its right to trial by jury.

          Section 9.16. SCOPE OF APPROVAL AND REVIEW. Any inspection of the Premises or Hotel/Casino Operation or other documents shall be deemed to be made solely for Lenders' internal purposes and shall not be relied upon by the Borrower, Guarantor or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrower and/or Guarantor.

          Section 9.17. A/R LOAN DOCUMENTS. The A/R Loan Documents and the Security Documents may be held in the name of FINV as the administrative and collateral agent of all Lenders hereunder pursuant to the terms of Article X of this Credit Agreement and copies shall be furnished to each Lender.

          Section 9.18. ENTIRE AGREEMENT. This Credit Agreement with exhibits and related A/R Loan Documents embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements, negotiations and understandings, whether written or oral, relating to the subject matter hereof. Neither this Credit Agreement nor any provision herein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the charge, waiver, discharge or termination is sought.

          Section 9.19. SEPARABILITY OF PROVISIONS. In the event any one or more of the provisions contained in this Credit Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 9.20. CUMULATIVE NATURE OF COVENANTS. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

          Section 9.21. COSTS TO PREVAILING PARTY. If any action or proceeding is brought by any party against any other party under this Credit Agreement, the prevailing party shall be entitled to recover such costs and attorneys fees as the court in such action or proceeding may adjudge reasonable.

          Section 9.22. CANCELLATION. Notwithstanding any other provision hereof to the contrary, if Borrower, in its sole discretion, elects, prior to the Initial NRL Disbursement under the NRL Facility, not to request NRL Disbursements thereunder and to cancel the obligations of NRL Lenders to make NRL Disbursements thereunder, upon execution by Borrower of such documentation as may be reasonably requested by Agent Bank and its attorneys evidencing the cancellation of the NRL Facility and NRL Lenders' obligation to make NRL Disbursements thereunder, NRL Lenders shall reduce the amount secured by security interests, encumbrances, liens and other interests arising pursuant to the A/R Loan Documents with the amount of the NRL Facility (including, without limitation, executing amendments to the Deed of Trust reducing the amount secured thereby) and shall fully release the REI Pledge Documents within five (5) Banking Business Days after execution by Borrower of such cancellation documentation.

          Section 9.23. RIGHT OF SETOFF. In addition to all rights of setoff or lien against any monies, securities or other property of Borrower and Guarantor given to Lenders by law, from and after the occurrence of an Event of Default, Agent Bank and Lenders will have a right of setoff, in respect of all Indebtedness of the Borrower and Guarantor arising hereunder whether actual or contingent, mature or otherwise, against all monies, securities and other property of Borrower and Guarantor now or hereafter in the possession of or on deposit with Lenders, or any of them, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Borrower or Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Agent Bank or Lenders, or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Agent Bank and Lenders.

          Section 9.24.  EXHIBITS ATTACHED.  Exhibits are
attached hereto and incorporated herein and made a part hereof as follows:

          Exhibit A - Schedule of Lender Proportions in
                      Credit Facilities
          Exhibit B - Additional Funding Addendum
          Exhibit C - Syndication Adjustment Addendum
          Exhibit D - RLC Note
          Exhibit E - Notice of Borrowing
          Exhibit F - RLC Extension Request
          Exhibit G - RLC Reducing Revolving Option Exercise
                      Notice
          Exhibit H - NRL Note
          Exhibit I - NRL Disbursement Request
          Exhibit J - Continuation/Conversion Notice
          Exhibit K - Continuing Guaranty
          Exhibit L - Depository Closing Instructions
          Exhibit M - Equipment Leases
          Exhibit N - Subleases
          Exhibit O - Real Property
          Exhibit P - Compliance Certificate
          Exhibit Q - Termination Certificate
          Exhibit R - Litigation Certificate

                          ARTICLE X

                  INTERCREDITOR PROVISIONS
                  ------------------------
          The following provisions are hereby agreed to by and among Banks for the purpose of setting forth the terms, covenants and agreements amongst themselves governing their respective interests and responsibilities in the Credit Facilities, the A/R Loan Documents and the REI Pledge Documents. Nothing contained in this Article X shall be deemed to be for the benefit of or enforceable by any party other than Banks.

          Section 10.01. COMMITMENT TO FUND THE RLC FACILITY
AND NRL FACILITY.

               a. RLC FACILITY. Subject to the provisions of Article II A of the Credit Agreement, RLC Lenders shall fund Borrowings under the RLC Facility in the proportions set forth with reference to the RLC Facility on the Schedule of Lenders Proportions in Credit Facilities as described on "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, as may be amended from time to time. To the extent funds are advanced pursuant to the Credit Agreement for the RLC Facility, the RLC Lenders will have a vested undivided interest in the RLC Facility, RLC Note and the Collateral (after giving effect to the undivided interest of NRL Lenders as to the NRL Facility and NRL Note and together with the NRL Lenders in the Collateral as provided hereinbelow) equal to the respective proportions that the total amount of principal then owing each RLC Lender on the RLC Facility has to the total aggregate principal amount owing on the RLC Facility. Subject to the procedures set forth in
Section 2.03 and 2.06 herein, Agent Bank and the RLC Lenders each agree to fund their proportions in each Borrowing being made through Agent Bank on account of the RLC Facility on the Funding Date specified in wire advice from Agent Bank to each such RLC Lender in the manner provided in Sections 2.03 and
2.06 of the Credit Agreement.

               b. NRL FACILITY. Subject to the provisions of Article II C of the Credit Agreement, NRL Lenders shall fund the NRL Disbursements under the NRL Facility in the proportions set forth with reference to the NRL Facility on the Schedule of Lenders Proportions in Credit Facilities, as described on "Exhibit A", affixed to the Additional Funding Addendum, as may be amended from time to time. To the extent funds are advanced pursuant to the Credit Agreement for the NRL Facility, NRL Lenders will have a vested undivided interest in the NRL Facility, NRL Note and the Collateral (after giving effect to the undivided interest of RLC Lenders as to the RLC Facility and RLC Note together with the RLC Lenders in the Collateral as provided hereinabove) equal to the respective proportions that the total amount of principal then owing each NRL Lender on the NRL Facility has to the total aggregate principal amount owing on the NRL Facility. Subject to the procedures set forth in Section 2.12 herein, each of the NRL Lenders agree to fund their proportions in each NRL Disbursement being made through Agent Bank on account of the NRL Facility on the Funding Date specified in wire advice from Agent Bank to each such NRL Lender in the manner provided in Section 2.12 of the Credit Agreement.

          Section 10.02. ACCOUNTING FOR PAYMENTS AND
COLLECTIONS.

               a. RLC NOTE PAYMENTS AND COLLECTIONS. Agent Bank agrees to receive on behalf of the RLC Lenders the Scheduled Payments on the RLC Note and to remit such funds received to the RLC Lenders, in the proportion that the total amount of principal owing each RLC Lender has to the total aggregate principal amount owing on the RLC Facility as a Pre-Collateral Liquidation Distribution. Each such collection and remittance shall be made in immediately available funds on the date received by Agent Bank if received before 11:00 a.m., otherwise on the next Banking Business Day.

               b. NRL NOTE PAYMENTS. Agent Bank agrees to receive on behalf of the NRL Lenders, the Scheduled Payments on the NRL Note and to remit such funds received to the NRL Lenders, in the proportion that the total amount of principal owing each NRL Lender has to the total aggregate principal amount owing on the NRL Facility as a Pre-Collateral Liquidation Distribution. Each such collection and remittance shall be made in immediately available funds on the date received by Agent Bank if received before 11:00 a.m., otherwise on the next Banking Business Day.

               c.   OTHER COLLECTIONS.  All other payments,
proceeds and collections received, including any amounts received from the Guarantor and all amounts held or realized from the sale or other disposition of the Collateral prior to the acquisition of such Collateral in the name of Agent Bank shall be received by Agent Bank and applied to the Credit Facilities in the following order of priority: (i) first to the payment of all fees, costs and expenses, including reasonable attorney's fees and expenses incurred by Agent Bank, its agents or representatives in connection with the realization upon any of said Collateral; (ii) next, to the balance of interest remaining unpaid on the RLC Note and the NRL Note as a Post-Collateral Liquidation Distribution; (iii) next, to the balance of principal remaining unpaid under the RLC Note and the NRL Note as a Post-Collateral Liquidation Distribution; (iv) next, to any other amounts owing to Agent Bank or any of the Lenders; and (v) next, the balance, if any, of such payment, proceeds or amounts to Borrower, or if otherwise determined by a court of competent jurisdiction, to whomever may be legally entitled thereto.

               d. POST-FORECLOSURE COLLECTIONS. All proceeds received or realized from the sale or other disposition of all or any portion of the Collateral which has theretofore been acquired in the name of Agent Bank pursuant to a Foreclosure Proceeding or the exercise of any right contained in the A/R Loan Documents or REI Pledge Documents shall be applied as follows: (i) first to the payment of all fees, costs and expenses, including reasonable attorney's fees and expenses incurred by Agent Bank, its agents or representatives in connection with the realization upon any of said Collateral;
(ii) next, to the balance of interest remaining unpaid on the RLC Note and the NRL Note as a Post-Collateral Liquidation Distribution; (iii) next, to the balance of principal remaining unpaid under the RLC Note and the NRL Note as a Post-Collateral Liquidation Distribution; and (iv) next, the balance, if any, shall be distributed to Lenders in the proportions as if the Credit Facilities were fully funded as a Post-Collateral Liquidation Distribution.

               e. COLLATERAL AGENT. All Collateral acquired pursuant to any Foreclosure Proceeding shall be acquired and held in the name of Agent Bank for the benefit of all Lenders.

          Section 10.03. DISCLAIMER OF WARRANTIES; RISK OF LOSS. No Bank makes any express or implied warranty of any kind with respect to all or any portion of either of the Credit Facilities and no Bank shall be liable to any other for any loss except as otherwise specifically provided herein; but after the disposition of funds as provided in Section 10.02 above, all losses in the RLC Loan shall be borne by each RLC Lender in accordance with its respective interest in the RLC Facility and all losses in the NRL Facility shall be borne by each NRL Lender in accordance with its respective interest in the NRL Facility.

          Section 10.04. DEFAULT AND DISCLOSURE. Agent Bank shall act as the agent of RLC Lenders for the collection and disbursement of the proceeds of the RLC Loan and as the agent of NRL Lenders for the collection and disbursement of the proceeds of the NRL Facility. Subject to the provisions hereinafter contained in Section 10.08, Agent Bank in its capacity as a RLC Lender and NRL Lender shall have all of the rights of a holder of the RLC Note, NRL Note and Collateral and shall immediately give written notice to each Lender of the occurrence of any Default or Event of Default or any of the A/R Loan Documents or REI Pledge Documents, or any other matters which to its actual knowledge and in its best judgement may materially and adversely affect the interests of any of the parties hereto.

          Section 10.05. ADMINISTRATION.  Agent Bank agrees:

               a.   To monitor and deal with the Credit
Agreement, Collateral and Credit Facilities on behalf of itself and the Lenders consistent with the terms of this
Article X;

               b.   To disburse the proceeds of the Credit
Facilities in accordance with the Credit Agreement;

               c.   To service and manage the Credit
Facilities and the Collateral in the ordinary course of business and in accordance with its usual practices in managing loans for its own account and shall bear the usual servicing expenses;

               d.   To examine the Collateral and the books
and records of Borrower relating to said transactions as it shall deem necessary, together with the filing of continuation statements or amendments to any financing statements filed with respect to the Collateral;

               e.   To remit each Notice of Borrowing, NRL
Disbursement Request, RLC Extension Request, RLC Reducing
Revolving Option Notice and all other notices, requests and certifications to the applicable Lenders within the time periods prescribed in the Credit Agreement;

               f.   To receive all payments on account of
principal and interest on said Credit Facilities, together with proceeds from casualty or title insurance, proceeds from condemnation, proceeds from setoffs, payment under guaranties and all other monies due on or in connection with the Notes, Credit Agreement, and other A/R Loan Documents and REI Pledge Documents in escrow for the benefit of each of the Lenders and shall promptly remit in immediately available funds (if immediately available funds are received from Borrower and/or Guarantor) by wire to each of the Lenders each Lender's pro rata share of such amounts determined according to the respective Syndication Interest of each of the Lenders in the Credit Facilities;

               g.   Promptly give to each of the Lenders,
copies of any notice received or given by Agent Bank hereunder in accordance with Section 9.03;

               h.   To request such additional financial or
other information and/or detail as to any item or items contained in any financial information tendered by Borrower or Guarantor upon the request of any one or more Lenders as long as such request for additional information is reasonable.

               i.   To hold the A/R Loan Documents and the REI
Pledge Documents as security for the repayment of the Credit
Facilities, as administrative and collateral agent for the Lenders.

               j.   To promptly remit to Lenders the
information received from Borrower and/or Guarantor in accordance with the Credit Agreement and any other written information received by Agent Bank which is material to the Credit Facilities, the Borrower, Guarantor and/or the condition of the Collateral within five (f) Banking Business Days of Agent Bank's receipt of such written information.

          Section 10.06. ACCESS TO BOOKS OF ACCOUNT AND RECORDS. Agent Bank shall at all times keep proper books of account and records reflecting the interest of each Lender and reflecting the Borrowings and NRL Disbursements made and payments received on the RLC Facility and NRL Facility and shall make all of its records and files respecting the Credit Facilities available for inspection by each Lender at all reasonable hours and upon reasonable notice to Agent Bank. Agent Bank shall cooperate in answering questions and using diligent efforts to keep each Lender advised of material aspects of the Credit Facilities.

          Section 10.07. STANDARD OF CARE.

               a.   Agent Bank in its management and
administration of the Credit Facilities and in connection with the exercise of any rights or remedies under the Credit Agreement, the A/R Loan Documents, the REI Pledge Documents or at law shall use the same diligence and care as customarily used by Agent Bank with respect to loans held by it entirely for its own account. In that regard, Agent Bank shall not be liable for good faith errors in judgment or clerical errors made in the ordinary course of administration. In no event shall Agent Bank be liable for any action taken at the direction of the requisite percentage of Lenders or set forth in Section 10.08.

               b.   To the extent not reimbursable from
Borrower and/or Guarantor, RLC Lenders hereby agree to pay their respective pro-rata share in the same proportion as the Pre-Collateral Liquidation Distributions for the RLC Facility of any and all losses, damages, expenses or liabilities of any kind or nature (collectively "Liabilities") incurred by Agent Bank from any suits, claims, or demands, including reasonable attorney's fees relating solely to the RLC Facility. To the extent not reimbursable from Borrower and/or Guarantor, NRL Lenders hereby agree to pay their respective pro-rata share in the same proportion as the Pre-Collateral Liquidation Distributions for the NRL Facility of any and all Liabilities incurred by Agent Bank from any suits, claims or demands, including reasonable attorney's fees relating solely to the NRL Facility. To the extent not reimbursable from Borrower and/or Guarantor, Lenders hereby agree to pay their respective pro-rata share in the same proportions as a Post-Collateral Liquidation Distribution of any and all Liabilities incurred by Agent Bank from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending the same suffered by Agent Bank and caused by, relating to, arising out of, resulting from, or in any way connected with the Collateral or any of the A/R Loan Documents, or any of the REI Pledge Documents (other than those matters which solely affect the RLC Facility or the NRL Facility as provided hereinabove). The Liabilities described hereinabove shall include, but not be limited to, good faith errors in judgement and clerical errors made in the ordinary course of administration, except to the extent that Liabilities are incurred by Agent Bank's gross negligence or willful misconduct in which event such Liabilities shall be paid by Agent Bank. Without limiting the liability of Agent Bank as set forth above, in the event of the gross negligence or willful misconduct of Agent Bank hereunder, Lenders shall have the right to replace Agent Bank with a substituted bank or other entity to act as their agent hereunder and as "Agent Bank" under the Credit Agreement, upon the vote of 80% or more of the recalculated Combined Voting Interests, without regard to the Syndication Interest or vote of FINV.

               c. Agent Bank does not assume and shall have no responsibility or liability, express or implied, for the collectibility, enforceability, genuineness or validity of the A/R Loan Documents, REI Pledge Documents or for the value or physical condition of the Collateral or for the financial condition of Borrower and/or Guarantor or other obligor on all or any portion of the Credit Facilities. Each of the Lenders assumes the obligation to determine independently the validity and enforceability of the A/R Loan Documents and the REI Pledge Documents and to make their own appraisal of the Collateral and the creditworthiness of Borrower and Guarantor or other obligor on all or any portion of the Credit Facilities. The approval of the A/R Loan Documents and the REI Pledge Documents by each of the Lenders shall be evidenced by each Lender's execution of this Credit Agreement and each Post Closing Lender's execution of the Additional Funding Addendum. Without limiting the generality of the foregoing, each Lender acknowledges that it has had the opportunity to inspect the Real Property and Collateral and that Agent Bank has made available to each Lender for its inspection all material files and records of Agent Bank relating to the Credit Facilities or relating to Borrower. Each Lender hereby confirms that it, independently and without reliance upon Agent Bank or any information provided by Agent Bank, has determined to its satisfaction the suitability of its joining in the making of the RLC Facility and the NRL Facility and all other matters relating to the creditworthiness of Borrower, the Guarantor and the value of the Collateral and that the Lenders and each of them are not relying on any representations or statements made by Agent Bank. Agent Bank represents that it has provided and will continue to provide Lenders with all material information received by it relating to the Credit Agreement and the Credit Facilities, whether financial or non-financial, or bearing on the quality of the Credit Facilities.

          Section 10.08. MANAGEMENT OF CREDIT FACILITIES. Except as provided below, Agent Bank shall have the right to make all decisions and take all actions respecting the RLC Facility, the NRL Facility, the A/R Loan Documents and the REI Pledge Documents and the Collateral without obtaining the prior approval of Lenders. Notwithstanding the foregoing, Agent Bank shall not:

               a. without first obtaining the prior express written consent of RLC Lenders representing 100% of the RLC Voting Interests waive prompt payment of principal and/or interest on the RLC Note or change the required principal reductions or monthly interest payments under the RLC Note or agree to any extension of time for such payments or the RLC Maturity Date or change the interest rate provided for in the RLC Note or increase the amount of the RLC Facility or increase the commitments of any RLC Lender or impose any additional obligations thereon.

               b. without first obtaining the prior express written consent of NRL Lenders representing 100% of the NRL Voting Interests waive prompt payment of principal and/or interest on the NRL Note or change the required payments of principal and/or interest under the NRL Note or agree to any extension of time for such payments or change the interest rate provided for in the NRL Note or increase the amount of the NRL Facility or increase the commitments of any NRL Lender or impose any additional obligations thereon.

               c. without first obtaining the prior express written consent of NRL Lenders representing fifty-one percent (51%) of the NRL Voting Interests approve use of the NRL Facility for any purpose other than the Riverboat Loan under
Section 2.10.

               d. without first obtaining the prior express written consent of Lenders representing 100% of the Combined
Voting Interests:

               (i) waive prompt payment or reduction of principal and/or payment of interest or fees on the Notes or change the required payments or reductions on the Notes or agree to any extension of time for such payments or reductions or change the interest rate provided for in the Notes or increase the amount of the Credit Facilities or increase the commitment of any Lender or impose any additional obligations thereon or reduce the principal of or the interest on any amounts owed to any Lender under the A/R Loan Documents or REI Pledge Documents or modify Section 7.03 of the Credit Agreement; or

               (ii) make or consent to any release of
          Borrower, any payment obligor or Guarantor from any liability under the A/R Loan Documents or REI
          Pledge Documents; or

               (iii) make or consent to any release,
          satisfaction or discharge of any of the Collateral, except in accordance with the A/R Loan Documents or REI Pledge Documents; or

               (iv) make any amendment or modification to the provisions contained in this Article X; or

               (v)  make any advance of the RLC Facility
          and/or the NRL Facility with actual knowledge of an existing Default or Event of Default under the Credit Agreement, except as provided in
          Section 2.06 with respect to Letters of Credit, or waive any such Default or Event of Default under the Credit Agreement; or

               e. without first obtaining the prior express written consent of Lenders representing at least 66-2/3% of the Combined Voting Interests:

               (i) make or consent to any modification of any of the A/R Loan Documents or REI Pledge Documents other than as set forth in subparagraph (c) hereinabove; or

               (ii) waive in writing any claim against
          Borrower or Guarantor under the A/R Loan Documents or REI Pledge Documents other than as set forth in subparagraph (c) hereinabove; or

               (iii) give any consent or approval to Borrower or Guarantor under the A/R Loan Documents or REI
          Pledge Documents other than as set forth in subparagraph (c) hereinabove.

               f. without first obtaining the prior express written consent of RLC Lenders representing at least 66-2/3% of the RLC Voting Interests, advance any Borrowing notwithstanding the existence of less than full compliance with the requirements of Article IIIC as provided in Section 2.04.

               g. without first obtaining the prior express written consent of NRL Lenders representing at least 66-2/3% of the NRL Voting Interests, grant any waivers under Section 2.17, approve the Riverboat Loan Documents and REI Pledge Documents or consent to any amendments of the Riverboat Loan Documents or REI Pledge Documents under Section 5.21.

               h. without first obtaining the prior express written consent of Lenders representing in excess of Sixty-Six and Two-Thirds percent (66-2/3%) of the Combined Voting Interest exercise any remedies under the A/R Loan Documents or REI Pledge Documents, including, without limitation, accelerating maturity of the RLC Facility and/or the NRL Facility giving Notice of Default or accepting a Deed in Lieu of Foreclosure, commence a Foreclosure Proceeding concerning the matters, management and disposition of the Collateral if acquired in realization of the debt, including the price and terms of any resale of such Collateral, or incur or agree to incur any single expense or liability on behalf of Lenders in excess of $25,000.00 in connection with the exercise of any such remedies, enforcement of any of the A/R Loan Documents or REI Pledge Documents or management and disposition of the Collateral.

               i.   fail or refuse, upon request of Lenders
representing interests in excess of fifty percent (50%) of the Combined Voting Interests:

               (i) to accelerate the maturity of the RLC
          Facility and the NRL Facility upon occurrence of an Event of Default; or

               (ii) to give notice of any default or breach occurring under the terms of the A/R Loan Documents or the REI Pledge Documents; or

               (iii) consummate any Foreclosure Proceeding or other action for the recovery of Collateral; or

               (iv) sell any Collateral acquired by any Foreclosure Proceeding or other action for the recovery of Collateral on the price and terms directed by such interests.

               Should Lenders acquire title to all or any portion of the Collateral, either through a Foreclosure Proceeding or acceptance of an assignment or conveyance in lieu of foreclosure, each of the Lenders hereto will contribute, on the basis of the Post-Collateral Liquidation Distributions, its pro rata share of the cost of such acquisition, including, without limitation, fees of receivers, trustees, title company charges, costs, disbursements and counsel fees, and each of the Lenders hereto will also contribute, on the basis of the Post-Collateral Liquidation Distributions, its pro rata share of expenses for maintenance, taxes, and building costs, and any and all other expenses necessary in connection with the holding, operating and/or sale of the Collateral.

          Section 10.09. POST FORECLOSURE OBLIGATIONS. In the event of the acquisition of title to all or any portion of the Collateral, and upon the subsequent sale thereof, Agent Bank shall at the time or as soon thereafter as is practicable, account and pay over to each of the Lenders, each of their respective proportionate share of the net proceeds of such sale(s), on the basis of the Post-Collateral Liquidation Distributions. If a purchase money encumbrance shall be taken in part for the sale of all or any portion of the Collateral upon written consent pursuant to Section 10.08h hereof, the Lenders shall enter into an agreement with respect to said encumbrance defining the rights of the Lenders, on the basis of the Post-Collateral Liquidation Distributions, which agreement shall be in all material respects similar to these intercreditor provisions insofar as this Article X is appropriate or applicable. In the absence of such agreement, such encumbrance shall be held by Agent Bank for the benefit of all Lenders and shall be subject to the terms of these intercreditor provisions to the extent applicable. All such proceeds of the Collateral shall be applied as Post-Collateral Liquidation Distributions.

          Section 10.10. COLLECTION AGENT. Lenders agree to not accept any payments, proceeds and/or collections directly from Borrower in respect of Indebtedness arising under the Credit Agreement (or any third party except from Agent Bank) unless such receiving Lender immediately forwards such payment, proceeds or collection to Agent Bank in accordance with the terms of this Article X or, if such payment, proceeds, or collection cannot be forwarded to Agent Bank, such sharing Lender shall distribute such payments or proceeds received to the other Lenders in such proportions as may be necessary to achieve a pro rata share with each of the Lenders in the Credit Facilities so that each Lender's proportionate interest shall remain the same as they were prior to the receipt of such payments, proceeds or collections.

          Section 10.11. FAILURE TO DISAPPROVE. If any Lender fails to deliver Agent Bank written notice of its approval or disapproval of any action proposed to be taken by Agent Bank under Section 10.08, within the later of (x) fifteen (15) Banking Business Days after day upon which said Lender receives written notice from Agent Bank of the action it proposes to take and(y) five (5) Banking Business Days after the day upon which said Lender receives a second (2nd) written notice covering such proposed action, which second
(2nd) written notice can be given no earlier than ten (10) Banking Business Days after the giving of the first (1st) notice covering such proposed action, then the proposed action to be undertaken by Agent Bank shall be deemed to have been approved by said party.

          Section 10.12. NO ASSIGNMENT. Subject to the provisions of Section 9.11, each of the Lenders agree that it shall not sell, transfer, assign or otherwise dispose of, whether voluntarily or by operation of law, all or any part of its respective Syndication Interests in the Credit Facilities without the prior express written consent of the Lenders representing Combined Voting Interests in sixty percent (60%) of the outstanding principal amount of the Credit Facilities, which consent shall not be unreasonably withheld or delayed. Provided, however, that until Agent Bank has procured Post Closing Lenders for the additional aggregate amount of Fifteen Million Dollars ($15,000,000.00) as provided in Section 2.08, Lenders shall not sell, transfer, assign or otherwise dispose of, whether voluntarily or by operation of law, all or any of their respective Syndication Interests in the Credit Facilities without the prior written consent of each of the Lenders, which consent shall not be unreasonably withheld. Provided further, however, that nothing contained herein shall prohibit Lenders from subparticipating their respective interests in the Credit Facilities so long as such subparticipants have no direct rights hereunder or any voting rights under Article X herein contained.

          Section 10.13. SUCCESSORS AND ASSIGNS. All of the terms, covenants, warranties and conditions contained in this
Article X shall be binding upon and inure to the sole and exclusive benefit of, Banks and their respective successors and assigns.

          Section 10.14.  MODIFICATION IN WRITING.  This
Article X, together with the Credit Agreement is the entire agreement between Banks and supersedes all prior agreements whether written or oral, with respect to the subject matter hereof. Neither this Article X nor any provision herein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or terminate is subject.

          Section 10.15. INVALID PROVISIONS. If any clause, provision or Section of this Article X shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions.

          Section 10.16. DISCLOSURE OF INFORMATION. Agent Bank and each of the Lenders agree to disclose to all other Lenders, promptly upon obtaining actual knowledge thereof, any information concerning the occurrence of any Event of Default. Each Lender acknowledges and agrees that the other Lenders may have presently and in the future other loans and credit accommodations with Guarantor and its Affiliates, provided, however, that no Lender shall make any additional loans or extend any additional credit accommodations to Borrower without the prior written consent of each of the Lenders hereto.

          Section 10.17.  NO JOINT ENTERPRISE.  By the
execution or performance hereof, no relationship of co-partnership or joint venturer or other joint enterprise shall be deemed to be now or hereafter created as between Banks.

          Section 10.18. INTERCREDITOR NOTICES. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demand which any Bank may desire or may be required to give to any other Bank hereunder shall be in writing and personally delivered or sent by telegram, telex, telecopier or first-class certified or registered United States mail, postage prepaid, return receipt requested and addressed to Agent Bank and each of the Lenders at their respective addresses set forth below after their respective signature below, or at such other address as any Bank shall hereafter inform the other Banks hereto by written notice given as aforesaid. All notices, payments, requests, reports, information or demands so given shall be deemed effective only upon receipt or, if mailed, upon receipt or the expiration of the fifth (5th) day following the date of mailing, whichever occurs first, except that any notice of change of address shall be effective only upon receipt by the party to whom said notice is addressed.

          Section 10.19.  TIME OF ESSENCE.  Agent Bank and
each of the Lenders agree that time is of the essence in the performance of each and every term of this Article X.

          Section 10.20. CHOICE OF LAW AND FORUM. The Intercredit Provisions set forth in this Article X shall be governed by and construed in accordance with the law of the State of Nevada. Each of the Banks further agree that the full and exclusive forum for the determination of any action relating to Article X shall be either an appropriate Court of the State of Nevada or the United States District Court for the District of Nevada.

          Section 10.21. JURY TRIAL WAIVER. To the maximum extent premitted by las, each of the banks hereby expressly waive any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to the intercreditor provisions set forth in this
Article X or in any way connected with, related to, or incidental to the dealings of banks with respect to the intercreditor provisions set forth in this Article X or the transactions related hereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the maximum extent permitted by las, each of the banks hereby agree that any such action, cause of action, claim, demand or proceedings shall be decided by a court trial without a jury and that the applicable responding banks or banks may file an original counterpart of this section with any court or other tribunal as written evidence of the consent of the complaining banks or banks to the waiver of its right to trial by jury.

          Section 10.22. ARBITRATION.

               a.   Upon the request of any Lender, whether
made before or after the institution of any Dispute now existing or hereafter arising between the Lenders in any way arising out of, pertaining to or in connection with this
Article X or the Documents, may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

               b. All Disputes between the Lenders shall be resolved by binding arbitration governed by the Nevada Uniform Arbitration Act, Nevada Revised Statutes Chapter 38, or, if not then in effect, by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          Section 10.23. RESIGNATION. The Agent Bank may resign as such at any time upon at least thirty (30) days prior written notice to the Borrower, Guarantor and each of the Lenders. If the Agent Bank at any time shall resign, the Lenders may appoint another Lender (without regard to the vote of FINV) as a successor Agent Bank which shall thereupon become the successor of such resigning Agent Bank hereunder. If no successor Agent Bank shall have been so appointed by the Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent Bank giving notice of resignation, then the retiring Agent Bank may, on behalf of the Lenders, appoint a successor Agent Bank, which shall be one of the Lenders. Upon the acceptance of any appointment as Agent Bank hereunder by successor Agent Bank, such successor Agent Bank shall be entitled to receive from the retiring Agent Bank such documents of transfer and assignment as such successor Agent Bank may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent Bank and the retiring Agent Bank shall be discharged from its duties and obligations as Agent Bank under this Article X and the A/R Loan Documents and the REI Pledge Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.


CLOSING LENDERS:              BORROWER:

FIRST INTERSTATE BANK         RAMADA EXPRESS, INC.,
OF NEVADA, N.A.               a Nevada corporation



By /s/ J. Bydalek             By /s/ Craig F. Sullivan
  --------------------------    ----------------------------
Title Asst. Vice President    Title /s/ Treasurer
     -----------------------       -----------------------

MIDLANTIC NATIONAL BANK,      GUARANTOR:
a national banking
association                   AZTAR CORPORATION,
                              a Delaware corporation

By /s/ Denise Killen
  --------------------------  By /s/ Craig F. Sullivan
Title Vice President            --------------------------
     -----------------------  Title Treasurer
                                   -----------------------
THE DAIWA BANK, LIMITED,      AGENT BANK:
a Japanese corporation
                              FIRST INTERSTATE BANK
                              OF NEVADA, N.A.
By /s/ William A. Tyrer
  --------------------------
Title Vice President & Manager By /s/ J. Bydalek
     -----------------------     -------------------------
                              Title Asst. Vice President
By                                 -----------------------
  --------------------------
Title
     -----------------------

NBD BANK, N.A.


By /s/ J. J. Csernits
  --------------------------
Title Vice President
     -----------------------

FIRST SECURITY BANK OF
IDAHO, N.A.


By /s/ Victor w. Gillett
  --------------------------
Title Vice President
     -----------------------
                            EXHIBIT A

      SCHEDULE OF LENDERS' PROPORTIONS IN CREDIT FACILITIES

|================================================================|
|                          RLC FACILITY                          |
|================================================================|
|                          |     MAXIMUM      |   PERCENTAGE     |
|                          |    PRINCIPAL     |   SYNDICATION    |
|    NAME OF RLC LENDER    |     AMOUNT       |    INTEREST      |
|==========================|==================|==================|
|  First Interstate Bank   |   $ 8,000,000    |       16.0%      |
|  of Nevada               |                  |                  |
|--------------------------|------------------|------------------|
|  Midlantic National Bank |    15,000,000    |       30.0%      |
|--------------------------|------------------|------------------|
|  The Daiwa Bank, Limited |    10,000,000    |       20.0%      |
|--------------------------|------------------|------------------|
|  NBD Bank                |    10,000,000    |       20.0%      |
|--------------------------|------------------|------------------|
|  First Security Bank of  |     7,000,000    |       14.0%      |
|  Idaho                   |                  |                  |
|--------------------------|==================|==================|
|      TOTAL               |   $50,000,000    |      100.0%      |
|================================================================|



|================================================================|
|                          NRL FACILITY                          |
|================================================================|
|                          |     MAXIMUM      |   PERCENTAGE     |
|                          |    PRINCIPAL     |   SYNDICATION    |
|    NAME OF NRL LENDER    |     AMOUNT       |    INTEREST      |
|==========================|==================|==================|
|                          |                  |                  |
|--------------------------|------------------|------------------|
|                          |                  |                  |
|--------------------------|------------------|------------------|
|                          |                  |                  |
|--------------------------|------------------|------------------|
|                          |                  |                  |
|--------------------------|==================|==================|
|      TOTAL               |                  |      100.0%      |
|================================================================|



|================================================================|
|                       COMBINED VOTING INTEREST                 |
|================================================================|
|          NAME OF LENDER         | COMBINED VOTING PERCENTAGE   |
|=================================|==============================|
|                                 |                              |
|---------------------------------|------------------------------|
|                                 |                              |
|---------------------------------|------------------------------|
|                                 |                              |
|---------------------------------|------------------------------|
|                                 |                              |
|---------------------------------|==============================|
|      TOTAL                      |                  100.0%      |
|================================================================|

                            EXHIBIT B

                 ADDITIONAL FUNDING ADDENDUM
                     TO CREDIT AGREEMENT



          THIS ADDITIONAL FUNDING ADDENDUM TO CREDIT AGREEMENT ("Addendum") is made and entered into this ___ day of ___________, 1994, by and among RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), AZTAR CORPORATION, a Delaware corporation ("Guarantor"), FIRST INTERSTATE BANK OF NEVADA, N.A., MIDLANTIC NATIONAL BANK, a national banking association, THE DAIWA BANK, LIMITED, a Japanese corporation, NBD BANK, N.A. and FIRST SECURITY BANK OF IDAHO, N.A. (collectively the "Closing Lenders") [Insert names of Post Closing Lenders] (collectively the "Post Closing Lenders" and together with the Closing Lenders collectively the "Lenders") and FIRST INTERSTATE BANK OF NEVADA, N.A., as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and together with the Lenders collectively the "Banks").

                      R_E_C_I_T_A_L_S:

          WHEREAS:

          A. Borrower, Guarantor, Closing Lenders and Agent Bank entered into a First Amended and Restated Credit Agreement, dated as of ___________, 1993 (the "Credit Agreement"). In this Addendum, all capitalized words and terms, not otherwise herein defined, shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

          B. Under the terms of the Credit Agreement, Closing Banks committed to fund up to the Maximum Principal Balance of Fifty Million Dollars ($50,000,000.00) of the RLC Facility. [Insert name of Post Closing Lender - Repeat sentence with name and amount of Post Closing Lenders and amount if more than one] has committed and is hereby evidencing its commitment to fund an additional amount under the Credit Facilities up to the maximum aggregate amount of $___________________ as a Lender in the Credit Facilities. As of the date execution of this Addendum, the aggregate amount committed for funding under the Credit Facilities by Post Closing Lenders is ____________ Million Dollars ($___,000,000.00).

          C. Borrower, Guarantor and Lenders desire to execute this Addendum for the purpose of apportioning the respective Syndication Interests of each of the Lenders between the RLC Facility and the NRL Facility on a pro rata basis and for the other purposes set forth in Section 2.09 of the Credit Agreement and as more particularly herein provided.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

          1. Subject to the conditions and upon the terms set forth in the Credit Agreement [Insert name of Post Closing Lender and commitment amount - repeat if more than one Post Closing Lender] severally agrees to fund up to the aggregate amount of $_____________ of the Credit Facilities. As of the date of this Addendum, Lenders shall have undivided Syndication Interests in the RLC Facility and NRL Facility as more particularly set forth on the Schedule of Lender Proportions in Credit Facilities, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof. As of the date hereof, the Schedule of Lender Proportions in Credit Facilities, Exhibit
A hereto, shall fully restate and supersede the Schedule of Lenders Proportions in Credit Facilities attached to the Credit Agreement.

          2. The aggregate amount of the RLC Facility available to Borrower for Borrowings as of the date of this Addendum is Fifty Million Dollars ($50,000,000.00). The aggregate amount of the NRL Facility available to Borrower for NRL Disbursements as of the date of this Addendum is ______________ Million Dollars ($___,000,000.00).

          3. As of the date hereof, Borrowings in the aggregate amount of $_______________ are outstanding under the RLC Facility. On the date specified by Agent Bank by wire advice to each of the Post Closing Lenders (the "Adjustment Date"), which Adjustment Date shall not be prior to nor more than two (2) Banking Business Days subsequent to the execution of this Addendum, each Post Closing Lender agrees to disburse to Agent Bank for receipt by Agent Bank prior to 11:00 o'clock a.m., its pro rata share of the outstanding balance of the RLC Facility in the proportions set forth on the Schedule of Lenders Proportions in Credit Facilities. Agent Bank shall disburse the funds received from Post Closing Lenders to Closing Lenders on the day so received in such amounts and proportions as may be necessary to conform the then outstanding principal advanced by each RLC Lender under the RLC Facility to the respective Syndication Interests of each of the RLC Lenders as of the Adjustment Date. Interest accrued on the unpaid balance of the principal sum owing under the RLC Facility shall be prorated amongst Closing Lenders and Post Closing Lenders as to the RLC Facility based on the number of days elapsed during the applicable interest period to the Adjustment Date.

          4. On the Adjustment Date, Borrower shall pay to Agent Bank for distribution to Post Closing Lenders the Post Closing Loan Fee. Any Nonusage Fees then accruing shall be prorated amongst Closing Lenders and Post Closing Lenders as to the RLC Facility based on the number of days elapsed during the applicable Fiscal Quarter to the Adjustment Date. L/C Fees relating to Letters of Credit outstanding as of the Adjustment Date shall not be prorated, but shall be deemed fully earned by Closing Lenders upon receipt. Any L/C Fees received by Agent Bank after the Adjustment Date shall be distributed in the manner set forth in Section 2.20g of the Credit Agreement.

          5. As of the Adjustment Date each Post Closing Lender shall be entitled to each and every benefit and right afforded to the Lenders under the Credit Agreement and each of the A/R Loan Documents and each of Post Closing Lenders shall and do hereby agree to be bound by the Credit Agreement as a Lender thereunder to the same extent as if it had originally executed the Credit Agreement as a Closing Lender holding the respective Syndication Interests in the Credit Facilities set forth on the Schedule of Lenders Proportions in Credit Facilities, Exhibit A hereto.

          6.   This Addendum shall be and is hereby
incorporated in and forms a part of the Credit Agreement.

          7. Borrower and Guarantor each hereby certify and represent that to their best knowledge, after due investigation and inquiry, that as of the date of this
Addendum: (i) Agent Bank and each of the Lenders are in full compliance with each and every term and provision contained in the Credit Agreement, (ii) no Default or Event of Default has occurred or is continuing, and (iii) the Representations and Warranties contained in Article IV of the Credit Agreement are true and correct in all respects (other than representations and warranties which expressly speak only as of a different date) and except as otherwise provided in Section 3.24(i) of the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

BORROWER:                         GUARANTOR:

RAMADA EXPRESS, INC.,             AZTAR CORPORATION,
a Nevada corporation              a Delaware corporation

By__________________________      By__________________________

Title_______________________      Title_______________________

                           LENDERS

CLOSING LENDERS:

FIRST INTERSTATE BANK             NBD BANK, N.A.,
OF NEVADA, N.A., Closing          Closing Lender
Lender, Agent Bank
                                  By_________________________
By__________________________
                                  Title______________________
Title_______________________
                                  FIRST SECURITY BANK OF
MIDLANTIC NATIONAL BANK,          IDAHO, N.A., Closing Lender
a national banking
association, Closing Lender       By_________________________

By__________________________      Title______________________

Title_______________________

THE DAIWA BANK, LIMITED,
a Japanese corporation,
Closing Lender

By__________________________

Title_______________________

By__________________________

Title_______________________

POST CLOSING LENDERS:

By__________________________

Title_______________________

                          EXHIBIT C

               SYNDICATION ADJUSTMENT ADDENDUM
                     TO CREDIT AGREEMENT



          THIS SYNDICATION ADJUSTMENT ADDENDUM TO CREDIT AGREEMENT ("Adjustment Addendum") is made and entered into this ___ day of ___________, 1994, by and among RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), AZTAR CORPORATION, a Delaware corporation ("Guarantor"), FIRST INTERSTATE BANK OF NEVADA, N.A., MIDLANTIC NATIONAL BANK, a national banking association, THE DAIWA BANK, LIMITED, a Japanese corporation, NBD BANK, N.A. and FIRST SECURITY BANK OF IDAHO, N.A. (collectively the "Closing Lenders") [Insert names of Post Closing Lenders] (collectively the "Post Closing Lenders" and together with the Closing Lenders collectively the "Lenders") and FIRST INTERSTATE BANK OF NEVADA, N.A., as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and together with the Lenders collectively the "Banks").

                      R_E_C_I_T_A_L_S:

          WHEREAS:

          A. Borrower, Guarantor, Closing Lenders and Agent Bank entered into a First Amended and Restated Credit Agreement, dated as of ___________, 1993 as supplemented by the Additional Funding Addendum to Credit Agreement dated as of _____________, 1994, executed by and among Borrower, Guarantor, Closing Lenders, Post Closing Lenders and Agent Bank (collectively the "Credit Agreement"). In this Addendum, all capitalized words and terms, not otherwise herein defined, shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

          B.   On or about ___________, 19___, Borrower
delivered an RLC Extension Request to Agent Bank pursuant to
Section 2.05a of the Credit Agreement requesting that the RLC Maturity Date be extended from June 30, 19___ (the "Effective Date"), to June 30, 19___. [Insert names of each Disapproving RLC Lender], as Disapproving RLC Lenders have each refused to extend the RLC Maturity Date pursuant to the RLC Extension Request as provided hereinabove. Pursuant to the provisions of 2.05(c)(ii) of the Credit Agreement Borrower has elected to proceed with the extension of the RLC Maturity Date as set forth above with the Approving RLC Lenders and has or shall as of the Effective Date pay all outstanding principal and accrued interest owing each Disapproving RLC Lender and terminate the RLC Facility as to each Disapproving RLC Lender pursuant to the Termination Certificate to be executed as of the Effective Date.

          C.   Borrower, Guarantor, Agent Bank and the
Approving RLC Lenders desire to execute this Adjustment Addendum for the purposes of: (i) evidencing that the Maximum Principal Balance under the RLC Facility which may be outstanding as of the Effective Date shall be reduced by the amount of the respective Syndication Interests of the Disapproving RLC Lenders, and (ii) as of the Effective Date re-apportioning the respective Syndication Interests of each of the Approving RLC Lenders in the Maximum Principal Balance of RLC Facility, as so reduced, on a pro rata basis and for the other purposes set forth in Section 2.05a through d of the Credit Agreement and as more particularly herein provided.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

          1. As of the Effective Date of this Adjustment Addendum, Lenders (without regard to the Disapproving RLC Lenders) shall have undivided Syndication Interests in the RLC Facility and NRL Facility as more particularly set forth on the Schedule of Lender Proportions in Credit Facilities, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof. As of the Effective Date, the Schedule of Lender Proportions in Credit Facilities, Exhibit A hereto, shall fully restate and supersede the Schedule of Lenders Proportions in Credit Facilities attached to the Credit Agreement and to any previously executed Additional Funding Addendum and Syndication Adjustment Addendum.

          2. The Maximum Principal Balance of the RLC Facility available to Borrower for Borrowings as of the Effective Date of this Adjustment Addendum shall be _________ Million Dollars ($___,000,000.00) less the amount of ___________________ ($____________) constituting the respective aggregate committed Syndication Interests of the Disapproving RLC Lenders.

          3. As of the Effective Date of this Adjustment Addendum, Borrower shall fully repay all principal and accrued interest owing to the Disapproving RLC Lenders under the RLC Facility and shall execute a Termination Certificate as to each of such RLC Disapproving Lenders. The Maximum Principal Balance as reduced by the respective aggregate committed Syndication Interests of each of the Disapproving Lenders as set forth above shall be reapportioned between the Approving RLC Lenders as set forth on the Schedule of Lenders Proportions in Credit Facilities attached hereto as Exhibit A. In the event the outstanding Borrowings plus the aggregate Stated Amount of outstanding Letters of Credit exceed the Maximum Principal Balance as of the Effective Date, on the Effective Date Borrower shall reduce the outstanding Borrowings by the amount of such excess.

          4.   This Addendum shall be and is hereby
incorporated in and forms a part of the Credit Agreement.

          7. Borrower and Guarantor each hereby certify and represent that to their best knowledge, after due investigation and inquiry, that as of the date of this
Addendum: (i) Agent Bank and each of the Lenders are in full compliance with each and every term and provision contained in the Credit Agreement, (ii) no Default or Event of Default has occurred or is continuing, and (iii) the Representations and Warranties contained in Article IV of the Credit Agreement are true and correct in all respects.

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

BORROWER:                         GUARANTOR:

RAMADA EXPRESS, INC.,             AZTAR CORPORATION
a Nevada corporation              a Delaware corporation

By__________________________      By_________________________

Title_______________________      Title______________________



                           LENDERS

APPROVING RLC LENDERS:

FIRST INTERSTATE BANK             ____________________________
OF NEVADA, N.A., RLC Lender,
Agent Bank                        By__________________________

By__________________________      Title_______________________

Title_______________________      ____________________________

____________________________
                                  By__________________________

By__________________________      Title_______________________

Title_______________________


NRL LENDERS:

____________________________      ____________________________


By__________________________      By__________________________

Title_______________________      Title_______________________

                          EXHIBIT D

                      REVOLVING CREDIT
                       PROMISSORY NOTE
                         (RLC Note)

$50,000,000.00                             December 28, 1993


          FOR VALUE RECEIVED, the undersigned, RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), promises to pay to the order of FIRST INTERSTATE BANK OF NEVADA, N.A., as Agent Bank on behalf of itself and the other RLC Lenders as defined and described in the First Amended and Restated Credit Agreement described hereinbelow, such sums as RLC Lenders may hereafter loan or advance or re-loan to or on behalf of the Borrower from time to time pursuant to the Credit Facility as described in the Credit Agreement, hereinafter defined, the unpaid balance of which shall not exceed in the aggregate the Maximum Principal Balance as defined and described in the Credit Agreement, together with interest on the principal balance outstanding from time to time at the rate or rates set forth below commencing on the date of each Borrowing hereunder and continuing until fully paid, as follows:

               A. Interest Rate. Interest shall accrue on the entire outstanding principal balance at the Prime Rate as it changes from time to time plus one-half of one percent (1/2 of 1%), unless Borrower elects pursuant to Subparagraph C(4) to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate equal to such LIBO Rate plus two and one-quarter percent (2.25%). For that portion of the principal balance outstanding on which interest is accruing with reference to the Prime Rate, interest shall be due and payable in arrears on the first (1st) day of the first (1st) month following the initial Borrowing hereunder, then on the first (1st) day of each successive month thereafter and on the RLC Maturity Date. For each LIBO Loan, interest shall be due and payable at the end of each Interest Period applicable thereto.

               B. Principal Repayment. Principal shall be repaid as necessary to cause the outstanding balance of principal to be equal to or less than the Maximum Principal Balance as may be reduced from time to time until the RLC Maturity Date, on which date the remaining balance of the principal sum, together with all unpaid interest accrued thereon shall be fully paid. In the event the amount of such required reduction or any portion thereof has been advanced as a Borrowing, the amount so advanced shall be payable by Borrower as of the applicable reduction date so that the outstanding principal balance under the Credit Facility shall not, at any time, exceed the Maximum Principal Balance as so reduced.

               Within the foregoing limits, Borrower may borrow, repay and reborrow the Available Borrowings in accordance with the terms and provisions of the Credit
     Agreement.

               C.   General Conditions.

               (1)  Definitions.  When used herein the
          following terms shall have the following meaning:

               Additional Funding Addendum shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Agent Bank shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Authorized Officer shall have the meaning as defined in Section 1.01 of the Credit
               Agreement.

               Available Borrowings shall have the meaning as defined in Section 1.01 of the Credit
               Agreement.

               Banking Business Day shall mean a day upon which the principal administrative offices (or any successor offices) of each of one of the Lenders and banking associations in New York and London, England are open to conduct regular banking business.

               Borrower shall have the meaning set forth in the preamble to this RLC Note.

               Borrowing(s) shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Closing Date shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Continuation/Conversion Notice shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Convert, Conversion and Converted shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Subparagraph C(4).

               Credit Agreement shall mean that certain First Amended and Restated Credit Agreement of even date herewith executed by and between Borrower, Guarantor, Agent Bank and Closing Lenders and each Additional Funding Addendum and Syndication Adjustment Addendum, together with any and all rearrangements, extensions, renewals, substitutions, replacements and amendments thereof or thereto, which may be executed in connection therewith by Borrower, Guarantor, Agent Bank and Lenders relating to the RLC Facility evidenced by this RLC Note.

               Default Rate shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Dollar(s) and the sign ($) shall mean lawful money of the United States of America.

               Governmental Authority or Governmental
               Authorities shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Real Property and the Hotel/Casino Operation or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

               Hotel/Casino Operation shall have the meaning as defined in Section 1.01 of the Credit
               Agreement.

               Interest Period shall refer to the Interest
               Periods set forth in Subparagraph C(6).

               Interest Rate Option shall have the meaning set forth in Paragraph A hereinabove.

               LIBO Loan shall mean each portion of the total unpaid principal hereunder which bears interest at a rate determined by reference to the LIBO Rate and "LIBO Loans" shall mean more than one LIBO Loan.

               LIBO Rate shall mean, with respect to any LIBO Loan for any Interest Period the rate per annum as published on the applicable Banking Business Day in "Telerate Systems Reports" by the British Bankers Association for interest settlement rates relating to the London interbank offerings as of 11:00 o'clock a.m., London, England time, on the date of each such quote ("Fixed USD") for the applicable Interest Period, for delivery on the first day of such Interest Period, for the number of months comprised therein and in a minimum amount and multiples as set forth herein to which rate shall be added 2.25% per annum.

               Lenders shall have the meaning as defined in
               Section 1.01 of the Credit Agreement.

               Maximum Principal Balance shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               Prime Rate shall mean the rate of interest per annum which Agent Bank from time to time identifies and publicly announces as its prime rate and is not necessarily, for example, the lowest rate of interest which Agent Bank collects from any borrower or group of borrowers.

               Prime Rate Loan shall mean reference to that portion of the total unpaid principal hereunder which bears interest at a rate determined by reference to the Prime Rate, plus one-half of one percent (1/2 of 1%) per annum.

               RLC Lender shall mean reference to individual members of RLC Lenders, as applicable.

               RLC Lenders shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               RLC Maturity Date shall have the meaning as defined in Section 1.01 of the Credit
               Agreement.

               RLC Note shall mean this Revolving Credit
               Promissory Note.

               Real Property shall have the meaning as
               defined in Section 1.01 of the Credit
               Agreement.

               Syndication Adjustment Addendum shall have the meaning as defined in Section 1.01 of the Credit Agreement.

               (2)  Loan Components.  Principal amounts
          outstanding on any Banking Business Day shall bear interest with reference to the Prime Rate, unless Borrower elects to exercise an Interest Rate Option in which event principal amounts outstanding may bear interest with reference to one or more of the LIBO Rates as long as: (i) each such LIBO Loan is in a minimum amount of One Million Dollars ($1,000,000.00) and in minimum increments of One Hundred Thousand Dollars ($100,000.00) and (ii) no more than six (6) LIBO Loans may be outstanding at any one time. Except as qualified above, the outstanding principal balance hereunder may be a Prime Rate Loan or one or more LIBO Loans, or any combination thereof, as Borrower shall specify.

               (3)  Borrowing Procedures.  Borrowings
          hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

               (4)  Conversion Procedures.  Borrower shall
          exercise its Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by 11:00 A.M., Reno, Nevada Time, on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion for each LIBO Loan or two (2) Banking Business Days prior to the proposed date of such Conversion for each Prime Rate Loan. Each such notice shall be by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBO Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set and confirm the applicable interest rate and the applicable Interest Period if the Conversion is to a LIBO Loan in writing to Borrower. Each Conversion shall be on a Banking Business Day. No LIBO Loan shall be converted to a Prime Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding.

               (5) Records. The Agent Bank shall record in its records the date and amount of each Borrowing made, each repayment, reborrowing or Conversion thereof, and in the case of each LIBO Loan the dates on which the Interest Period for such LIBO Loan shall begin and end. The aggregate unpaid principal amount, rate, and interest amount so recorded shall be calculated by the Agent Bank and shall be binding upon Borrower subject to Borrower's right to require corrections of errors in calculation. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder to repay the principal amount outstanding together with all interest accruing thereon.

               (6)  Interest Periods.  Each Interest Period
          for a LIBO Loan shall commence on the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a LIBO Loan and shall end on the date which is one (1), two (2), or three (3) months thereafter. However, no Interest Period may extend beyond the then applicable RLC Maturity Date. Each Interest Period for a LIBO Loan shall commence and end on a Banking Business Day provided that any Interest Period which commences on a date for which there is no numerical correspondent in the month in which such Interest Period is to end, shall end on the last Banking Business Day of such month.

               If Borrowers fail to give a Continuation/
          Conversion Notice for the continuation of a LIBO Loan as a LIBO Loan for a new Interest Period in accordance with Subparagraph C(4), such LIBO Loan shall automatically become a Prime Rate Loan at the end of its then current Interest Period.

               (7)  Setting and Notice of Rates.  The
          applicable LIBO Rate and Prime Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrower. Each determination of the applicable Prime Rate and LIBO Rate shall be conclusive and binding upon the Borrower, in the absence of demonstrable error. Agent Bank shall, upon written request of Borrower, deliver to Borrower a statement showing the computation used by the Agent Bank in determining any rate hereunder.

               (8) Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a three hundred sixty (360) day year, in the case of LIBO Loans and Prime Rate Loans. The applicable Prime Rate shall be effective the same day as a change in the Prime Rate. Any change in the Prime Rate shall be effective on the date such change is publicly announced by Agent Bank as being effective.

               (9)  Basis for Determining Interest Rate
          Inadequate.  If with respect to any Interest
          Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circum-stances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) any RLC Lenders with outstanding Borrowings representing at least fifty percent (50%) in the aggregate of the unpaid principal amount of this RLC Note advise Agent Bank that one or more of the LIBO Rates as determined by Agent Bank will not adequately and fairly reflect the cost to such RLC Lender of maintaining or funding, for one or more Interest Periods, a LIBO Loan or LIBO Loans (which advice shall be promptly followed by a written certificate setting forth in detail the reason or reasons why such LIBO Rates do not adequately and fairly reflect the cost to such RLC Lenders of maintaining or funding such LIBO Loan or LIBO Loans) then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrower thereof, (ii) RLC Lenders shall not be under any obligation to make a LIBO Loan or Convert a Prime Rate Loan into a LIBO Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBO Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Prime Rate Loan.

               (10) Illegality. Notwithstanding any other provisions of this RLC Note or the Credit Agreement, if any law, rule, regulation, treaty or directive or any change therein shall make it unlawful for any RLC Lender to make or maintain LIBO Loans, (i) the commitment and agreement to maintain LIBO Loans shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBO Loans, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Prime Rate Loans. If it shall become lawful for any RLC Lender to again maintain LIBO Loans, then Borrower may once again request Conversions to the LIBO Rate.

               (11) Increased Costs. If after the date hereof the adoption, or any change in, of any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any RLC Lender (or any eurodollar office of any RLC Lender) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                    (a)  Shall subject any RLC Lender to any
               tax, duty or other charge with respect to LIBO Loans, this RLC Note or such RLC Lender's obligation to make LIBO Loans, or shall change the basis of taxation of payments to such RLC Lender of the principal of, or interest on, LIBO Loans or any other amounts due under this RLC Note in respect of LIBO Loans or such RLC Lender's obligation to make LIBO Loans (except for changes in the rate of tax on the overall net income of such RLC Lender imposed by the jurisdiction in which such RLC Lender's principal executive office or funding office is located); or

                    (b)  Shall impose, modify or deem
               applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, liquidity, capital maintenance, capital adequacy, capital ratios or similar requirement against assets of, deposits with or for the account of, or credit extended by, any RLC Lender; or

                    (c)  Shall impose on any RLC Lender any
               other condition affecting LIBO Loans, this RLC
               Note or such RLC Lender's obligation to make
               LIBO Loans;

          and the result of any of the foregoing is to:

                    (i)  Increase the actual cost incurred by
               (or in the case of Regulation D referred to above or a successor thereto, to impose a cost
               on) such RLC Lender (or any eurodollar office of such RLC Lender) of making or maintaining LIBO Loans; or

                    (ii) Cause an increase in any capital
               requirement arising out of the making or maintenance of the LIBO Loan or any obligation to makers hereunder; or

                    (iii) Reduce the amount of any sum
               received or receivable by such RLC Lender under this RLC Note,

          then within ten (10) days after demand by such RLC Lender (which demand shall be made prior to full payment of the LIBO Loan and shall be accompanied by a certificate setting forth the basis of such demand), the Borrower shall pay directly to such RLC Lender such additional amount or amounts as will compensate such RLC Lender for such increased cost or such reduction of any sum received or receivable under this RLC Note. Each RLC Lender agrees to use its reasonable efforts to minimize such increased cost or such reduction.

          In the event any increased costs are assessed by any RLC Lender, as provided hereinabove, such RLC Lender shall certify in writing that such RLC Lender is generally assessing such increased costs of such RLC Lender to borrowers that are also covered by the event giving rise to such increased costs, and the basis of such increase and set forth in detail the calculations showing the components and amount of such increased costs.

                    (12) Place and Time of Payments.  All
          payments of principal and interest of this RLC Note are payable in immediately available funds without set-off, counterclaim or deduction of any kind at Agent Bank's principal place of business or at such other place as Agent Bank may designate in writing in accordance with the provisions of Section 2.19 of the Credit Agreement. If Borrower prepays or repays any LIBO Loan on a day other than the last day of the applicable Interest Period, Borrower will reimburse each RLC Lender for any loss or expense incurred or sustained by such RLC Lender as reasonably determined by such RLC Lender as a result of any such prepayment or repayment.

                    (13) Prepayments.  This RLC Note,
          together with unpaid interest accrued on the amount prepaid to the date of prepayment, may be prepaid at any time, subject to the provisions set forth in Paragraph 12 hereinabove, in accordance with
          Section 2.01 of the Credit Agreement.

               D.   Default.  Upon failure to make any
          payment as herein provided within five (5) days from the date such payment is due or in the event of any Event of Default as that term is defined in the Credit Agreement, this RLC Note, at the option of RLC Lenders, unless the Event of Default is the occurrence of any event set forth in Sections 7.01(f), (g) or (h) of the Credit Agreement in which event the unpaid balance of this RLC Note, together with the interest thereon shall be automatically fully due and payable, shall at once become due and payable and Borrower's right to exercise an Interest Rate Option or to reborrow any Available Borrowings under the Credit Agreement shall immediately, without notice or demand, terminate.

               E.   Default Rate.  In the event of the
          occurrence of an Event of Default as defined in the Credit Agreement, commencing on the fifth (5th) day following the mailing of written notice thereof by Agent Bank, the Prime Rate Loan and each LIBO Loan shall commence accruing interest at the Default Rate with such accrued interest being due and payable at the time herein specified for the payment of interest on a Prime Rate Loan, and shall continue accruing interest at the Default Rate until such time as all payments and additional interest are paid, together with the curing of any other Event of Default which may have occurred, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to this RLC Note. During any period in which the out-standing Borrowings hereunder bear interest at the Default Rate, (i) Agent Bank shall not be under any obligation to Convert into any LIBO Rate, (ii) RLC Lenders shall have no obligation to fund Borrowings hereunder, and (iii) on the last day of the then current Interest Period, any LIBO Loan or LIBO Loans shall automatically Convert to a Prime Rate Loan.

               F.   Late Charge.  In the event that any
          payment required hereunder, including but not limited to, interest or principal, shall not be received by Agent Bank within five (5) Banking Business Days of the date upon which such payment is due, Borrower shall pay to Lenders a late charge of one percent (1%) of the amount of such payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

               The late charge does not apply to amounts due upon acceleration of the RLC Note.

               G.   Waiver.  Borrower waives diligence,
          demand, presentment for payment, protest and notice of protest.

               H.   Collection Costs.  In the event of the
          occurrence of an Event of Default as defined in the Credit Agreement, the Borrower agrees to pay all costs of enforcement and collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to three percent (3%) over the daily Prime Rate of Agent Bank, until fully paid.

               I. Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this RLC Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

               J.   Security.  This RLC Note is secured by
          the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents recorded
          August 28, 1992 in the Official Records of Clark County, Nevada, in Book 920828, as Instrument No. 01119, as amended concurrently herewith, executed by Borrower, as Trustor and Debtor, to Lawyers Title of Nevada, Inc., as Trustee, for the benefit of Agent Bank on behalf of Lenders as Beneficiary and Secured Party, and is further secured by those certain A/R Loan Documents (other than the Environmental Certificate), REI Pledge Documents and Collateral described and defined in the Credit Agreement.

               K.   Due on Sale, etc.  Except as otherwise
          specifically permitted by the Credit Agreement, if the Borrower, or its successors in interest, shall sell, convey, further encumber or alienate the Real Property encumbered by the Deed of Trust securing payment hereof, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein, in any manner or way, whether voluntarily or involuntarily, or by merger, without the written consent of RLC Lenders being first had and obtained, except in accordance with the Credit Agreement, the RLC Lenders shall have the right, at their option, to declare any indebtedness or obligation evidenced by this RLC
          Note immediately due and payable irrespective of the maturity dates specified herein.

               L.   Governing Law.  This RLC Note has been
          delivered in Las Vegas, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

               M. Partial Invalidity. If any provision of this RLC Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this RLC Note.

          IN WITNESS WHEREOF, this Revolving Credit Promissory
Note has been executed as of the date first hereinabove written.

                              RAMADA EXPRESS, INC.,
                              a Nevada corporation


                              By /s/ Craig F. Sullivan
                                --------------------------
                              Title Treasurer
                                   -----------------------

                          EXHIBIT E

                           FORM OF
                     NOTICE OF BORROWING

TO: FIRST INTERSTATE BANK OF NEVADA, N.A. in its capacity as Agent Bank under that certain Credit Agreement, dated as of ________________ (together with any Additional Funding Addendum, Syndication Adjustment Addendum and as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), AZTAR CORPORATION, a Delaware corporation ("Guarantor"), the Lenders, as defined and described in the Credit Agreement and FIRST INTERSTATE BANK OF NEVADA, N.A., as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.


     Pursuant to Section 2.03 of the Credit Agreement, this Notice of Borrowing represents Borrower's request to borrow on ___________, 19___ (the "Funding Date") from the RLC Lenders (each to advance in proportion to their respective Syndication Interest in the RLC Facility) an aggregate principal amount of ____________________________ ($_____________), _______________
_________________ ($__________) in [Prime Rate] [LIBO Rate for
which the initial LIBO Loan Interest Period is requested to be a ____________________ (____) month period]. Proceeds of such
Borrowing are to be disbursed on the Funding Date in immediately available funds to Borrower's account at Agent Bank's Main Branch at 3800 Howard Hughes Parkway, Las Vegas, Nevada, Account No. _________________.

     Borrower hereby certifies that (i) the representations and warranties as set forth in Article IV of the Credit Agreement and in any other A/R Loan Document (other than representations and warranties which expressly speak only as of a different date) and except as otherwise provided in
Section 3.24(i) of the Credit Agreement, shall be true and correct in all material respects on and as of the Funding Date; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other A/R Loan Document or will result from the making of the requested Borrowing; (iii) the Closing Date shall occurred and Borrower has and shall have satisfied all conditions precedent under
Article III C of the Credit Agreement; and (iv) Borrower has all Gaming Permits which are material or required for the conduct of its gaming business, and neither any Gaming Authority or other Governmental Authority has suspended, enjoined or prohibited, for any length of time, the conduct of games of chance at the Hotel/Casino Operation.

     This Notice of Borrowing is dated ___________, 19__.

                                RAMADA EXPRESS, INC.,
                                a Nevada corporation


                                By_________________________

                                Title_______________________

                          EXHIBIT F

                    RLC EXTENSION REQUEST


TO:       FIRST INTERSTATE BANK
          OF NEVADA, N.A., Agent Bank
          Gaming Division
          One East First Street
          Reno, NV  89501


          THIS RLC EXTENSION REQUEST is made, executed and delivered pursuant to Section 2.05a of the First Amended and Restated Credit Agreement ("Credit Agreement") dated as of ______________, 1993, executed by and among Ramada Express, Inc., a Nevada corporation ("Borrower"), Aztar Corporation, a Delaware corporation ("Guarantor"), the Lenders, as defined and described in the Credit Agreement and First Interstate Bank of Nevada, N.A., as administrative and collateral agent ("Agent Bank") for the Lenders. In this RLC Extension Request all capitalized words and terms, not otherwise herein defined, shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

          Borrower hereby certifies that the Annual Audited
Statements for the most recently ended Fiscal Year were delivered to Agent Bank (concurrently herewith) (on
_____________, 19___).

          The undersigned hereby requests that the RLC
Maturity Date be extended from June 30, 199___ to June 30,
19____.

          Guarantor joins in the execution of this RLC
Extension Request to evidence its consent and agreement to the extension of the RLC Maturity Date as set forth above.

          DATED this ___ day of _____________, 199__.

                                RAMADA EXPRESS, INC.,
                                a Nevada corporation


                                By__________________________

                                Title_______________________

                                AZTAR CORPORATION,
                                a Delaware corporation


                                By__________________________

                                Title_______________________

                             EXHIBIT G

                   RLC REDUCING REVOLVING OPTION
                          EXERCISE NOTICE

TO:       FIRST INTERSTATE BANK
          OF NEVADA, N.A., Agent Bank
          Gaming Division
          One East First Street
          Reno, NV  89501

          THIS RLC REDUCING REVOLVING OPTION EXERCISE NOTICE is made, executed and delivered pursuant to Section 2.05e of the First Amended and Restated Credit Agreement ("Credit Agreement") dated as of ______________, 1993, executed by and among Ramada Express, Inc., a Nevada corporation ("Borrower"), Aztar Corporation, a Delaware corporation ("Guarantor"), the Lenders as defined and described in the Credit Agreement and First Interstate Bank of Nevada, N.A., as administrative and collateral Agent ("Agent Bank") for the Lenders. In this RLC Reducing Revolving Option Exercise Notice all capitalized words and terms, not otherwise herein defined, shall have the respective meanings and be construed herein as provided in Section
1.01 of the Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

          Borrower does hereby irrevocably exercise the RLC Reducing Revolving Option to be effective as of June 30, 19___ (the "Reducing Revolving Exercise Date"). In accordance with the terms of the Credit Agreement and RLC Note, the Maximum Permitted Balance permitted as of the Reducing Revolving Exercise Date shall be reduced by one-twelfth (1/12th) of that amount (the "Reducing Revolving Reduction Amount") on the first (1st) day of the second (2nd) Fiscal Quarter following the Reducing Revolving Exercise Date and shall be further reduced by the Reducing Revolving Reduction Amount on the first (1st) day of each Fiscal Quarter until the RLC Maturity Date (which shall be the third (3rd) annual anniversary of the Reducing Revolving Exercise Date) on which date the entire unpaid balance of the principal sum owing under the terms of the RLC Facility, together with all interest accrued thereon shall be fully paid.

          Guarantor joins in the execution of this RLC Reducing
Revolving Option Exercise Notice to evidence its consent and agreement to the commencement of the Reducing Revolving Period on the Reducing Revolving Exercise Date and the extension of the RLC
Maturity Date as set forth above.

          DATED this ___ day of _____________, 19___.

                                 RAMADA EXPRESS, INC.,
                                 a Nevada corporation

                                 By__________________________

                                 Title_______________________

                                 AZTAR CORPORATION,
                                 a Delaware corporation

                                 By__________________________

                                 Title_______________________

                          EXHIBIT H

                       PROMISSORY NOTE
                         (NRL NOTE)
$25,000,000.00                             December 28, 1993

          FOR VALUE RECEIVED, the undersigned, RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), promises to pay to the order of FIRST INTERSTATE BANK OF NEVADA, N.A., as Agent Bank on behalf of itself and the other NRL Lenders as defined and described in the Credit Agreement, described hereinbelow (each individually being herein referred to as a "NRL Lender" and collectively as the "NRL Lenders"), the principal sum of Twenty-Five Million Dollars ($25,000,000.00), or so much as may be disbursed under the provisions of the Credit Agreement, with interest thereon at the rate or rates set forth below from the date of each such NRL Disbursement and continuing until fully paid, as follows:

               A. NRL DISBURSEMENT PERIOD. During the NRL Disbursement Period interest shall accrue on the outstanding principal balance at a rate equal to the Prime Rate as it changes from time to time plus one-half of one percent (.50%) unless Borrower elects pursuant to Subparagraph C(4) to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO rate ("Interest Rate Option"), in which case interest shall accrue at a rate equal to such LIBO rate plus two and one-quarter percent (2.25%). For that portion of the principal balance outstanding on which interest is accruing with reference to the Prime Rate, interest shall be due and payable in arrears on the first day of the first month following the Initial NRL Disbursement of loan funds hereunder, and on the first day of each successive month thereafter. For each LIBO Loan, interest shall be due and payable at the end of each Interest Period applicable thereto.

               B.   NRL TERM PERIOD.  Commencing at the NRL
          Term Period, and continuing until the outstanding balance of principal is fully paid, subject to the Default Rate provisions hereinafter set forth, interest shall accrue on the outstanding principal balance at a rate equal to the Prime Rate as it changes from time to time plus one-half of one percent (.50%), unless Borrower elects or has elected pursuant to Subparagraph C(4) to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO Rate, in which case, effective as of the Conversion Date, interest shall accrue at a rate equal to such LIBO Rate plus two and one-quarter percent (2.25%). For that portion of the principal balance outstanding on which interest is accruing with reference to the Prime Rate, interest shall be due and payable in arrears on the first day of the first month following the Conversion Date, on the first day of each successive month thereafter, and on the NRL Maturity Date. For each LIBO Loan, interest shall be due and payable at the end of each Interest Period and on the NRL Maturity Date. Principal shall be due and payable in up to twelve (12) equal successive quarterly installments each in the amount of one-twelfth (1/12th) of the unpaid principal balance outstanding at the commencement of the Term Period. The first (1st) principal reduction payment shall be made on the first (1st) day of October 1995 and on the first day of each consecutive Fiscal Quarter thereafter occurring (ie: January 1, April 1, July 1 and October 1) until the NRL Maturity Date, on which date the remaining balance of the principal sum, together with interest accrued thereon, shall be fully paid.

               C.   GENERAL CONDITIONS.

                    (1)  CERTAIN DEFINITIONS.  When used
          herein the following terms shall have the following meaning:
                    AGENT BANK shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    BANKING BUSINESS DAY shall have the
                    meaning ascribed to such term in Section
                    1.01 of the Credit Agreement.

                    CLOSING DATE shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    CONVERT, CONVERSION AND CONVERTED shall
                    refer to a conversion of interest rates
                    pursuant to Subparagraph C(4).

                    CREDIT AGREEMENT shall mean that certain
                    First Amended and Restated Credit
                    Agreement of even date herewith executed by and between Borrower, Guarantor, Agent Bank and Closing Lenders and each Additional Funding Addendum and Syndication Adjustment Addendum, together with any and all rearrangements, extensions, renewals, substitutions, replacements and amendments thereof or thereto, which may be executed in connection therewith by Borrower, Guarantor, Agent Bank and Lenders relating to the NRL Facility evidenced by this NRL Note.

                    DEFAULT RATE shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    DOLLAR(s) and the sign ($) shall mean
                    lawful money of the United States of
                    America.

                    FISCAL QUARTER shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    INITIAL NRL DISBURSEMENT shall have the
                    meaning ascribed to such term in Section
                    1.01 of the Credit Agreement.

                    INTEREST PERIOD shall have the meaning
                    set forth in Subparagraph C(6).

                    INTEREST RATE OPTION shall have the
                    meaning set forth in Paragraph A
                    hereinabove.

                    LIBO LOAN shall mean a portion of the
                    total Borrowings hereunder which bears
                    interest at a rate determined by
                    reference to a LIBO Rate and "LIBO Loans" shall mean more than one LIBO Loan.

                    LIBO RATE shall mean, with respect to any LIBO Loan for any Interest Period, the rate per annum as published on the applicable Banking Business Day in "Telerate System Reports" by the British Bankers Association for interest settlement rates relating to London Interbank Offerings as of 11:00 a.m., London, England time, on the date of each such quote (Fixed USD) for the applicable Interest Period for delivery on the first day of such Interest Period, for the number of months comprised therein and in a minimum amount and multiples as set forth herein to which rate shall be added 2.25% per annum.

                    NRL DISBURSEMENT shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    NRL DISBURSEMENT PERIOD shall have the
                    meaning ascribed to such term in Section
                    1.01 of the Credit Agreement.

                    NRL LENDERS shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    NRL MATURITY DATE shall have the meaning ascribed to such term in Section 1.01 of the Credit Agreement.

                    NRL TERM PERIOD shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    PRIME RATE shall have the meaning
                    ascribed to such term in Section 1.01 of the Credit Agreement.

                    PRIME RATE LOAN shall mean any amount of the total Borrowings hereunder which bears interest at a rate determined by reference to the Prime Rate.

                    (2)  LOAN COMPONENTS.  Portions of the
          principal amount outstanding may bear interest with reference to one or more of the LIBO Rates, so long as: (i) each such LIBOR Loan is in a minimum amount of One Million Dollars ($1,000,000.00) and in minimum increments of One Hundred Thousand Dollars ($100,000.00), and (ii) no more than six (6) LIBO Loans may be outstanding at any time. Except as qualified above, the outstanding principal balance on the borrowings hereunder may be a Prime Rate Loan or one or more LIBO Loans, or any combination thereof, as Maker shall specify.

                    (3)  NRL DISBURSEMENT PROCEDURES.  NRL
          Disbursements hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

                    (4)  CONVERSION PROCEDURES.  Borrower
          shall exercise its Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by 11:00 A.M., Reno, Nevada Time, on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion for each LIBO Loan or two (2) Banking Business Days prior to the proposed date of such Conversion for each Prime Rate Loan. Each such notice shall be by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBO Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set and confirm the applicable interest rate and the applicable Interest Period if the Conversion is to a LIBO Loan in writing to Borrower. Each Conversion shall be on a Banking Business Day. No LIBO Loan shall be converted to a Prime Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding.

                    (5)  RECORDS.  The Agent Bank shall
          record in its records the date and amount of each NRL Disbursement made, each repayment, reborrowing or Conversion thereof, and in the case of each LIBO Loan the dates on which the Interest Period for such LIBO Loan shall begin and end. The aggregate unpaid principal amount, rate, and interest amount so recorded shall be calculated by the Agent Bank and shall be binding upon Borrower subject to Borrower's right to require corrections of errors in calculation. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder to repay the principal amount outstanding together with all interest accruing thereon.

                    (6)  INTEREST PERIODS.  Each Interest
          Period for a LIBO Loan shall commence on the date of Conversion of any amount or amounts of the outstanding NRL Disbursements hereunder to a LIBO Loan and shall end on the date which is one (1), two (2), or three (3) months thereafter. However, no Interest Period may extend beyond the NRL Maturity Date. Each Interest Period for a LIBO Loan shall commence and end on a Banking Business Day provided that any Interest Period which commences on a date for which there is no numerical correspondent in the month in which such Interest Period is to end, shall end on the last Banking Business Day of such month.

                    If Borrowers fail to give a Continuation/
          Conversion Notice for the continuation of a LIBO Loan as a LIBO Loan for a new Interest Period in accordance with Subparagraph C(4), such LIBO Loan shall automatically become a Prime Rate Loan at the end of its then current Interest Period.

                    (7)  SETTING AND NOTICE OF RATES.  The
          applicable LIBO Rate and Prime Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrower. Each determination of the applicable Prime Rate and LIBO Rate shall be conclusive and binding upon the Borrower, in the absence of demonstrable error. Agent Bank shall, upon written request of Borrower, deliver to Borrower a statement showing the computation used by the Agent Bank in determining any rate hereunder.

                    (8)  COMPUTATION OF INTEREST.  Interest
          shall be computed for the actual number of days elapsed on the basis of a three hundred sixty (360) day year, in the case of LIBO Loans and Prime Rate Loans. The applicable Prime Rate shall be effective the same day as a change in the Prime Rate. Any change in the Prime Rate shall be effective on the date such change is announced by Agent Bank as being effective.

                    (9)  BASIS FOR DETERMINING INTEREST RATE
          INADEQUATE.  If with respect to any Interest
          Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circum-stances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) any NRL Lenders with outstanding NRL Disbursements representing at least fifty percent (50%) in the aggregate of the unpaid principal amount of this NRL Note advise Agent Bank that one or more of the LIBO Rates as determined by Agent Bank will not adequately and fairly reflect the cost to such NRL Lender of maintaining or funding, for one or more Interest Periods, a LIBO Loan or LIBO Loans (which advice shall be promptly followed by a written certificate setting forth in detail the reason or reasons why such LIBO Rates do not adequately and fairly reflect the cost to such NRL Lenders of maintaining or funding such LIBO Loan or LIBO Loans) then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrower thereof, (ii) NRL Lenders shall not be under any obligation to make a LIBO Loan or Convert a Prime Rate Loan into a LIBO Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBO Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Prime Rate Loan.

                    (10) ILLEGALITY.  Notwithstanding any
          other provisions of this NRL Note or the Credit Agreement, if any law, rule, regulation, treaty or directive or any change therein shall make it unlawful for any NRL Lender to make or maintain LIBO Loans, (i) the commitment and agreement to maintain LIBO Loans shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBO Loans, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Prime Rate Loans. If it shall become lawful for any NRL Lender to again maintain LIBO Loans, then Borrower may once again request Conversions to the LIBO Rate.

                    (11) INCREASED COSTS. If after the date hereof the adoption, or any change in, of any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any NRL Lender (or any eurodollar office of any NRL Lender) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                    (a)  Shall subject any NRL Lender to any
               tax, duty or other charge with respect to LIBO Loans, this NRL Note or such NRL Lender's obligation to make LIBO Loans, or shall change the basis of taxation of payments to such NRL Lender of the principal of, or interest on, LIBO Loans or any other amounts due under this NRL Note in respect of LIBO Loans or such NRL Lender's obligation to make LIBO Loans (except for changes in the rate of tax on the overall net income of such NRL Lender imposed by the jurisdiction in which such NRL Lender's principal executive office or funding office is located); or

                    (b)  Shall impose, modify or deem
               applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, liquidity, capital maintenance, capital adequacy, capital ratios or similar requirement against assets of, deposits with or for the account of, or credit extended by, any NRL Lender; or

                    (c)  Shall impose on any NRL Lender any
               other condition affecting LIBO Loans, this NRL
               Note or such NRL Lender's obligation to make
               LIBO Loans;

          and the result of any of the foregoing is to:

                    (i)  Increase the actual cost incurred by
               (or in the case of Regulation D referred to above or a successor thereto, to impose a cost
               on) such NRL Lender (or any eurodollar office of such NRL Lender) of making or maintaining LIBO Loans; or

                    (ii) Cause an increase in any capital
               requirement arising out of the making or maintenance of the LIBO Loan or any obligation to makers hereunder; or

                    (iii) Reduce the amount of any sum
               received or receivable by such NRL Lender under this NRL Note,

          then within ten (10) days after demand by such NRL Lender (which demand shall be made prior to full payment of the LIBO Loan and shall be accompanied by a certificate setting forth the basis of such demand), the Borrower shall pay directly to such NRL Lender such additional amount or amounts as will compensate such NRL Lender for such increased cost or such reduction of any sum received or receivable under this NRL Note. Each NRL Lender agrees to use its reasonable efforts to minimize such increased cost or such reduction.

          In the event any increased costs are assessed by any NRL Lender, as provided hereinabove, such NRL Lender shall certify in writing that such NRL Lender is generally assessing such increased costs of such NRL Lender to borrowers that are also covered by the event giving rise to such increased costs, and the basis of such increase and set forth in detail the calculations showing the components and amount of such increased costs.

                    (12) PLACE AND TIME OF PAYMENTS.  All
          payments of principal and interest of this NRL Note are payable in immediately available funds without set-off, counterclaim or deduction of any kind at Agent Bank's principal place of business or at such other place as Agent Bank may designate in writing in accordance with the provisions of Section 2.19 of the Credit Agreement. If Borrower prepays or repays any LIBO Loan on a day other than the last day of the applicable Interest Period, Borrower will reimburse each NRL Lender for any loss or expense incurred or sustained by such NRL Lender as reasonably determined by such NRL Lender as a result of any such prepayment or repayment.

                    (13) PREPAYMENTS.  This NRL Note,
          together with unpaid interest accrued on the amount prepaid to the date of prepayment, may be prepaid at any time, subject to the provisions set forth in Paragraph 12 hereinabove, provided that no amounts prepaid or repaid may be reborrowed and each such prepayment shall be applied to the quarterly principal payments last falling due in the inverse order of maturity.

                    (14) TOTAL BORROWINGS.  The sum of the
          NRL Disbursements under this Note shall not exceed the lesser of: (i) the aggregate amount committed by NRL Lenders for funding under the Credit Agreement at the NRL Syndication Termination Date or (ii) Twenty-Five Million Dollars ($25,000,000.00).

               D.   DEFAULT.  Upon failure to make any
          payment as herein provided within five (5) days from the date such payment is due or in the event of any Event of Default as that term is defined in the Credit Agreement, this NRL Note, at the option of NRL Lenders, unless the Event of Default is the occurrence of any event set forth in Sections 7.01(f), (g) or (h) of the Credit Agreement in which event the unpaid balance of this Note, together with the interest thereon shall be automatically fully due and payable, shall at once become due and payable and Borrower's right to exercise an Interest Rate Option or to borrow any further NRL Disbursements under the Credit Agreement shall immediately, without notice or demand, terminate.

               E.   DEFAULT RATE.  In the event of the
          occurrence of an Event of Default as defined in the Credit Agreement, commencing on the fifth (5th) day following the mailing of written notice thereof by Agent Bank, the Prime Rate Loan and each LIBO Loan shall commence accruing interest at the Default Rate with such accrued interest being due and payable at the time herein specified for the payment of interest on a Prime Rate Loan, and shall continue accruing interest at the Default Rate until such time as all payments and additional interest are paid, together with the curing of any other Event of Default which may have occurred, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to this NRL Note. During any period in which the out-standing NRL Disbursements hereunder bear interest at the Default Rate, (i) Agent Bank shall not be under any obligation to Convert into any LIBO Rate,
          (ii) NRL Lenders shall have no obligation to fund NRL Disbursements hereunder, and (iii) on the last day of the then current Interest Period, any LIBO Loan or LIBO Loans shall automatically Convert to a Prime Rate Loan.

               F.   LATE CHARGE.  In the event that any
          payment required hereunder, including but not limited to, interest or principal, shall not be received by Agent Bank within five (5) Banking Business Days of the date upon which such payment is due, Borrower shall pay to Lenders a late charge of one percent (1%) of the amount of such payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

               The late charge does not apply to amounts due upon acceleration of the NRL Note.

               G.   WAIVER.  Borrower waives diligence,
          demand, presentment for payment, protest and notice of protest.

               H.   COLLECTION COSTS.  In the event of the
          occurrence of an Event of Default as defined in the Credit Agreement, the Borrower agrees to pay all costs of enforcement and collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to three percent (3%) over the daily Prime Rate of Agent Bank, until fully paid.

               I. INTEREST RATE LIMITATION. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this NRL Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

               J.   SECURITY.  This NRL Note is secured by
          the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents recorded August 28, 1992 in the Official Records of Clark County, Nevada, in Book 920828, as Instrument No. 01119, as amended concurrently herewith, executed by Borrower, as Trustor and Debtor, to Lawyers Title of Nevada, Inc., as Trustee, for the benefit of Agent Bank on behalf of Lenders as Beneficiary and Secured Party, and is further secured by those certain A/R Loan Documents (other than the Environmental Certificate), REI Pledge Documents and Collateral described and defined in the Credit Agreement.

               K.   DUE ON SALE, ETC.  Except as otherwise
          specifically permitted by the Credit Agreement, if the Borrower, or its successors in interest, shall sell, convey, further encumber or alienate the Real Property encumbered by the Deed of Trust securing payment hereof, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein, in any manner or way, whether voluntarily or involuntarily, or by merger, without the written consent of NRL Lenders being first had and obtained, except in accordance with the Credit Agreement, the NRL Lenders shall have the right, at their option, to declare any indebtedness or obligation evidenced by this NRL
          Note immediately due and payable irrespective of the maturity dates specified herein.

               L.   GOVERNING LAW.  This NRL Note has been
          delivered in Las Vegas, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

               M. PARTIAL INVALIDITY. If any provision of this NRL Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this NRL Note.

          IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first hereinabove written.

                                 RAMADA EXPRESS, INC.,
                                 a Nevada corporation
                                 By /s/ Craig F. Sullivan
                                   --------------------------
                                 Title Treasurer
                                      -----------------------
                          EXHIBIT I

                  NRL DISBURSEMENT REQUEST
                           [FORM]

DATE:     ____________________________

TO:       FIRST INTERSTATE BANK OF NEVADA, N.A.
          ("Agent Bank")
          One East First Street
          Reno, Nevada 89501

ATT'N:    John Bydalek, V.P.


          This NRL Disbursement Request is delivered to you pursuant to Section 2.12 of the Credit Agreement dated as of _______________, 1993 (together with any Additional Funding Addendum, Syndication Adjustment Addendum and all amendments, supplements and modifications, if any, from time to time made thereto, the "Credit Agreement"), executed by and between Ramada Express, Inc., a Nevada corporation (the "Borrower"), Aztar Corporation, a Delaware corporation ("Guarantor"), the Lenders, as defined and described in the Credit Agreement and First Interstate Bank of Nevada, N.A., as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank"). Unless otherwise defined herein or the context otherwise requires, the terms used herein shall have the meanings provided in Section 1.01 of the Credit Agreement.

          The Borrower hereby requests that a NRL Disbursement be made on __________________, 19____ (the "Funding Date")
from NRL Lenders (each to advance in proportion to their respective Syndication Interest in the NRL Facility) in the aggregate principal amount of ______________________ ($___________) in [Prime Rate] [LIBO Rate for which the initial LIBO Loan Interest Period is requested to be a __________________ (_____) month period]. Proceeds of the NRL Disbursement are to be disbursed on the Funding Date in immediately available funds to Borrower's account at Agent Bank's Main Branch, 3800 Howard Hughes Parkway, Las Vegas, Nevada, Account No. ______________.

          The Borrower hereby certifies and warrants that as of the date of this NRL Borrowing Request:

          A.   The representations and warranties set forth in
Article IV of the Credit Agreement are and will be true and correct as if then made, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except as otherwise provided in Section 3.24(i) of the Credit Agreement;

          B.   As of the date of this NRL Disbursement Request
Borrower has made Riverboat Disbursements to AMGC in the aggregate amount of ____________________ ($____________);

          C. The Riverboat Project is being constructed in accordance with the Riverboat Plans and Specification and no event of default or event with which the passage of time or giving of notice, or both, has occurred and is continuing under the Riverboat Loan Documents or the Riverboat Security Documents;

          D. No Default or Event of Default has occurred and is continuing under the Credit Agreement, any of the A/R Loan
Documents or REI Pledge Documents; and

          E. The Closing Date shall have occurred and Borrower has and shall have satisfied all conditions precedent under Article III B and C of the Credit Agreement.

          Borrower agrees that if prior to the time of the funding of the NRL Disbursement hereby requested, any matters certified hereto herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent Bank. Except to the extent, if any, that prior to the time the NRL Disbursement requested hereby the Agent Bank shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such NRL Disbursement as if then made.

          The Borrower has caused this NRL Disbursement
Request to be executed and delivered and the certification and warranties contained herein to be made, by their duly authorized officers as of the day and year first above written.

                             RAMADA EXPRESS, INC.,
                             a Nevada corporation


                             By__________________________

                             Title_______________________

                          EXHIBIT J

               CONTINUATION/CONVERSION NOTICE

First Interstate Bank of
 Nevada, N.A., Agent Bank
Gaming Division
One East First Street
Reno, Nevada  89501

Attn:  John Bydalek, V.P.

Re:    Credit Agreement dated as of _______________, 1993


          This Continuation/Conversion Notice
("Continuation/Conversion Notice") is delivered to you pursuant to Section C(4) of that certain (RLC Note)(NRL Note), dated as of __________________, 1993, executed by Ramada Express, Inc., a Nevada corporation (the "Borrower"), payable to First Interstate Bank of Nevada, N.A., as Agent Bank. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in
Section 1.01 of the Credit Agreement.

          The Borrower hereby requests that:

               1.   ($____________) of the presently
          outstanding principal amount of (RLC Facility) (NRL
          Facility),

               2.   and presently being maintained as [Prime
          Rate Loan] [LIBO Loan having a LIBO Loan Interest
          Period ending on ___________________, 19___],

               3.   be [Converted into] [continued as],

               4.   a [LIBO Loan having a LIBO Loan Interest
          Period of __________ months] [Prime Rate Loan] as of ___________, 19___.

          The Borrower hereby:

               a. certifies and warrants that no Default or Event of Default has occurred and is continuing;
          and

               b.   certifies that the representations and
          warranties contained in Article IV of the Credit
          Agreement are true and correct in all material respects;

               c.   certifies that Borrower is in full
          compliance with each covenant contained in Article
          V of the Credit Agreement;

               d. agrees that if prior to the time of such continuation or Conversion any matter certified to herein by Borrower will not be true and correct at such time as if then made, it will immediately so notify the Agent Bank.

Except to the extent, if any, that prior to the time of the continuation or Conversion requested hereby the Agent Bank shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or Conversion as if then made.

          The Borrower has caused this Continuation/Conversion
Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized
Officer this ___ day of ______________, 19__.

                              RAMADA EXPRESS, INC.,
                              a Nevada corporation


                              By__________________________

                              Title_______________________

                          EXHIBIT K

                 GENERAL CONTINUING GUARANTY
                 ---------------------------

          THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of December 28, 1993, is executed and delivered by AZTAR
CORPORATION, a Delaware corporation ("Guarantor"), in favor of Beneficiary and in light of the following:

          WHEREAS, Guarantor, Borrower and Beneficiary are, contemporaneously herewith, entering into the Credit
Agreement; and

          WHEREAS, in order to induce Lenders to advance Borrowings, NRL Disbursements, loans, advances and extend financial accommodations to Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any Borrowings, NRL Disbursements, loans, advances, or other financial accommodations heretofore or hereafter extended by Lenders to Borrower, whether pursuant to the Credit Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

          NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Beneficiary, as follows:

          1.   DEFINITIONS AND CONSTRUCTION.

               (a) DEFINITIONS. The following terms, as used in this Guaranty, shall have the following meanings:

               "A/R LOAN DOCUMENTS" shall have the meaning ascribed thereto in the Credit Agreement.

               "AGENT BANK" shall have the meaning ascribed thereto in the Credit Agreement.

               "BANKRUPTCY CODE" shall mean The Bankruptcy
Reform Act of 1978 (11 U.S.C. Par. 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

               "BENEFICIARY" shall mean Agent Bank on behalf of itself and each of the Lenders.

               "BORROWER" shall mean Ramada Express, Inc., a
Nevada corporation.

               "BORROWINGS" shall have the meaning ascribed thereto in the Credit Agreement.

               "CREDIT AGREEMENT" shall mean that certain
First Amended and Restated Credit Agreement, dated as of even date herewith, between Borrower and Guarantor, on the one hand, and Agent Bank and Closing Lenders, on the other hand, together with any Additional Funding Addendum, Syndication Adjustment Addendums and all amendments, modifications, restatements and revisions thereto.

               "EVENT OF DEFAULT" shall have the meaning ascribed thereto in the Credit Agreement.

               "GUARANTIED OBLIGATIONS" shall mean: (a) the due and punctual payment of the principal of, and interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any on the Notes; and (b) the due and punctual payment of all present or future Indebtedness owing by Borrower.

               "GUARANTOR" shall have the meaning set forth in the preamble to this Guaranty.

               "GUARANTY" shall have the meaning set forth in the preamble to this Guaranty.

               "INDEBTEDNESS" shall mean any and all
obligations, indebtedness, or liabilities of any kind or character owed to Lenders or the Agent Bank and arising directly or indirectly out of or in connection with the Credit Agreement, the Notes, the Environmental Certificate, or the other A/R Loan Documents and the REI Pledge Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including reasonable attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Beneficiary or any of the Lenders.

               "LENDERS" shall have the meaning ascribed thereto in the Credit Agreement.

               "NRL DISBURSEMENTS" shall have the meaning ascribed thereto in the Credit Agreement.

               "NOTES" shall have the meaning ascribed thereto in the Credit Agreement.

               "PERSON" shall have the meaning ascribed thereto in the Credit Agreement.

               "REI PLEDGE DOCUMENTS" shall have the meaning ascribed thereto in the Credit Agreement.

               "SECURITY DOCUMENTATION" shall have the meaning ascribed thereto in the Credit Agreement.

               "SUBSIDIARY" shall have the meaning ascribed thereto in the Credit Agreement.

               (b) CONSTRUCTION. Unless the context of this Guaranty clearly requires otherwise, references to the plural including the singular, references to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the A/R Loan Documents; the Credit Agreement; this Guaranty; and the Notes.

          2. GUARANTIED OBLIGATIONS. Guarantor hereby irrevocably and unconditionally guaranties to Beneficiary, as and for its own debt, until final and indefeasible payment thereof has been made, (a) the due and punctual payment of the Guarantied Obligations, in each case when the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement, the Notes, and under each of the other A/R Loan Documents and the REI Pledge Documents.

          3. CONTINUING GUARANTY. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Beneficiaries, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof to the extent permitted by law), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Beneficiaries in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which is not, therefore, guarantied hereunder, and to the extent so applied shall reduce the maximum obligations of Guarantor hereunder.

          4. PERFORMANCE UNDER THIS GUARANTY. In the event that Borrower fails to make any payment of any Guarantied Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligations referred to in clause (b) of Section 2 hereof in the manner provided in the Credit Agreement, the Notes, or the other A/R Loan Documents and the REI Pledge Documents, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

          5. PRIMARY OBLIGATIONS. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Notes. Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Beneficiary, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrower or any other guarantor whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Beneficiary of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Beneficiary may at any time possess. Guarantor agrees that any release which may be given by Beneficiary to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Beneficiary shall be under no obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

          6.   WAIVERS.

               (a)  Guarantor hereby waives:  (i) notice of
acceptance hereof; (ii) notice of any Borrowings, requests for NRL Disbursements, advances, loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Agent Bank to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument; (vi) notice of any unmatured event of default or Event of Default under the Credit Agreement, except for such notices as may be required pursuant to the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other A/R Loan Document to which Guarantor is party) and demands to which Guarantor might otherwise be entitled.

               (b)  To the fullest extent permitted by
applicable law, Guarantor waives the right by statute or otherwise to require Beneficiary to institute suit against Borrower or to exhaust any rights and remedies which Beneficiary has or may have against Borrower. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Beneficiary by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

               (c)  To the maximum extent permitted by law,
Guarantor hereby waives: (i) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Beneficiary; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary; and (iv) any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties including, without limitation, the benefits of Nevada Revised Statutes Par.
40.430 - 40.459, 40.475 and 40.485 as permitted by Nevada
Revised Statutes Par. 40.495 (1989).

               (d) Guarantor agrees that if all or a portion of the Indebtedness or this Guaranty is at any time secured by a deed of trust or mortgage covering interests in real property, Beneficiary, in its sole discretion, without notice or demand (other than such notices as may be required by applicable law or pursuant to the Credit Agreement) and without affecting the liability of Guarantor under this Guaranty, may foreclose pursuant to the terms of the Credit Agreement or otherwise the deed of trust or mortgage and the interests in real property secured thereby by non-judicial sale pursuant to applicable law. Guarantor understands that the exercise by Beneficiary of certain rights and remedies contained in the Credit Agreement and any such deed of trust or mortgage may affect or eliminate Guarantor's right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Beneficiaries to exercise, in their sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty including its obligation to pay any deficiency following a non-judicial foreclosure.

               (e) Guarantor also hereby subordinates to the Guaranteed Obligations in favor of Beneficiary any claim, right or remedy which Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Beneficiary against the Borrower or any security which Beneficiary now has or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

          7. RELEASES. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Beneficiary may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all of any one or more parties to, any one or more of the Credit Agreement, the Notes, or any of the other A/R Loan Documents or any of the REI Pledge Documents or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement, the Notes, or any of the other A/R Loan Documents or any of the REI Pledge Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including the Collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof.

          8. NO ELECTION. Beneficiary shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by Beneficiary to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Beneficiary's right to proceed in any other form of action or proceeding or against other parties unless Beneficiary has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Beneficiary under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Beneficiary finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

          9.   INDEFEASIBLE PAYMENT.  The Guarantied
Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Beneficiary and Lenders are no longer subject to any right on the part of any person whomsoever, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Beneficiary is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantor shall be liable for the full amount Beneficiary is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Beneficiary in connection therewith.

          10. FINANCIAL CONDITION OF BORROWER. Guarantor represents and warrants to Beneficiary that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to Beneficiary that it has read and understands the terms and conditions of the Credit Agreement, the Notes, and the other A/R Loan Documents. Guarantor hereby covenants that it will continue to keep itself informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

          11.  Intentionally omitted.

          12. PAYMENTS; APPLICATION. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Beneficiary in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Beneficiary constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

          13. COSTS TO PREVAILING PARTY. If any action or proceeding is brought by any party against any other party under this Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

          14.  NOTICES.  Unless otherwise specifically
provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telefacsimile or telex or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

          If to Guarantor:    Aztar Corporation
                              2390 E. Camelback Road, Ste. 400
                              Phoenix, Arizona  85016-3452

                              Attn:  Treasury Department

          With a copy to:     Snell & Wilmer
                              One Arizona Center
                              Phoenix, Arizona  85004-0001

                              Attn:  David Sprentall, Esq.

          If to Beneficiary:  First Interstate Bank of
                              Nevada, N.A., Agent Bank
                              Gaming Division
                              P.O. Box 11007
                              Reno, NV  89520

                              Attn: John Bydalek, V.P.

          With a copy to:     Timothy J. Henderson, Esq.
                              Henderson & Nelson
                              164 Hubbard Way, Suite B
                              Reno, NV  89502

          15. CUMULATIVE REMEDIES. No remedy under this Guaranty, the Credit Agreement, the Notes, or any A/R Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, the Notes, or any other A/R Loan Document or any REI Pledge Document, and those provided by law. No delay or omission by Beneficiaries to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

          16. RIGHT OF SETOFF. In addition to all rights of setoff or lien against any monies, securities or other property of Guarantor given to Beneficiary by law, from and after the occurrence of an Event of Default, Beneficiary will have a right of setoff, in respect of all Indebtedness of the Guarantor arising hereunder whether actual or contingent, mature or otherwise, against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Beneficiary, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Beneficiary, or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Beneficiary.

          17. SEVERABILITY OF PROVISIONS. Any provision of this Guaranty which is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          18. ENTIRE AGREEMENT; AMENDMENTS. This Guaranty, together with the Credit Agreement and the other A/R Loan Documents, constitute the entire agreement between Guarantor and Beneficiary pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Beneficiary. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

          19. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon Guarantor and its successors and assigns permitted under the A/R Loan Documents and shall inure to the benefit of the successors and assigns of Beneficiary; PROVIDED, HOWEVER, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Beneficiary's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any permitted assignment or other transfer of rights by Beneficiary, the rights and benefits herein conferred upon Beneficiary shall automatically extend to and be vested in such assignee or other transferee.

          20. COSTS AND EXPENSES. Notwithstanding the liability limitation set forth hereinabove, Guarantor agrees to pay the Beneficiary's reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort (which shall include those incurred in investigations of and advising on matters relating to the Beneficiary's rights and remedies) to collect or enforce any of the sums owing under the Notes whether or not any lawsuit is filed. Until paid to the Agent Bank such sums will bear interest at the Default Rate set forth in the Credit Agreement.

          21. CHOICE OF LAW AND VENUE; SERVICE OF PROCESS. The validity of this Guaranty, its construction, interpretation, and enforcement, and the rights of Guarantor and Beneficiary, shall be determined under, governed by , and construed in accordance with the Internal Laws of the State of Nevada, without regard to principles of conflicts of law. All judicial proceedings brought against Guarantor with respect to this Guaranty may be brought in any State or Federal Court of Competent Jurisdiction in the State of Nevada, and by execution and delivery of this Guaranty, Guarantor accepts, for itself and in conneciton with its assets, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judement rendered thereby in connection with this Guaranty from which no appeal has been taken or is available.


          22. WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Guarantor and Beneficiary each mutually hereby expressly waive any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to this Guaranty, or in any way connected with, related to, or incidental to the dealings of Guarantor and Beneficiary with respect to this Guaranty, or the Transactions related hereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the maximum extent premitted by law, Guarantor and Beneficiary each mutually heraby agree that any such action, cause of action, claim, demand, or proceedings shall be decided by a court trial without a jury and that the defending party may file an original counterpart of this section with any court or other tribunal as written evidence of the consent of the complaining party to the waiver of its right to trial by jury.

          23.  ARBITRATION.

               a.   Upon the request of Guarantor or
Beneficiary whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with this Guaranty, the Credit Agreement, A/R Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

               b.   All Disputes between Guarantor and
Beneficiary shall be resolved by binding arbitration governed by the Nevada Uniform Arbitration Act, Nevada Revised Statutes Chapter 38, or, if not then in effect, by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

               c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of Guarantor or Beneficiary, and the Guarantor and Beneficiary, shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law,
(ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of Guarantor and/or Borrower, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the day and year first written above.

                              AZTAR CORPORATION,
                              a Delaware corporation



                              By /s/ Craig Sullivan
                                --------------------------
                              Title Treasurer
                                   -----------------------

                          EXHIBIT L

               DEPOSITORY CLOSING INSTRUCTIONS
               -------------------------------

TO:       Lawyers Title of Nevada, Inc.
          333 South Third Street
          Las Vegas, Nevada 89101

RE:       9311071 GW (Ramada Express)

ATTN:     ____________________________

          In connection with the above-referenced escrow, the undersigned hands you herewith the following:

          1. First Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents (the "First Amendment to Deed of Trust") executed by Ramada Express, Inc., a Nevada corporation ("Borrower") as Trustor and Debtor, for the benefit of First Interstate Bank of Nevada, N.A. (National Association), as Agent Bank ("Agent Bank") on behalf of itself and Lenders therein described as Beneficiary and Secured Party, relating to the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents recorded August 28, 1992, in Book 920828, as Instrument No. 01119, Clark County Official Records (the "Deed of Trust").

          2. First Amendment to Assignment of Equipment Leases, Contracts and Subleases executed by Borrower as Assignor and by Agent Bank as Assignee, relating to the Assignment of Equipment Leases, Contracts and Subleases, recorded August 28, 1992, in the Official Records of Clark County, Nevada, in Book No. 920828, as Instrument No. 01121.

          3. First Amendment to Assignment of Permits, Licenses and Contracts executed by Borrower as Assignor and by Agent Bank as Assignee, relating to the Assignment of Permits, Licenses and Contracts recorded August 28, 1992, in the Official Records of Clark County, Nevada, in Book No. 920828, as Instrument No. 01122.

          4. First Amendment to Assignment of Rents and Revenues executed by Borrower as Assignor and by Agent Bank as Assignee, relating to the Assignment of Rents and Revenues recorded August 28, 1992, in the Official Records of Clark County, Nevada, in Book No. 920828, as Instrument No. 01123.

          5.   UCC-1 Financing Statement relating to the First
Amendment to Deed of Trust handed you herewith as Item No. 1 executed by Borrower, as Debtor, and Agent Bank, as Secured
Party.

          Reference is made to:

               a.   the Preliminary Title Report issued by
Lawyers Title of Nevada, Inc. under Order No. 9311071GW and dated as of November 10, 1993, at 7:30 a.m. (the "Title
Report"); and

               b.   that certain ALTA Extended Coverage
Lender's Policy of Title Insurance dated August 28, 1992, at 11:47 a.m., Policy No. 82-02-929620, Order No. 9204042 RM/LP,
together with the Indorsements issued concurrently therewith, providing coverage in the amount of Fifty Million Dollars ($50,000,000.00) (the "Title Policy").

          YOU ARE AUTHORIZED AND INSTRUCTED THAT WHEN:

          You are irrevocably committed to issue your:

               a. Form 101.2 Indorsement to the Title Policy relating to the lien free completion of the improvements constructed on the real property described in the Deed of Trust,

               b. Form 110.5 Indorsement to the Title Policy relating to the modifications to the Deed of Trust as contained in the First Amendment to Deed of Trust, and

               c.   Form Revolving Credit Indorsement to the
Title Policy relating to the RLC Note described in the First
Amendment to Deed of Trust,

with liability in aggregate amount of not less than Fifty Million Dollars ($50,000,000.00) insuring that the Deed of Trust as amended by the First Amendment to Deed of Trust for the benefit of Agent Bank on behalf of the Lenders, is a first mortgage lien on the real property which is described by the Title Report, subject only to exceptions numbered 1 through 5 (all taxes and assessments paid current), 6 through 17, 23 and 24, as shown on Schedule B of the Title Report.

          THEN, AND ONLY THEN, YOU SHALL:

               a.   Record the First Amendment to Deed of
Trust handed you herewith as Item No. 1 in the Office of the County Recorder of Clark County, Nevada.

               b. Record the First Amendment to Assignment of Equipment Leases, Contracts and Subleases handed you herewith as Item No. 2, in the Office of the County Recorder of Clark County, Nevada.

               c. Record the First Amendment to Assignment of Permits, Licenses and Contracts handed you herewith as Item
No. 3 in the Office of the County Recorder of Clark County,
Nevada.

               d. Record the First Amendment to Assignment of Rents and Revenues handed you herewith as Item No. 4 in the Office of the County Recorder of Clark County, Nevada.

               e.   Record the UCC-1 Financing Statement,
handed you herewith as Item No. 5, in the Office of the County
Recorder of Clark County, Nevada, and cross-index such recording as real property.

               f.   Collect all costs, fees, charges and
expenses of Lawyers Title of Nevada, Inc. incurred by reason of the closing of this transaction, including escrow fees, title policy charges, indorsement fees and recording fees from Borrower. It is specifically understood and agreed that Agent Bank and Lenders are not to be charged with any expenses in connection with this transaction. In the event of cancellation, all fees and charges shall be paid by Borrower above-named.

          WHEN YOU HAVE RECORDED AND FILED the documents and instruments handed you herewith in accordance with the aforestated instructions and have issued your Form 101.2 Indorsement, Form 110.5 Indorsement and Form Revolving Credit Indorsement, in favor of Agent Bank in accordance with the foregoing instructions, you shall deliver conformed copies of all filed and recorded documents and your Form 101.2 Indorsement, Form 110.5 Indorsement and Form Revolving Credit Indorsement to Timothy J. Henderson, Esq., 164 Hubbard Way, Suite B, Reno, Nevada 89502 and shall advise John Bydalek, Assistant Vice President, First Interstate Bank of Nevada, N.A., (702) 334-5630, that such recordings have occurred.

          It is understood by and between the parties hereto that this escrow shall close no later than December 31, 1993, at 5:00 p.m. If said escrow fails to close by said date or unless said escrow is continued by mutual agreement of the parties hereto or in the event said escrow is canceled by either of the parties hereto as provided hereinabove, the documents and instruments deposited herewith shall be returned to the depositing party.

          DATED this _____ day of December, 1993.

FIRST INTERSTATE BANK OF
NEVADA, N.A., as Agent Bank
of behalf of itself and each
of the Lenders


By__________________________

Title_______________________


          Approved as to form and content:

RAMADA EXPRESS, INC.,
a Nevada corporation


By__________________________

Title_______________________



          LAWYERS TITLE OF NEVADA, INC. hereby acknowledges receipt of the foregoing Depository Closing Instructions and items listed therein and agrees to hold and dispose of the items in strict accordance with the terms and conditions set forth above.

          DATED this ______ day of December, 1993.

                              LAWYERS TITLE OF NEVADA, INC.



                              By__________________________

                              Title_______________________

                            EXHIBIT M

                      RAMADA EXPRESS, INC.
                    LIST OF EQUIPMENT LEASES
                     AS OF DECEMBER 1, 1993


LESSOR:        Harvey's Wagon Wheel, Inc.
DATED:         October 26, 1991
TERM:          month-to-month; Termination notices effective 1/1/94
DESCRIPTION:   Fast Action Holdem table game lease & license (1)
PAYMENT:       $800.00 per month

LESSOR:        D P Stud, Inc.
DATED:         September 1, 1993
TERM:          one year
DESCRIPTION:   Caribbean Stud table game lease & license (1)
PAYMENT:       $1216.66 per month

LESSOR:        Infolink Corporation
DATED:         August 4, 1993
TERM:          one year
DESCRIPTION:   Electrowriter transmitter & receiver for Valet
PAYMENT:       $228.00 per month

LESSOR:        Hospitality Network, LTD.
DATED:         October 12, 1993
TERM:          five years
DESCRIPTION:   In-room movie equipment and services for guests
PAYMENT:       Hotel receives 15% commission on guest movie sales

LESSOR:        International Games Technology
DATED:         August 3, 1993
TERM:          month-to-month
DESCRIPTION:   Megabucks Progressive equipment and license (8)
PAYMENT:       $ .01 per handle pull

LESSOR:        International Games Technology
DATED:         January 28, 1992
TERM:          month-to-month
DESCRIPTION:   Fabulous 50's Progressive equipment and license (6)
PAYMENT:       $ .01 per handle pull

                            EXHIBIT N

                      RAMADA EXPRESS, INC.
                        LIST OF SUBLEASES
                     AS OF DECEMBER 1, 1993


LESSEE:         McCall Communications of Nevada, Inc.
DATED:          August 23, 1990
TERM:           five years
DESCRIPTION:    Rooftop antennae site for cellular services


LESSEE:         Don Trubble d.b.a. Frannie's Personal Touch
DATED:          October 1, 1993
TERM:           one year
DESCRIPTION:    sales of personalized children's books


LESSEE:         First Interstate Bank of Nevada
DATED:          September 1, 1992
TERM:           two years
DESCRIPTION:    ATM cash dispersement services


LESSEE:         Comdata Network, Inc.
DATED:          April 1, 1993
TERM:           two years
DESCRIPTION:    Credit Card cash advance services


LESSEE:         Linda Gebow d.b.a. Ask Me Information Services
DATED:          negotiations in-process
TERM:           one year or termination of Mayday Parking Lot Lease
DESCRIPTION:    Information booth t/b located on north parking lot

                            EXHIBIT O

                    REAL PROPERTY DESCRIPTION
                    -------------------------

   PARCEL I:

   That portion of the South Half (S 1/2) of Section 13, Township 32 South, Range 66 East, M.D.B.&M., described as follows:

   Parcel Two (2) as shown by Parcel Map in File 53, Page 53, recorded July 9, 1987 as Document No. 00890 in Book 870709 of Official
   Records, Clark County, Nevada.

   EXCEPTING THEREFROM that portion of said land for Casino Drive as conveyed to the County of Clark by Quitclaim Deed recorded
   August 20, 1992 as Document No. 00522 in Book 920820 of Official Records, Clark County, Nevada.

   PARCEL II:

   An undivided 31.667% interest in and to that certain non-exclusive
   30.00 foot access easement as described in that certain License Agreement recorded February 15, 1985 as Document No. 1648776 in Book 1689 of Official Records, Clark County, Nevada, affecting the following described property:

   That portion of Government Lot Four (4) in Section 13, Township 32 South, Range 66 East, M.D.B.M., situate within the County of Clark, State of Nevada, described as follows:

   A strip of land thirty (30) feet in width lying Northerly of and contiguous to Line One (1) and Line Two (2) hereinafter described.

   COMMENCING at the Northwest corner of said Government Lot Four (4); THENCE South 89 degrees 59'51" East a distance of 377.85 feet to a point;

THENCE South 10 degrees 49'28" West a distance of 132.17 feet to the Southeast corner of Parcel Two (2) as shown on File 30 of Parcel Maps, Page 48, Clark County, Nevada records, the TRUE POINT OF BEGINNING. Said true point of beginning hereinafter referred to as Point "A".

LINE ONE (1):

COMMENCING at Point "A";
THENCE North 89 degrees 59'51" West along the Southerly line of said Parcel Two (2) and the Westerly Prolongation thereof to a point on the Easterly line of Rio Alta Vista Drive, as shown on File 39 of Surveys, Page 73, Clark County, Nevada records, the point of terminus of Line One (1).

LINE TWO (2):

COMMENCING at Point "A";
THENCE South 89 degrees 59'51" East a distance of 645.36 feet, more or less, to a point in the Westerly line of Colorado River, the point of terminus of Line Two (2).

EXCEPTING THEREFROM that portion of said land for Casino Drive as conveyed to the County of Clark by Quitclaim Deed recorded August 20, 1992 as Document No. 00522 in Book 920820 of Official Records, Clark County, Nevada.

Such easement being subject to the provisions contained in the above License Agreement.

                          EXHIBIT P

                   COMPLIANCE CERTIFICATE
                   ----------------------

TO:  FIRST INTERSTATE BANK OF NEVADA, N.A.,
     as Agent Bank

     Reference is made to the First Amended and Restated Credit Agreement dated as of __________________, by and among RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), AZTAR CORPORATION, a Delaware corporation ("Guarantor"), the Lenders that are parties thereto and FIRST INTERSTATE BANK OF NEVADA, N.A., as the Agent Bank for the Lenders (the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08b of the Credit Agreement.

                             I.

                        NON-USAGE FEE
                        -------------

Amount of the average daily Available
Borrowings under the RLC Loan for
Fiscal Quarter under review.                     $___________

Amount of Non-Usage Fee for Fiscal
Quarter under review, to be computed on
the basis of a 360 day year at 1/2 of
1% per annum.                                   $___________

                             II.

              COMPLIANCE WITH GENERAL COVENANTS
              ---------------------------------

A.   FF&E (Section 5.01): Amount of FF&E
     sold or disposed not replaced by
     FF&E of equivalent value and utility.      $___________

B.   LIENS FILED (Section 5.04):  Report
     any liens filed against the
     Premises and the amounts claimed in
     such liens.                                $___________

C.   OTHER REAL PROPERTY (Section 5.06):
     Other than the Real Property
     presently encumbered by the Deed of
     Trust, attach a legal description
     of any other real property or
     rights to the use of real property
     which is used in connection with
     the Hotel/Casino Operation and
     describe such use.

D.   Permitted Encumbrances (Section
     5.11): Describe any mortgage, deed
     of trust, pledge, lien, security
     interest, encumbrance, attachment,
     levy, distraint or other judicial
     process or burden affecting the
     Collateral other than the Permitted
     Encumbrances.  Describe any matters
     being contested in the manner
     described in Sections 5.04 and 5.10
     of the Credit Agreement.

E.   SUITS OF ACTIONS (Section 5.17):
     Describe on a separate sheet any
     matters requiring advice to Lenders
     under Section 5.17.

F.   NOTICE OF HAZARDOUS MATERIALS
     (Section 5.20): State whether or
     not to your knowledge there are any
     matters to which Lenders should be
     advised under Section 5.20.  If so,
     attach a detailed summary of such
     matters.

                            III.

      COMPLIANCE WITH RIVERBOAT CONSTRUCTION COVENANTS
      ------------------------------------------------
A.   MODIFICATION OF RIVERBOAT LOAN
     DOCUMENTS (Section 5.21): Describe
     any modifications or amendments to
     the Riverboat Loan Documents not
     permitted by Section 5.21.

B.   LIENS FILED (Section 5.27): Report
     any liens filed against the
     Missouri Properties and the amounts
     claimed in such liens.                     $___________

                             IV.

     AZTAR CONSOLIDATION AFFIRMATIVE FINANCIAL COVENANTS
     ---------------------------------------------------

A.   AZTAR CONSOLIDATION TANGIBLE NET
     WORTH (Section 6.01): Set forth the
     amount of Tangible Net Worth (to be
     calculated as of the end of each
     Fiscal Year).                              $___________

B.   AZTAR OPERATING TIMES FIXED CHARGE
     COVERAGE RATIO (Section 6.02): To
     be calculated on a cumulative basis
     with respect to the Fiscal Quarter
     under review and the previous three
     (3) consecutive Fiscal Quarters:

     Pre-tax Net Profit                         $___________

     Plus depreciation and amortization
     expense                                 +  $___________

     Plus interest expense                   +  $___________

     Plus net rent expense                   +  $___________

     Minus interest income                   -  $___________

     Total                                      $___________

        Divided by

     Sum of the principal payments
     required to be made on long term
     debt during the Fiscal Quarter
     under review and the previous three
     (3) Fiscal Quarters (excluding the
     balloon payment by Aztar Mortgage
     Funding due September 15, 1996)            $___________

     Plus interest expense                   +  $___________

     Plus net rent expense                   -  $___________

     Minus interest income                   -  $___________

     Total                                      $___________

     Aztar Operating Times Fixed Charge
     Coverage Ratio                                  :1
                                                 -----------

C.   AZTAR DISTRIBUTION TIMES FIXED
     CHARGE COVERAGE RATIO (Section
     6.03): To be calculated on a
     cumulative basis with respect to
     the Fiscal Quarter under review and
     the previous three (3) consecutive
     Fiscal Quarters:

     Pre-Tax Net Profit                         $___________

     Plus depreciation and amortization
     expense                                 +  $___________

     Plus interest expense                   +  $___________

     Plus net rent expense                   +  $___________

     Minus interest income                   -  $___________

     Total                                      $___________

       Divided by                               $___________

     Sum of the principal payments
     required to be made on long term
     debt during the Fiscal Quarter
     under review and the previous three
     (3) Fiscal Quarters (excluding the
     balloon payment by Aztar Mortgage
     Funding due September 15, 1996)            $___________
     Plus interest expense

     Plus net rent expense                   +  $___________

     Minus interest income                   -  $___________

     Plus dividends                          +  $___________

     Plus Capital Expenditures
     (excluding: (i) the financed
     portion of Capital Expenditures,
     (ii) purchase of the general or
     limited partnership interests in
     AGP or AGP's right, title and
     interest in the Trop World Hotel
     and Casino in Atlantic City, New
     Jersey and related land and
     improvements, and (iii) the
     "Expansion and Remodeling Project",
     as defined in the C/T Loan
     Agreement).                             +  $___________

     Total                                      $___________

     Aztar Distribution Times Fixed
     Charge Coverage Ratio                           :1
                                                 ___________

                             V.

 AZTAR CONSOLIDATION/GUARANTOR NEGATIVE FINANCIAL COVENANTS
 ----------------------------------------------------------
A.   AZTAR CONSOLIDATION'S NON-PAYMENT
     OF OTHER INDEBTEDNESS FOR BORROWED
     MONEY (Section 6.09): State whether
     or not to your knowledge there are
     any matters to which Lenders should
     be advised under Section 6.09.  If
     so, attach a detailed summary of
     such matters.

B.   ERISA (Section 6.10): State whether
     or not to your knowledge there are
     any matters to which Lenders should
     be advised under Section 6.10.  If
     so, attach a detailed summary of
     such matters.

C.   STOCK TRANSFER PROHIBITION (Section
     6.11): Describe any stock
     transfer(s) made by Guarantor not
     permitted under Section 6.11.

                             VI.

         BORROWER'S AFFIRMATIVE FINANCIAL COVENANTS
         ------------------------------------------

A.   REI OPERATING TIMES FIXED CHARGE
     COVERAGE RATIO (Section 6.07): To
     be calculated on a cumulative basis
     with respect to the Fiscal Quarter
     under review and the previous three
     (3) consecutive Fiscal Quarters

     Pre-tax Net Profit                         $___________

     Plus depreciation and amortization
     expense                                 +  $___________

     Plus interest expense                   +  $___________

     Plus net rent expense                   +  $___________

     Minus interest income                   -  $___________

     Total                                      $___________

       Divided by

     Sum of principal payments required
     to be made on long term debt during
     the Fiscal Quarter under review and
     the previous three (3) Fiscal
     Quarters                                   $___________

     Plus interest expense                   +  $___________

     Plus net rent expense                   +  $___________

     Minus interest income                   -  $___________

     Total                                      $___________

     REI Operating Times Fixed Charge
     Coverage Ratio                                  :1
                                                 -----------
B.   CAPITAL EXPENDITURE REQUIREMENT
     (Section 5.06): Set forth the
     amounts expended on Capital
     Expenditures for the period under
     review                                     $___________

                            VII.

           BORROWER'S NEGATIVE FINANCIAL COVENANTS
           ---------------------------------------
A.   LIMITATION ON CONSOLIDATED TAX
     LIABILITY (Section 6.12): State
     whether or not to your knowledge
     there are any matters to which
     Lenders should be advised under
     Section 6.12.  If so, attach a
     detailed summary of such matters.

B.   MARGIN REGULATIONS (Section 6.13):
     Set forth the amount of proceeds of
     the Credit Facilities used by the
     Borrower to purchase or carry any
     Margin Stock or to extend credit to
     others for the purpose of
     purchasing or carrying any Margin
     Stock in violation of Section 6.13.        $___________

C.   RESTRICTIONS ON EQUIPMENT LEASE
     Obligations (Section 6.14): Describe
     and set forth the amounts of any
     Equipment Lease or purchase money
     obligations which are not permitted
     under Section 6.14.                        $___________

D.   CAPITAL EXPENDITURE LIMITATION
     (Section 6.15): Describe and set
     forth the amounts of any Capital
     Expenditures not permitted by
     Section 6.15.                              $___________

E.   SECONDARY LIENS (Section 6.17):
     Describe any secondary liens which
     are not permitted by Section 6.17.

                            VIII.

                 PERFORMANCE OF OBLIGATIONS
                 --------------------------

     A review of the activities of Borrower and Guarantor during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period Borrower and Guarantor performed and observed all of their obligations under the A/R Loan Documents. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate there is no Default or Event of Default has occurred or is continuing.

     DATED this ____ day of _____________, 199__.

                               ____________________________


                               By__________________________

                               Title_______________________

                          EXHIBIT Q

             CERTIFICATE AND ACKNOWLEDGEMENT OF
             ----------------------------------
     TERMINATION OF SYNDICATION INTEREST IN RLC FACILITY
     ---------------------------------------------------

          THIS CERTIFICATE AND ACKNOWLEDGEMENT OF TERMINATION OF SYNDICATION INTEREST IN RLC FACILITY ("Termination Certificate") is made this _____ day of ____________, 19___, by and among RAMADA EXPRESS, INC., a Nevada corporation ("Borrower"), AZTAR CORPORATION, a Delaware corporation ("Guarantor"), FIRST INTERSTATE BANK OF NEVADA, N.A. ("Agent Bank"), [INSERT NAMES OF APPROVING RLC LENDERS] ("Approving RLC Lenders") and [INSERT NAMES OF DISAPPROVING RLC LENDERS] ("Disapproving RLC Lenders").

                      R E C I T A L S:

          WHEREAS:

          A. Borrower, Guarantor and Lenders as described and defined in the Credit Agreement and Agent Bank, as administrative and collateral agent for the Lenders entered into a First Amended and Restated Credit Agreement under date of ___________, 1993, (together with any Additional Funding Addendum, Syndication Adjustment Addendum and all amendments, supplements and modifications, if any, from time to time made thereto, the "Credit Agreement"). In this Termination Certificate all capitalized words and terms not otherwise herein defined shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement.

          B. The Credit Facilities consist of the RLC Facility and NRL Facility. The RLC Facility is evidenced by the RLC Note in the maximum principal amount of Fifty Million Dollars ($50,000,000.00). The NRL Facility is evidenced by the NRL Note in the maximum principal amount of Twenty-Five Million Dollars ($25,000,000.00).

          C. The RLC Lenders presently consist of the Approving RLC Lenders and the Disapproving RLC Lenders.

          D.   Pursuant to Section 2.05a of the Credit
Agreement, Borrower has requested that the RLC Facility be extended for a one (1) year period pursuant to the RLC Extension Request dated ___________. Disapproving RLC Lenders have delivered their written disapproval of the RLC Extension Request to Agent Bank under the terms of which each of the Disapproving RLC Lenders have rejected the requested extension. On ______________, 19__, Borrower delivered its written election to proceed with the RLC Extension Request and pursuant to Section 2.05d Borrower shall on or before June 30, 19___ (the "Termination Effective Date") fully pay all principal and interest owing to the Disapproving RLC Lenders under the terms of the RLC Facility.

          E. The parties hereto desire to execute this Termination Certificate for the purposes set forth in
Section 2.05d of the Credit Agreement, including without limitation, evidencing that the RLC Facility shall be terminated as to each Disapproving RLC Lender as of the Termination Effective Date and that as of the Termination Effective Date each of the Disapproving RLC Lenders shall owe no further duty or obligation or be entitled to any further rights or interest as an RLC Lender under the RLC Facility, other than with respect to the indemnity provisions set forth in the Credit Agreement and in the Environmental Certificate which survive full payment of the Credit Facilities.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged and pursuant to and in furtherance of the provisions contained in
Section 2.05d of the Credit Agreement, the parties hereto do agree as follows:

          1. On or before the Termination Effective Date, the entire outstanding principal amount owing to each of the Disapproving RLC Lenders under the RLC Note, together with all accrued interest thereon and all charges accruing in connection therewith shall be paid in full and all obligations of Borrower and Guarantor to each of the Disapproving RLC Lenders under the RLC Facility shall be fully satisfied, other than with respect to the indemnity provisions set forth in the Credit Agreement and in the Environmental Certificate which survive full payment of the Credit Facilities.

          2. Upon receipt of full payment as provided hereinabove, the respective Syndication Interests of each of the Disapproving RLC Lenders in and to the RLC Note and RLC Facility shall be and are as of the Termination Effective Date hereby terminated and canceled. As of the Termination Effective Date, all obligations of Disapproving RLC Lenders under the RLC Facility and the A/R Loan Documents shall be and are hereby terminated and canceled, including, without limitation, any and all obligations and commitments to advance funds and make any further Borrowings under the RLC Facility whether as disbursements of principal, or otherwise, including, without limitation, all obligations to advance Borrowings in connection with Letters of Credit pursuant to
Article II B of the Credit Agreement. As of the Termination Effective Date, the Disapproving RLC Lenders and Borrower and Guarantor shall and do hereby mutually release each other from any further liability or obligation with respect to the RLC Facility, other than with respect to the indemnity provisions set forth in the Credit Agreement and in the Environmental Certificate which survive full payment of the Credit Facilities.

          3. Nothing herein contained shall be deemed to modify or amend the respective Syndication Interests of the Disapproving RLC Lenders in the NRL Facility, which
Syndication Interests shall continue in full force and effect without regard to this Termination Certificate.

          4. The Maximum Principal Balance of the RLC Facility shall, as of the Termination Effective Date, be reduced by the commitment amounts of the respective Syndication Interests of the Disapproving RLC Lenders and the proportionate percentage of Syndication Interests of the Approving RLC Lenders in the RLC Facility shall be adjusted accordingly by the execution of a Syndication Adjustment Addendum concurrently herewith among Borrower, Guarantor, Agent Bank and Approving RLC Lenders.

          5. This Termination Certificate may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

          WHEREFORE, the parties have executed this Termination Certificate as of the day and year first above written.

BORROWER:                        APPROVING RLC LENDERS:

RAMADA EXPRESS, INC.,            FIRST INTERSTATE BANK
a Nevada corporation             OF NEVADA, N.A.,
                                 Agent Bank and Approving
                                 RLC Lender
By__________________________

Title_______________________     By__________________________

GUARANTOR:                       Title_______________________

AZTAR CORPORATION,               [NAME OF BANK]
a Delaware corporation
                                 By__________________________
By__________________________
                                 Title_______________________
Title_______________________
                                 [NAME OF BANK]


                                 By__________________________

                                 Title_______________________


                                 DISAPPROVING RLC LENDERS:

                                 [NAME OF BANK]


                                 By__________________________

                                 Title_______________________

                                 [NAME OF BANK]


                                 By__________________________

                                 Title_______________________

                            EXHIBIT R

                     LITIGATION CERTIFICATE


1.   AMELIA ASSOCIATES V. ATLANTIC-DEAUVILLE, INC., PERINI
     CORPORATION AND AZTAR CORPORATION - SUPERIOR COURT OF NEW
     JERSEY, LAW DIVISION, ATLANTIC COUNTY - DOCKET NO.:
     ATL-L-005499-90.

     Plaintiff filed a Complaint on October 9, 1990, alleging the right to recover liquidated damages due to an alleged obstruction of an alley. Adamar has not been made a party to this litigation and, as such, extensive disclosure of this matter herein cannot be made. Aztar and Atlantic Deauville, Inc.'s motion for summary judgment was granted on May 1, 1992. The Appellate Division reversed and remanded the matter to the trial court. Trial is scheduled for January 25, 1994.

     [Note:  alleged damages approximately $915,000].